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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Ameriprise Financial, Inc.
(Name of Registrant as Specified In Its Charter)

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March 15, 2019

Dear Fellow Shareholders:

You are cordially invited to join us for our 2019 annual meeting of Shareholders, which will be held on Wednesday, April 24, 2019, at 11:00 a.m. Central time at the Ameriprise Financial Center at 707 Second Avenue South in Minneapolis, Minnesota 55474. Holders of record of our common stock as of the close of business on February 28, 2019 are entitled to notice of and to vote at the meeting.

The Notice of Annual Meeting of Shareholders and the proxy statement that follow describe the business to be conducted at the meeting. We also will report on matters of current interest to our shareholders.

We hope you will be able to attend the meeting. Even if you plan to attend in person, please submit a proxy promptly to ensure that your shares are represented at the meeting. You may submit your proxy by telephone or by Internet as described in the following materials. If you request that proxy materials be mailed to you and you don't submit your proxy by telephone or by Internet, you must complete and sign the proxy card enclosed with those materials and return it in the envelope provided. If you decide to change or revoke your proxy, you may do so by voting in person at the meeting or by submitting a timely later-dated proxy or a written revocation to our corporate secretary.

To be admitted to the annual meeting as a shareholder, you must bring an admission ticket, as explained on page 82 of the proxy statement.

We look forward to seeing you at the annual meeting and discussing the business of your Company with you.

Very truly yours,

JAMES M. CRACCHIOLO
 Chairman and Chief Executive Officer

Please join us for
our Annual Meeting
of Shareholders
April 24, 2019

Ameriprise Financial, Inc.
707 Second Avenue South
Minneapolis, Minnesota 55474

Notice of Annual Meeting of Shareholders

Date	Items of Business
Wednesday April 24, 2019 11:00 a.m. Central time	To elect the eight director nominees named in the proxy statement

Place	To approve the compensation of the named executive officers by a nonbinding advisory vote

Ameriprise Financial Center Market Garden — Skyway Level 707 Second Avenue South Minneapolis, Minnesota 55474	To ratify the Audit Committee's selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2019

Record Date	To transact such other business that may properly come before the meeting or any adjournment of the meeting
You can vote if you are a shareholder of record as of the close of business on February 28, 2019.

THOMAS R. MOORE
Vice President, Corporate Secretary and Chief Governance Officer

March 15, 2019

Corporate Governance Highlights

Our Board and its Nominating and Governance Committee remain focused on corporate governance issues of interest to our shareholders

•
Declassified board – all directors are elected annually

•
All of our directors are independent, except for our present chairman

•
Two of our eight incumbent directors are women

•
Since 2014, four new directors have joined our board

•
Majority voting in uncontested elections, with a mandatory resignation required for any director who received less than a majority of the votes cast

•
Adopted proxy access in 2018

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No supermajority voting rights

•
Independent directors regularly meet without management

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Expanded proxy statement disclosure of the Audit Committee's oversight of our independent auditor

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Statement of principles governing corporate political spending and annual report of corporate political spending available online

•
Directors, officers, and employees prohibited from hedging against a decline in the value of our stock in any way

Summary of Voting Matters and Board Recommendations

Item		Board's Voting Recommendation	Page

	To elect the eight director nominees named in the proxy statement	For	28

	To approve the compensation of the named executive officers by a nonbinding advisory vote • Only independent directors serve on the Compensation and Benefits Committee • The committee has retained the firm of Frederic W. Cook & Co., Inc. as its independent compensation consultant and confirms FW Cook's independence from management and reviews its performance annually	For	33

	To ratify the Audit Committee's selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2019 • Only independent directors serve on the Audit Committee • PricewaterhouseCoopers LLC has served continuously as the Company's external auditor since fiscal year 2011	For	34

Our Board recommends a "For" vote on each of the proposals to be presented by management at this year's annual meeting of shareholders (Items 1-3)

Our Director Nominees

Name	Age	Director Since	Current Occupation	Independent	Audit	Compensation and Benefits	Executive	Nominating and Governance
James M. Cracchiolo	60	2005	Chairman and Chief Executive Officer Ameriprise Financial, Inc.				C

Dianne Neal Blixt	59	2014	Former Executive Vice President and Chief Financial Officer Reynolds American Inc.	✓	M	M

Amy DiGeso	66	2014	Former Executive Vice President, Global Human Resources The Esteé Lauder Companies Inc.	✓		M		M

Lon R. Greenberg	68	2011	Chairman Emeritus and Former Chairman and Chief Executive Officer UGI Corporation	✓	M	M

Jeffrey Noddle	72	2005	Former Chairman SUPERVALU INC.	✓		C	M	M

Robert F. Sharpe, Jr.	67	2005	Former President of Commercial Foods and Chief Administrative Officer ConAgra Foods, Inc.	✓		M	M	C

W. Edward Walter III	63	2018	Global Chief Executive Officer and Director, Urban Land Institute	✓	M			M

Christopher J. Williams	61	2016	Chairman, Chief Executive Officer and Founder The Williams Capital Group, L.P.	✓	C		M

C = Chairman
 M = Member

Proxy Statement

General Information

We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors of Ameriprise Financial, Inc. for the 2019 annual meeting of shareholders and for any adjournment or postponement of the meeting. In this proxy statement, we may also refer to Ameriprise Financial, Inc. as "Ameriprise Financial," "Ameriprise," "the Company," "we," "our" or "us."

We are holding the 2019 annual meeting at 11:00 a.m. Central time, on Wednesday, April 24, 2019, at the Company's Minneapolis headquarters and invite you to attend in person. An admission ticket is required for the annual meeting. Please see additional information about how to attend the meeting on page 82. If you need special assistance at the meeting because of a disability, you may contact Thomas R. Moore, our Vice President, Corporate Secretary and Chief Governance Officer, by telephone at (612) 678-0106, by email at thomas.r.moore@ampf.com or by writing to him at 1098 Ameriprise Financial Center, Minneapolis, MN 55474. We have arranged for a live audio webcast of the 2019 annual meeting to be accessible to the general public on the Internet at ir.ameriprise.com.

We provide our shareholders with the choice of accessing the 2019 annual meeting proxy materials over the Internet, rather than receiving printed copies of those materials through the mail. In connection with this process, a Notice Regarding the Availability of Proxy Materials is being mailed to our shareholders who have not previously requested electronic access to our proxy materials or paper proxy materials. The notice contains instructions on how you may access and review our proxy materials on the Internet and how you may submit a proxy for your shares over the Internet. The notice will also tell you how to request our proxy materials in printed form or by email, at no charge. The notice contains a 12-digit control number that you will need to submit a proxy for your shares. Please keep the notice for your reference through the meeting date.

We anticipate that the Notice Regarding the Availability of Proxy Materials will be mailed to shareholders beginning on or about March 15, 2019.

Voting Information

Record Date

You may vote all shares that you owned as of February 28, 2019, which is the record date for the annual meeting. On February 28, 2019, we had 135,402,721 common shares outstanding at the close of business. Each common share is entitled to one vote on each matter properly brought before the meeting.

Ownership of Shares

You may own common shares in one of the following ways:

•
directly in your name as the shareholder of record, which includes restricted stock awards issued to employees under our long-term incentive plans;

•
indirectly through a broker, bank, trustee, or other holder of record in "street name"; or

•
indirectly in the Ameriprise Financial, Inc. Stock Fund of our 401(k) Plan.

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending a Notice Regarding the Availability of Proxy Materials directly to you. As the holder of record, you have the right to submit your proxy, by telephone, by the Internet or by mail (if you request to receive your proxy materials by mail), or to vote in person at the meeting. If you hold your shares in street name, your broker, bank, trustee, or other holder of record is sending a Notice Regarding the Availability of Proxy

Materials to you. As a holder in street name, you have the right to direct your broker, bank or other holder of record how to vote by submitting voting instructions in the manner directed by your bank, broker, trustee, or other holder of record.

Regardless of how you hold your shares, we invite you to attend the annual meeting. To attend the meeting, you must have been a shareholder at the close of business on the record date of February 28, 2019, and you will need to bring an admission ticket. If you are a shareholder who plans to send a proxy or qualified representative to represent you at the annual meeting, it is also important to note that under our amended and restated By-Laws, the following provisions apply: (i) no later than five business days prior to the annual meeting, a shareholder who has proposed business or made a nomination in accordance with the amended and restated By-Laws for consideration at the annual meeting must provide the full name(s) and current residential address of any person(s) authorized to act as a qualified representative for such shareholder in order for such qualified representative to gain admission to the annual meeting to present the proposed business or nomination on such shareholder's behalf; and (ii) no more than three persons who are authorized to act as proxy or a qualified representative for a shareholder may attend the annual meeting. You should review Article I, Section 1.10(c) of our By-Laws for additional information. We have posted our amended and restated By-Laws on our website on the Corporate Governance page atir.ameriprise.com.

How to Vote

The Notice Regarding the Availability of Proxy Materials that most of our shareholders will receive will have information about submitting your proxy online but is not permitted to include a telephonic voting number because that would enable a shareholder to vote without accessing the proxy materials online. The telephonic voting number will be on the website where the proxy materials can be found. For more information about submitting your proxy by telephone, please see the next two sections.

Your Vote is Important. We encourage you to submit your proxy promptly. Internet and telephone proxy submission is available through 11:59 p.m. Eastern time on Sunday, April 21, 2019, for shares held in the Ameriprise 401(k) plan and through 11:59 p.m. Eastern time on Tuesday, April 23, 2019, for all other shares. You may submit your proxy or vote in one of the following ways:

Submit Your Proxy by Telephone. You have the option to submit your proxy by telephone. In order to submit your proxy by telephone, please go to www.proxyvote.com and log in using the 12-digit control number provided on your Notice Regarding the Availability of Proxy Materials. You will be provided with a telephone number for submitting your proxy at that site. Alternatively, if you request paper copies of the proxy materials, your proxy card or voting instruction form will have a toll-free telephone number that you may use to submit your proxy.

When you submit your proxy by telephone, you will be required to enter your 12-digit control number, so please have it available when you call. You may submit your proxy by telephone 24 hours a day. The telephone proxy submission system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your voting instructions.

Submit Your Proxy by Internet. You may also submit your proxy by the Internet. The Notice Regarding the Availability of Proxy Materials indicates the website you may access for Internet proxy submission using the 12-digit control number included in the notice. You may submit your proxy by the Internet 24 hours a day. As with telephone proxy submission, you will be able to confirm that the system has properly recorded your voting instructions. If you hold your shares in street name, please follow the Internet proxy submission instructions in the Notice Regarding the Availability of Proxy Materials you receive from your bank, broker, trustee, or other record holder. You may incur telephone and Internet access charges if you submit your proxy by the Internet.

Submit Your Proxy by Mail. If you elect to receive your proxy materials by mail and you are a holder of record, you can submit your proxy by marking, dating, and signing your proxy card and returning it by mail in the postage-paid envelope provided to you. If you elect to receive your proxy materials by mail and you hold your shares in street name, you can submit your voting instructions by completing and mailing the voting instruction form provided by your bank, broker, trustee, or holder of record.

Vote at the Meeting. Submitting a proxy now will not limit your right to change your vote at the meeting if you attend in person. If you hold your shares in street name, you must obtain a proxy, executed in your favor, from the holder of record if you wish to vote your shares at the meeting in person. All shares for which proxies have been properly submitted and not revoked will be voted as you have directed at the meeting. If you sign and return your proxy card without voting instructions for a proposal, your shares will be voted as the Board of Directors recommends for that proposal.

Revocation of Proxies. You can revoke your proxy at any time before your shares are voted if you:

  (1)
  submit a written revocation to our corporate secretary at the meeting;

  (2)
  submit a timely later-dated proxy or voting instruction form if you hold shares in street name;

  (3)
  provide timely subsequent telephone or Internet voting instructions; or

  (4)
  vote in person at the meeting.

Shares Held Under the Ameriprise Financial 401(k) Plan

If you participate in the Ameriprise Financial 401(k) Plan and invest in the Ameriprise Financial, Inc. Stock Fund, your proxy card includes shares that the plan has credited to your account. To allow sufficient time for the plan trustee to vote, the trustee must receive your voting instructions by 11:59 p.m. Eastern time, on Sunday, April 21, 2019. If the plan trustee does not receive your instructions by that date, the trustee will vote your shares in the same proportion of votes that the trustee receives from other plan participants who did vote.

Confidential Voting

We maintain the confidentiality of the votes of individual shareholders. We do not disclose these votes to any member of management unless we must disclose them for legal reasons or in the event of a contested proxy solicitation. However, if a shareholder writes a comment on the proxy card, we will forward the comment to management. In reviewing the comment, management may learn how the shareholder voted. In addition, the Inspector of Elections and selected employees of our independent tabulating agent may have access to individual votes in the normal course of counting and verifying the vote.

Votes Required for Proposals			How We Count Votes
Item		To elect directors and adopt the other proposals, the following proportion of votes is required:	Routine/ Non-Routine	Treatment of Abstentions	Treatment of Broker Non-Votes

	To elect the eight director nominees named in the proxy statement	Under the majority voting standard, in an uncontested election, a nominee must receive a number of "For" votes that exceeds 50% of the votes cast (excluding abstentions)*	Non-routine	No effect; not included in numerator or denominator.	No effect; not included in numerator or denominator.

	To approve the compensation of the named executive officers by a nonbinding advisory vote	The affirmative vote of a majority of the votes cast	Non-routine	No effect; not included in numerator or denominator.	No effect; not included in numerator or denominator.

	To ratify the Audit Committee's selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2019	The affirmative vote of a majority of the votes cast	Routine	No effect; not included in numerator or denominator.	No effect; not included in numerator or denominator.

The Board of Directors recommends that you vote "FOR" each of the nominees in Item (1) and "FOR" Items (2) and (3). Properly submitted proxies will be voted "FOR" each such Item unless otherwise specified.

*
If an uncontested incumbent nominee for director does not receive an affirmative majority of "For" votes, he or she will be required to promptly tender his or her resignation to the Board. The independent Nominating and Governance Committee will then make a recommendation to the Board as to whether the tendered resignation should be accepted or rejected, or whether other action should be taken. The Board will publicly announce its decision regarding the tendered resignation and the rationale behind it within 90 days after the election results have been certified. The director who tendered the resignation will not be permitted to vote on the recommendation of the Nominating and Governance Committee or the Board's decision with respect to his or her tendered resignation.

Quorum and Required Vote

Quorum. We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the voting power of the shares entitled to vote at the meeting are either present in person or represented by proxy at the meeting.

Routine and Non-Routine Proposals. The rules of the New York Stock Exchange determine whether proposals presented at shareholder meetings are routine or non-routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without receiving voting instructions from the owner under certain circumstances. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the owner does not provide any voting instructions.

The rules of the New York Stock Exchange make all of the proposals to be considered at the annual meeting non-routine items except for the proposal to ratify the Audit Committee's selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2019. This means that brokers who do not receive voting instructions from their clients as to how to vote their shares for Items (1) and (2) can't exercise discretion to vote their clients' shares. Therefore, it is important that you instruct your broker as to how you wish to have your shares voted on these proposals, even if you wish to vote as recommended by the Board of Directors.

How We Count Votes. In determining whether we have a quorum for the annual meeting, we count abstentions and broker non-votes as present and entitled to vote. For your convenience, we have provided the chart above to show whether each item being voted on is routine or non-routine under the rules of the New York Stock Exchange. The chart also shows how abstentions and broker non-votes will be treated in determining the outcome of voting on each item.

Multiple Shareholders Sharing the Same Address

For those shareholders requesting paper proxy materials who share a single address and would like to receive only one annual report and proxy statement at that address, please contact our corporate secretary. This service, known as "householding," is designed to reduce our printing and postage costs. If after signing up for householding any shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she may contact our corporate secretary. The contact information for our corporate secretary is provided on page three under "General Information."

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies. Our directors, officers or employees may solicit proxies for us in person, or by telephone, facsimile or electronic transmission for no additional compensation. We have hired D.F. King & Co., Inc. to help us distribute and solicit proxies. We will pay D.F. King $20,000 plus expenses for these services.

Corporate Governance

This section highlights our corporate governance program. We provide details about these and other corporate governance policies and practices in other sections of the proxy statement and on our website on the Corporate Governance page at ir.ameriprise.com.

Requests for Copies of Materials

You may request copies of any of the documents referred to in this section of the proxy statement by calling Thomas R. Moore, our Vice President, Corporate Secretary and Chief Governance Officer, at (612) 678-0106. You may also write to him by email at thomas.r.moore@ampf.com or by mail at 1098 Ameriprise Financial Center, Minneapolis, MN 55474. We'll provide the copies at no cost to you.

Director Independence

Our Board, acting upon the recommendation of its Nominating and Governance Committee, has affirmatively determined that the following directors have no material relationship with the Company and are therefore independent under the corporate governance listing standards of the New York Stock Exchange: Dianne Neal Blixt, Amy DiGeso, Lon R. Greenberg, Jeffrey Noddle, Robert F. Sharpe, Jr., W. Edward Walter and Christopher J. Williams.

Our only non-independent director and the only Company officer serving on the Board is Mr. Cracchiolo, our chairman and chief executive officer.

Independence of Committee Members

As required by the rules of the New York Stock Exchange, only independent directors serve on these standing committees of the Board: Audit; Compensation and Benefits; and Nominating and Governance. Members of the Audit Committee also meet the independence standards of Rule 10A-3 of the Securities Exchange Act of 1934, as amended. Members of the Compensation and Benefits Committee also meet the independence standards for "outside directors" under Section 162(m) of the Internal Revenue Code of 1986, as amended, and are considered "non-employee directors" under Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

On the Board's Executive Committee, Mr. Cracchiolo serves as the committee's chairman and the chairmen of the three other standing committees serve as the Executive Committee's other members. The corporate governance rules of the New York Stock Exchange do not require that all members of the Executive Committee be independent directors.

Categorical Standards of Director Independence

Upon the recommendation of its Nominating and Governance Committee, the Board has approved categorical standards of director independence. These categorical standards: assist the Board in making its independence determinations; provide investors with an adequate means of assessing the quality of the Board's independence; and avoid the excessive disclosure of immaterial relationships. The Board's categorical standards of independence are posted on our website on the Corporate Governance page at ir.ameriprise.com. The categorical standards generally classify as "not material": relationships with our Company arising in the ordinary course of business; relationships with companies of which a director is a shareholder or partnerships of which a director is a partner; contributions made or pledged to charitable organizations with which a director has a relationship; certain familial relationships; and certain social and other relationships. In addition to the New York Stock Exchange's standard independence tests, the Nominating and Governance Committee applied the categorical standards of independence when making its recommendations regarding director independence to the Board of Directors. In making these independence recommendations, the Nominating and Governance Committee considered all relationships and transactions between the director and the Company as described in questionnaires completed by each director and in materials provided by management, which may include transactions discussed in this proxy statement and relationships not considered material under the categorical standards of independence approved by the Board.

Committee Charters

The Board's Audit, Compensation and Benefits, and Nominating and Governance Committees each operate under a written charter that is approved by the Board of Directors. Each committee charter satisfies the requirements of the New York Stock Exchange's corporate governance listing standards. Each committee reviews and reassesses the adequacy of its charter at least annually. Each committee will recommend any proposed changes to the Board of Directors for consideration and approval. The committee charters are posted on our website on the Corporate Governance page at ir.ameriprise.com and additional information about each committee is contained in the sections following this summary.

The Executive Committee also operates under a written charter that is approved by the Board of Directors. The Executive Committee's charter is posted on our website at the same location as the other committee charters.

Internal Audit Function

The Company has an internal audit function that is supervised by our general auditor. The Audit Committee reviews the appointment and replacement of the general auditor. The Audit Committee also annually reviews the performance and compensation of the general auditor. The general auditor reports regularly to the Audit Committee, including in executive sessions where he is the only officer present.

Audit Committee Financial Experts

The Board has determined that Ms. Blixt and Messrs. Greenberg and Williams are "audit committee financial experts" as defined by the Securities and Exchange Commission regulations and that they have accounting or related financial management expertise, as the Board interpreted such qualification in its business judgment. The Board has also determined that all Audit Committee members are financially literate, as that term is interpreted by the Board in its business judgment.

Executive Sessions of Independent Directors

The independent directors customarily meet in executive session without management present at each regularly scheduled meeting of the Board. The Board may decide, however, that such an executive session is not required at a particular Board meeting.

Presiding Director

The Company's Corporate Governance Guidelines provide that the then serving chairman of the Nominating and Governance Committee shall act as the Board's presiding director, with the following duties: preside over executive sessions of the non-management and independent directors; serve as the principal liaison between the Board and the Company's chairman and chief executive officer on sensitive issues; and preside at meetings of the Board of Directors in the event of the chairman's unavailability.

Mr. Sharpe currently serves as the Board's presiding director.

Communications from Shareholders and Other Interested Parties

Shareholders and other interested parties may make their concerns known to the independent directors by communicating directly with the presiding director or another director via the Company's corporate secretary. You can find more information about how to communicate with our independent directors on page 14 of this proxy statement, under the caption "Communicating with Directors."

Our Board's Leadership Structure

Our Board of Directors determines which leadership structure best serves its needs and those of our shareholders. Currently, Mr. Cracchiolo serves as both the chairman of the Board of Directors and the chief executive officer of the Company. Mr. Sharpe, the chairman of the Board's Nominating and Governance Committee, currently serves as the Board's presiding director.

The Board believes that Mr. Cracchiolo's service as both chairman and chief executive officer has the following advantages for the Company given the specific characteristics or circumstances of the Company: Mr. Cracchiolo provides proven leadership ability, strong communication skills, and a deep understanding of the Company, the financial services industry, and the Company's long-term strategic direction. The chairman is often required to speak on behalf of the entire Board to shareholders, regulators, and other stakeholders and therefore must engender the trust and respect of the entire Board. As the leader of the Board, Mr. Cracchiolo must also be able to maintain an atmosphere of collegiality, encourage open and vigorous discussion and debate during Board meetings, and promote fairness in considering the views and opinions of all directors.

Recognizing that the Company's or the Board's circumstances may change, the Board has no policy with respect to the separation of the roles of the chairman and chief executive officer. As stated in our Corporate Governance Guidelines, "The Board believes that this issue is part of the succession planning process, which is overseen by the Compensation and Benefits Committee, and that it is in the best interests of the Company to make a determination when it elects a new chief executive officer."

The Board recognizes that the Company's and Board's circumstances may change in the context of CEO succession planning and that having a separate chairman and CEO is an option that the Board will consider carefully in those circumstances.

The role of the Board's presiding director is an important part of the Board's leadership structure. At other companies, this role may be called a "lead director." Our Corporate Governance Guidelines assign the following duties to the presiding director: preside over executive sessions of non-management and independent directors; serve as principal liaison between the Board and the chairman and chief executive officer on sensitive issues; and preside at meetings of the Board of Directors in the event of the chairman's unavailability.

In addition to the presiding director, our Board has adopted a number of procedures and policies designed to preserve the effectiveness of the independent directors and the transparency of Board operations. For example, each Board agenda includes an executive session of the independent directors, although those directors may decide that one is not needed. Any director is free to suggest agenda items, to request additional time for an agenda topic, or to request information from management. The independent directors also have regular access to members of management other than the chief executive officer. In advance of each regular Board meeting, the corporate secretary asks the independent directors to submit any questions or topics that they would like the chairman and chief executive officer to address at the meeting.

Our Board's Role in Risk Oversight

It is the job of our chief executive officer, chief financial officer, general counsel, and other members of our senior management to identify, assess, and manage our exposure to risk. Our Board plays an important role in overseeing management's performance of these functions. The Board of Directors has approved the charter of its Audit Committee, which lists the primary responsibilities of the Audit Committee. Those responsibilities require the Audit Committee to discuss with management, the general auditor, and the independent auditors the Company's enterprise-wide risk assessment and risk management processes, including major risk exposures, risk mitigants, and the design and effectiveness of the Company's processes and controls to prevent and detect fraudulent activity. Some aspect of risk management and oversight is discussed at virtually every Audit Committee meeting. The Audit Committee's charter is posted on our website on the Corporate Governance page at ir.ameriprise.com.

As a diversified financial services company, our business is subject to a number of risks and uncertainties, which are described in detail in our Form 10-K for the year ended December 31, 2018, which is included as part of our 2018 Annual Report to Shareholders. The Audit Committee and the Board as a whole receive regular reports from management and our independent auditors on prevailing material risks and the actions being taken to mitigate them. Management also reports to the Audit Committee and the Board on steps being taken to enhance our risk management processes and controls in light of evolving market, business, regulatory, and other conditions. Because four of our seven independent directors serve on the Audit Committee, a significant portion of the independent directors is closely and regularly involved in the risk oversight function.

Directors who do not serve on the Audit Committee have access to the committee's meeting materials, including draft minutes for each Audit Committee meeting. The chairman of the Audit Committee reports to the entire Board on the Audit Committee's activities and decisions. In addition, each presentation to the Audit Committee or the Board on any significant matter is preceded by an executive summary that includes a section devoted to risk management issues. This section is intended to focus the attention of the Audit Committee and the Board on key risk topics and management's related risk management strategies and processes. As part of its ongoing responsibilities, the Audit Committee reviews and assesses the quality and clarity of the risk management information provided to it and, if necessary, makes recommendations to management for improving this information reporting.

Because we are in a highly regulated industry, the Audit Committee and the Board receive regular reports of examination from our regulators. In part, these reports address risk management topics and, as needed, the Audit Committee and the Board will respond in writing to risk management or other issues raised in the reports. In order to confirm that it is receiving candid and complete information on risk management and other topics, the Audit Committee holds regular separate executive sessions with members of executive management, our independent auditors, and our general auditor.

The Board and the Audit Committee also play a role in the oversight of our cybersecurity risk management program. Our Executive Vice President- Technology and Chief Information Officer, our Chief Information Security Officer and other officers regularly review with our Board and the Audit Committee the cyber threat landscape; the design, effectiveness and ongoing enhancement of our capabilities to monitor, prevent and respond to cyber threats and events; and any incidents which merit discussion.

The Audit Committee also reviewed our identity theft prevention program and discussed, among other topics: mandatory training on fraud prevention to required staff; identity theft experience and trends; the effectiveness of existing controls and planned enhancements to those controls; and key areas of focus for the identity theft program during 2018.

In response to emerging best practices and regulatory guidelines, the Audit Committee and the Compensation and Benefits Committee also have received reports on risks related to our incentive compensation plans across the Company. The committees will continue to receive such reports as needed. These plans cover officers and employees who are not executive officers. We discuss this subject in more detail in the section of the Compensation Discussion and Analysis captioned "Risk and Incentive Compensation" beginning on page 59.

In the preceding section of the proxy statement, we explained our Board's leadership structure. Our chairman and chief executive officer is ultimately responsible for the effectiveness of the Company's risk management processes and is an integral part of our day-to-day risk management processes. He also attends each Audit Committee meeting, except in extraordinary circumstances unrelated to that meeting's agenda. As a result, his ability to lead our enterprise risk management program and to assist in the Board's oversight of that program improves the effectiveness of both the Board's leadership structure and its oversight of risk.

Our Board's Role in Strategic Planning

Ameriprise has a strategic Long-Range Plan that guides how we lead the Company to maximize long-term shareholder value creation, deliver competitively differentiated value to our clients, and attract and retain talent. Each year, our executive team revisits and updates that plan as appropriate to address changes in the external and competitive environment, as well as internal capabilities. Our Board of Directors plays an important role in our strategic planning process as well. Each year, we hold detailed discussions with the Board on the Long-Range Plan at our annual long-range planning offsite meeting, as well as throughout the year as appropriate.

Our long-range strategy is to advise, manage, and protect assets and income for retail, high net worth, and institutional clients. By fulfilling our strategy, we believe that we are not only creating long-term value for our shareholders, but also enabling our clients and their families to achieve their financial goals, including a confident retirement.

In addition, the Long-Range Plan guides the development of our annual operating plan and budgets. Throughout the year, management and the Board hold regular discussion on the business performance and progress on the annual plan and what we are looking to accomplish in the context of our Long-Range Plan. Corporate and individual performance goals and metrics are defined and used to inform and determine executive long-term incentive awards by the Compensation and Benefits Committee, as explained in detail beginning on page 45 of this proxy statement.

Consideration of Director Candidates Recommended by Shareholders

The Nominating and Governance Committee will consider director candidates recommended by shareholders, provided that the requirements explained on page 18 under the caption "Director Nomination Process" are satisfied.

Annual Performance Evaluation Process for the Board and its Committees

The Nominating and Governance Committee oversees an annual performance evaluation process for the Board of Directors and the Audit, Compensation and Benefits, and Nominating and Governance Committees. The process is intended to determine whether the Board and its committees are functioning effectively.

Corporate Governance Guidelines

The Board of Directors has approved Corporate Governance Guidelines. Among other topics, the Corporate Governance Guidelines address: director qualification standards; director responsibilities; director access to management and, as necessary and appropriate, independent advisors; director compensation; director orientation and continuing education; management succession; and the annual performance evaluation of the Board and its committees. The Corporate Governance Guidelines are posted on our website on the Corporate Governance page at ir.ameriprise.com.

Codes of Conduct

We have adopted a Global Code of Conduct to guide ethical business behavior and decision-making. The Code applies to all of our officers, employees, financial advisors, and their employees, and individuals conducting business on behalf of us and our subsidiaries. Following our Global Code of Conduct and all applicable laws, regulations, and Company policies is a condition of employment or association with the Company, except as otherwise provided by the laws of a foreign jurisdiction.

The Board of Directors has adopted a Code of Business Conduct for Members of the Board of Directors of Ameriprise Financial, Inc. This Code is intended to focus each director on areas of potential conflicts of interest and provide guidance relating to the recognition and handling of ethical issues. The Code also provides mechanisms to report potential conflicts of interest or unethical conduct and is intended to foster a culture of openness and accountability.

Both of these Codes are posted on our website on the Corporate Governance page at ir.ameriprise.com.

Director Attendance at Annual Meeting of Shareholders

Our Corporate Governance Guidelines state that directors are expected to attend the annual meeting of shareholders. The corporate secretary reminds each director of this policy in writing in advance of each annual meeting of shareholders. At our 2018 annual meeting of shareholders, all directors then serving were in attendance.

Majority Voting for Directors

Our By-Laws provide for majority voting for directors in uncontested elections. The plurality standard will be used in the case of contested elections. We anticipate that the election of directors to be held at the meeting will be uncontested, and therefore the majority voting standard will apply. We have provided additional information about the By-Law provisions governing majority voting for directors beginning on page six of this proxy statement, in the table titled "Votes Required for Proposals."

Director Qualifications and Board Policies

The Board of Directors has determined that directors should be persons who have achieved prominence in their field and who possess significant experience in areas of importance to the Company, such as general management, finance, marketing, technology, law, business or public sector activities.

Directors should possess integrity, energy, forthrightness, analytical skills and the commitment to devote the necessary time and attention to the Company's affairs. Directors should possess a willingness to challenge and stimulate management and the ability to work as part of a team in an environment of trust.

The Nominating and Governance Committee will consider whether the candidate has served as the chief executive officer, chief financial officer or other executive officer of a public company with significant policy-making or operational responsibility. The committee also evaluates a candidate's manifest potential to significantly enhance the effectiveness of the Board and its committees. Experience in an area that is directly relevant to one or more of our business segments is also an important consideration.

The committee considers these specific qualities or skills as being necessary for one or more directors to possess:

•
A majority of directors must satisfy the independence standards established by the New York Stock Exchange;

•
Enough independent directors must be financially literate and have accounting or related financial management expertise so that the current and anticipated membership needs of the Audit Committee can be satisfied;

•
Directors are expected to possess the skills, experience, and professional background necessary to gain a sound understanding of our strategic vision, mix of businesses, and approach to regulatory relations and enterprise risk management; and

•
The Board as a whole must possess a mix and breadth of qualities, skills, and experience that will enable it and its committees to promote the best interests of the Company and its shareholders and to address effectively the risk factors to which the Company is subject.

Independent directors have access to individual members of management or to our employees on a confidential basis. Directors are authorized to conduct independent investigations and to hire outside consultants or experts at our expense. Directors also have access to our records and files, and directors may contact other directors without informing our management of the purpose or even the fact of such contact.

We believe that each director should have a substantial personal investment in the Company. A personal holding of Company shares or deferred share units having a market value of five times the amount of the current annual cash retainer upon attainment is recommended for each director. A decrease in the price of a share of our common stock after a director has attained the required ownership threshold will not negate the director's satisfaction of this requirement. Directors are expected to attain this ownership threshold within five years of joining the Board. We disclose the dollar value of each outside director's equity holdings as of February 28, 2019, on page 21. All directors who have served on the Board for more than five years are in compliance with our ownership threshold.

Board Diversity

Our Board of Directors does not have a formal written policy with regard to the consideration of diversity in identifying director nominees. Our Corporate Governance Guidelines, however, require the Board's Nominating and Governance Committee to review the qualifications of the directors and the composition of the Board as a whole periodically. This assessment includes not only the independence of the directors, but also consideration of required minimum qualifications, diversity, age, skills, and experience in the context of the needs of the Board. Our Corporate Governance Guidelines provide that the Board will establish the number of directors based on the recommendations of its Nominating and Governance Committee, which will consider, among other factors: the Board's current and anticipated need for directors with specific qualities, skills, experience or backgrounds; the availability of highly qualified candidates; committee workloads and membership needs; and anticipated director retirements.

Whenever the Nominating and Governance Committee engages a search firm to identify potential director candidates, the committee instructs the firm that diversity considerations are highly important. Similarly, whenever the committee considers candidates identified by other directors or shareholders, the same considerations apply. Because our Board of Directors is relatively small, it may not always be possible to recruit a director who has the skills and experience needed by the Board at that time and who also enhances the diversity of the Board. Nevertheless, considerations of gender, racial, and ethnic diversity will continue to be important factors in identifying and recruiting new directors. The Board of Directors believes that maintaining and enhancing the Board's diversity are important corporate governance goals.

Communicating with Directors

The Board of Directors has provided a means by which shareholders or other interested parties may send communications to the Board or to individual members of the Board. Such communications, whether by letter, email or telephone, should be directed to the Company's corporate secretary, who will forward them to the intended recipients. However, unsolicited advertisements or invitations to conferences or promotional material, in the discretion of the Company's corporate secretary, may not be forwarded to the directors.

If a shareholder or other interested party wishes to communicate a concern to the chairman of the Audit Committee about our financial statements, accounting practices, internal controls or business ethics or corporate conduct, the concern should be submitted in writing to the chairman of the Audit Committee in care of our corporate secretary. If the concern relates to our executive compensation program, the concern should be submitted in writing to the chairman of the Compensation and Benefits Committee in care of our corporate secretary. If the concern relates to our governance practices, the concern should be submitted in writing to the chairman of the Nominating and Governance Committee in care of our corporate secretary. If the shareholder or other interested party is unsure as to which category his or her concern relates, he may communicate it to any one of the independent directors in care of our corporate secretary. The contact information for the Company's corporate secretary is provided on page three under "General Information."

Our "whistleblower" policy prohibits us or any of our employees from retaliating or taking any adverse action against anyone for raising a compliance or ethical concern in good faith. If a shareholder, employee or other interested party nonetheless prefers to raise his or her concern in a confidential or anonymous manner, the concern may be directed to our ethics hotline, at (800) 963-6395. This is a confidential, independent service that allows individuals to report compliance or ethical issues and concerns they may have concerning Ameriprise Financial. An ethics specialist will forward accounting and auditing issues to our general auditor and our general counsel, who will confirm that the matter is properly investigated and, if deemed appropriate, report the results to the Audit Committee.

Board and Committee Meetings

During 2018, the Board of Directors met six times. All of our directors attended 95% or more of the meetings of the Board and Board committees on which they served in 2018.

Membership on Board Committees

This table lists our four standing Board committees, the directors who currently serve on them, and the number of committee meetings held in 2018.

Audit	Compensation and Benefits	Executive	Nominating and Governance

Mr. Williams(1)	Mr. Noddle(2)	Mr. Cracchiolo(2)	Mr. Sharpe(3)

Ms. Blixt(4)	Ms. Blixt	Mr. Noddle	Ms. DiGeso

Mr. Greenberg(4)	Ms. DiGeso	Mr. Sharpe	Mr. Noddle

Mr. Walter(5)	Mr. Greenberg	Mr. Williams	Mr. Walter(5)

Mr. Sharpe

Number of meetings held in 2018

11	7	0	2

(1)
committee chairman and audit committee financial expert. Mr. Williams was appointed chairman of the Audit Committee effective as of April 25, 2018.
(2)
committee chairman
(3)
committee chairman and presiding director
(4)
audit committee financial expert
(5)
Mr. Walter was appointed as an Audit Committee member as of April 25, 2018, and a Nominating and Governance Committee member as of November 1, 2018.

Compensation and Benefits Committee

Under its written charter, the Compensation and Benefits Committee's primary purposes are to: establish the philosophy and objectives that will govern our compensation and benefits programs; oversee and approve the compensation and benefits paid to our chief executive officer and other executive officers; recommend for approval by the Board of Directors or the shareholders incentive and equity-based compensation plans; promote the clear and complete disclosure to shareholders of material information regarding the compensation and benefits of our chief executive officer, chief financial officer, and our highest paid executive officers; confirm that appropriate chief executive officer and management succession plans are in place and regularly reviewed and discussed by the Board. Members of the committee and senior management regularly engage with our institutional investors and value their feedback on all matters within the committee's authority. A copy of the committee's charter is posted on our website on the Corporate Governance page at ir.ameriprise.com.

The committee is also responsible for oversight of the incentive compensation plans throughout the Company, to the extent and in the manner set forth in relevant regulatory guidance or rules and for recommendations to the Board on matters related to nonbinding advisory votes of shareholders to approve the compensation of the named executive officers, submitted as Item 2 of this proxy statement.

Among other matters, the committee exercises ultimate authority with respect to: the compensation and benefits of our chief executive officer and other executive officers; the approval of grants and awards of equity-based and other incentive awards to our chief executive officer and other executive officers and to employees below the executive officer level; and the engagement, oversight, compensation, and termination of the committee's compensation consultant.

While the Compensation and Benefits Committee oversees our executive compensation program, the Nominating and Governance Committee has the authority to oversee the compensation and benefits of non-management directors and make recommendations on such matters to the Board of Directors for approval. We provide information about the compensation of our outside directors beginning on page 21.

The Compensation and Benefits Committee has the authority under its charter to: retain independent legal or other advisors; ask us to provide the committee with the support of one or more of our officers or employees to assist it in carrying out its duties; and request any of our officers or employees or those of our outside counsel or independent auditors to attend a meeting of the committee or to meet with any members of, or consultants to, the committee.

The committee has the authority to determine the appropriate amount of funding to be provided by us for the payment of the compensation of any compensation consultant or other advisor engaged by the committee and for the payment of any administrative expenses of the committee that are necessary or appropriate in carrying out its duties.

The committee has the authority to delegate its authority to one or more subcommittees, including to the committee chairman, who may act on behalf of the committee during the intervals between meetings.

Depending on the nature of the authority being delegated, a subcommittee may have to consist of a minimum of two members due to certain federal securities and tax law requirements.

The committee may also delegate its authority to one or more of our officers or employees to the extent permitted by federal securities and income tax laws, Delaware law, the rules of the New York Stock Exchange or applicable governing compensation plan documents.

The committee has delegated certain administrative authority to our chief human resources officer to promote the efficient and timely administration of our compensation and benefits plans.

The Role of Executive Officers. Our executive officers play the following roles in recommending the amount or form of executive compensation: preparing committee meeting materials related to the performance of the committee's duties, including total compensation tally sheets and other summaries of executive officers' total compensation; proposing the adoption of new or amended compensation or benefits plans; the chief executive officer will make recommendations to the committee for consideration regarding compensation actions for executive officers other than himself; our chief human resources officer will discuss survey and benchmarking data related to executive compensation and other topics of interest to the committee; and our chief financial officer will discuss and explain the setting and calculation of financial performance goals for certain executive compensation plans. No executive officer has the authority to approve his or her compensation or to make equity-based grants to himself or herself, or to any other executive officer.

The Committee's Independent Compensation Consultant. The Compensation and Benefits Committee currently uses the firm of Frederic W. Cook & Co., Inc. ("FW Cook") as its independent compensation consultant. The committee maintains a Compensation Adviser Policy, which addresses the following topics: the relationship between the committee and its compensation advisers; the criteria that the committee uses to select its consultant; the consultant's duties; how the committee evaluates its compensation consultant; the factors that the committee will apply in determining whether its consultant is independent of the Company's management; and the related disclosure to be provided to our shareholders. We have posted the committee's Compensation Adviser Policy on our website on the Corporate Governance page at ir.ameriprise.com. You can request a copy of the Compensation Adviser Policy by writing to Thomas R. Moore, Vice President, Corporate Secretary and Chief Governance Officer, 1098 Ameriprise Financial

Center, Minneapolis, MN 55474. You may also email him at thomas.r.moore@ampf.com. He will send you a copy of the policy without charge.

Under the committee's charter, the engagement letter between FW Cook and the committee, and the Compensation Adviser Policy, the committee is responsible for the appointment, oversight, amount of compensation, evaluation, retention, and termination of its compensation consultant. FW Cook works for and reports directly to the committee, not the Company's management, with respect to executive compensation matters. The committee recognizes that its consultant will necessarily work with representatives of management on executive compensation and other matters within the scope of the committee's responsibilities. When doing so, however, FW Cook will act as the committee's representative and solely on the committee's behalf.

In its capacity as the committee's consultant, FW Cook provided the following services, among others: advice and guidance with respect to trends and issues related to executive compensation; assisting the committee in benchmarking competitive compensation, including the composition of a peer group to be used as a market check or reference point in reviewing proxy compensation data; assisting the committee in developing an executive compensation philosophy and program suited to our business strategy and goals; and preparing reports and analyses for the committee's meeting materials. One or more representatives of FW Cook attend committee meetings as needed.

At a committee meeting held on February 26, 2019, the committee confirmed that FW Cook continues to be independent of the Company's management, in light of the independence standards established in the committee's Compensation Adviser Policy. Before reaffirming FW Cook's continued independence, the committee considered any other factors it deemed relevant and the following six specific factors contained in a Securities and Exchange Commission rule and the related New York Stock Exchange corporate governance listing standards: the provision of other services to Ameriprise by FW Cook; the amount of fees received during 2018 from Ameriprise by FW Cook as a percentage of FW Cook's 2018 total revenue; FW Cook's policies and procedures designed to prevent conflicts of interest; any business or personal relationship between a member of the FW Cook engagement team with a member of the committee; any Ameriprise Financial stock owned by FW Cook or by any member of its Ameriprise consulting team or their immediate family members; and any business or personal relationship of FW Cook or any other employee of FW Cook with an executive officer of Ameriprise Financial. Based on this review and FW Cook's responses, the committee determined that no conflict of interest exists that would preclude FW Cook from independently representing the committee.

At its meeting held on February 26, 2019, the committee also reviewed and discussed FW Cook's performance in executive session, without representatives of FW Cook present.

Finally, the committee reviewed written independence statements submitted by two law firms retained by management with respect to matters considered by the committee.

Reporting to the Board. The committee chairman reports to the entire Board regarding each committee meeting. When appropriate these reports and related discussion are conducted in executive session, without management present. Before the committee takes final action with respect to compensation actions affecting the chief executive officer, it first discusses its proposed actions with the other independent directors, without management present.

Management discusses the proposed agenda for each committee meeting with the committee chairman in advance and it is reviewed with the other committee members in advance as well. The committee has adopted a policy of including an executive session on the agenda of each committee meeting. The committee members may decide, however, that an executive session is unnecessary at a particular meeting. This executive session is held without management present. The committee chairman has the authority to add or delete items from any proposed agenda, and to call special meetings of the committee at any time.

Compensation Committee Interlocks and Insider Participation. The Compensation and Benefits Committee members include Dianne Neal Blixt, Amy DiGeso, Lon R. Greenberg, Jeffrey Noddle, chairman, and Robert F. Sharpe, Jr. None of the members is a former or current officer or employee of the Company or any of its subsidiaries, or is an executive officer of another company where an executive officer of Ameriprise Financial is a director.

Nominating and Governance Committee

The Nominating and Governance Committee operates under a written charter that is posted on our website on the Corporate Governance page at ir.ameriprise.com. The committee's purposes are to: assume a leadership role in shaping the corporate governance of the Company; promote the effective functioning of the Board and its committees; advance the best interests of the Company and its shareholders through the implementation, oversight, and disclosure of sound corporate governance guidelines and practices; periodically review the compensation of outside directors and recommend changes to the Board for approval; and promote the clear and complete disclosure to shareholders of material information regarding the compensation and benefits of the Company's outside directors.

In 2017, the committee's charter, with the Board's approval, was revised to include oversight of the Company's Corporate Social Responsibility program. A copy of the 2018 Responsible Business Report is posted on the Responsible Business page of the Company's website at ameriprise.com. The committee's charter also includes oversight responsibility for corporate political spending and a Statement of Principles Governing Corporate Political Spending, approved by the Board based on the committee's recommendation, governs those contributions and expenditures, if any, made at the direction of the Company's officers with corporate funds. It is posted on the Corporate Governance page of our website at ir.ameriprise.com along with the Company's annual corporate political spending report.

In 2019, as a result of discussions with shareholders represented by Investor Voice, working on behalf of Newground Social Investment, and in light of emerging corporate governance trends, the Board approved an amended and restated Nominating and Governance Committee charter and an amended and restated Statement of Principles Governing Corporate Political Spending in order to enhance Board and management oversight of the Company's trade association memberships and its dues payments to those trade associations. Copies of both documents are posted on our website at the Corporate Governance page at ir.ameriprise.com.

The committee has adopted a policy of including an executive session attended by committee members only on the agenda of each committee meeting. The committee members may decide, however, that an executive session is unnecessary at a particular meeting.

Director Nomination Process. The Nominating and Governance Committee considers and recommends candidates for election or appointment to the Board. The committee also considers candidates for election to the Board submitted by shareholders. Each member of the committee participates in the review and discussion of director candidates. In addition, members of the Board of Directors who are not on the committee may meet with and evaluate the suitability of candidates. In making its selections of candidates to recommend for election or appointment, the committee will apply the standards and criteria set forth under the caption "Director Qualifications and Board Policies" beginning on page 13 of this proxy statement. The committee applies the same standards in considering candidates submitted by shareholders as it does in evaluating candidates submitted by members of the Board of Directors.

Shareholders who wish to submit nominees for election at an annual or special meeting of shareholders must follow the procedures described on page 80. Shareholders who wish to submit a candidate for consideration by the Nominating and Governance Committee may do so by sending the candidate's name and supporting information to Thomas R. Moore, Vice President, Corporate Secretary and Chief Governance Officer, at the address shown on page three under "General Information."

Audit Committee

The responsibilities of the Audit Committee are described in its written charter and in the following required Audit Committee Report. A copy of the committee's charter is posted on our website on the Corporate Governance page at ir.ameriprise.com. The committee's purposes are to provide assistance to the Board of Directors by: monitoring the integrity of the consolidated financial statements of the Company; monitoring compliance by the Company with legal and regulatory requirements and the Company's Code of Conduct; evaluating and monitoring the independent auditors' qualifications and independence; evaluating and monitoring the performance of the Company's internal audit function and independent auditors, with respect to the parent company and its subsidiaries; and addressing the finance and risk management matters specified in its charter.

The committee has adopted a policy of including executive sessions on the agenda of each committee meeting. Such executive sessions may include committee members only, or may include separate executive sessions between the committee members and the general auditor, representatives of our independent auditors, or representatives of management, including our chief executive officer, chief financial officer, and general counsel. The committee members may decide, however, that executive sessions are not required at a particular meeting.

Audit Committee Financial Experts. The Board has determined that Ms. Blixt and Messrs. Greenberg and Williams are "audit committee financial experts" as defined by the Securities and Exchange Commission regulations and that they have accounting or related financial management expertise, as the Board interpreted such qualification in its business judgment. The Board has also determined that each Audit Committee member is financially literate, as that term is interpreted by the Board in its business judgment.

External Auditors. The Board of Director's Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company's financial statements. The Audit Committee has appointed PricewaterhouseCoopers LLC as the Company's independent external auditor for fiscal year 2019. PricewaterhouseCoopers LLC has been retained as the Company's external auditor continuously beginning with our 2011 fiscal year. The Audit Committee is responsible for the audit fee negotiations associated with the Company's retention of PricewaterhouseCoopers.

In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent external audit firm. In conjunction with the mandated rotation of PricewaterhouseCoopers LLC's lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of the new lead engagement partner. The members of the Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLC to serve as the Company's independent external auditor is in the best interests of the Company and its shareholders.

Report of the Audit Committee

The Audit Committee's job is one of oversight as set forth in its charter. It is not the duty of the Audit Committee to prepare the Company's consolidated financial statements, to plan or conduct audits or investigations, or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company's management is responsible for preparing the Company's consolidated financial statements and for establishing and maintaining effective internal control over financial reporting. The Company's management is also responsible for its assessment of the effectiveness of internal control over financial reporting. The independent registered public accounting firm is responsible for the audit of the Company's consolidated financial statements and the audit of the effectiveness of the Company's internal control over financial reporting. In addition, the independent registered public accounting firm is responsible for the audit of management's assessment of the effectiveness of internal control over financial reporting.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company's audited financial statements. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed under the applicable rules and standards of the Public Company Accounting Oversight Board. In addition, the Audit Committee has received the written disclosures and the letter from its independent accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accounting firm's communications with the Audit Committee concerning independence and has discussed with the independent accounting firm its independence.

The Audit Committee discussed with the Company's general auditor and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the general auditor and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. In addition, the Audit Committee meets with the chief executive officer and chief financial officer of the Company to discuss the Company's control environment and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Company's audited financial statements be included in the Company's 2018 Annual Report to Shareholders and, for filing with the Securities and Exchange Commission, the Company's Annual Report on Form 10-K for the year ended December 31, 2018.

MEMBERS OF THE AUDIT COMMITTEE:
Christopher J. Williams, Chairman Dianne Neal Blixt Lon R. Greenberg W. Edward Walter III

Compensation of Directors

Our compensation philosophy for outside directors.    We compete with other companies for executive talent, as we explain in the Compensation Discussion and Analysis later in this proxy statement. We must also compete with them for persons with the ability, integrity, experience, and judgment required to serve on the board of a public company. We need to attract and retain directors who meet the high qualification standards set by our Board of Directors. In order to do so, we must offer a compensation package that is both competitive and fair in view of the significant time commitment and responsibilities that come with a director's job. Only outside directors receive compensation for serving on our Board. Mr. Cracchiolo does not receive any additional compensation for his service as a director.

We believe that our outside directors should have a substantial personal financial stake in the Company. Accordingly, a significant portion of our directors' compensation package is equity-based. Also, a director is expected to have an equity holding in the Company with a market value of five times the amount of the current annual cash retainer upon attainment. The current annual cash retainer for the directors is $100,000. A decrease in the price of a share of our common stock after a director has attained the required ownership threshold will not negate the director's satisfaction of this requirement. A director is expected to reach this goal within five years of joining our Board. Shares of our common stock and deferred share units both count toward this goal. Using a closing price of $131.63 for a share of our common stock on February 28, 2019, the value of the common stock and deferred share units beneficially held by our outside directors on that date was as follows, rounded to the nearest dollar: Mses. Blixt ($956,944); and DiGeso ($845,848); and Messrs. Greenberg ($2,727,735); Noddle ($6,082,281); Sharpe ($8,493,929); Walter ($275,003); and Williams ($619,969). As is true for our executive officers, we prohibit our directors from hedging against a decline in the value of our stock in any way.

How and why our outside directors' compensation was determined. The Board's Nominating and Governance Committee is responsible under its charter for overseeing the compensation and benefits paid to our outside directors. The committee will periodically review the appropriateness of the outside directors' compensation package.

The committee will discuss with an independent consultant any proposed changes to the compensation of outside directors. The committee will then recommend to the Board that it approve such changes as the committee believes are reasonable and appropriate, based in part on the consultant's report and findings. If the Board approves the committee's recommendations, and, as it relates to equity-based compensation, if the committee's recommendations are within the shareholder-approved limitation on director compensation under our Amended and Restated 2005 Incentive Compensation Plan, the new compensation package will become effective as of a date set by the Board.

At its meeting held on October 3, 2018, the Nominating and Governance Committee reviewed and discussed an analysis of non-management director compensation prepared by FW Cook, which also serves as the compensation consultant to the Compensation and Benefits Committee. FW Cook also submitted information to the committee to assist it in confirming that FW Cook is independent from the Company and the non-management directors serving on the committee and the other non-management directors serving on the Board.

Among other matters, FW Cook's report: reviewed the design and competitiveness of our non-management director compensation program; compared the program to the company peer group that is also used in connection with our executive compensation program; and recommended changes to the amount of certain components of the program. FW Cook concluded that the program's core design is aligned with our peer group and general market best practices, but recommended certain changes in order to align compensation with peer group competitive levels. Acting in reliance on FW Cook's report, the committee recommended that the Board approve one change to the program that is detailed in the following paragraph.

Changes to the outside directors' compensation program, beginning effective January 1, 2019. At its meeting held on October 3, 2018, the Board, acting upon the recommendation of its Nominating and Governance Committee, approved one change to be effective as of January 1, 2019: the dollar amount of the annual retainer for the chairman of the Audit Committee is increased from $20,000 to $25,000. In all other respects the Company's compensation program for non-management directors remains unchanged.

The chart below summarizes the compensation program for our outside directors during 2018. We do not pay meeting fees or grant stock options or restricted stock to our outside directors.

Outside Directors Compensation Program for 2018

Annual Cash Retainer	$100,000

Annual Equity Retainer	$150,000 in the form of Deferred Share Units

Board Meeting Fees	No board meeting fees

Committee Meeting Fees	No committee meeting fees

Committee Member Annual Retainer	Committee members receive an annual retainer as follows:
• Audit Committee — $15,000
• Compensation and Benefits Committee — $10,000
• Nominating and Governance Committee — $10,000
There is no committee member retainer for the members of the Executive Committee.

Committee Chairman Annual Retainer	Committee chairmen receive an annual retainer in addition to the committee member retainer, as follows:
• Audit Committee chairman — $20,000 ($35,000 total committee retainer)
• Compensation and Benefits Committee chairman — $20,000 ($30,000 total committee retainer)
• Nominating and Governance Committee chairman — $20,000 ($30,000 total committee retainer)

Charitable Matching Gift Program	Up to $1,500 annually

Perquisites and Personal Benefits. Our outside directors receive occasional perquisites or personal benefits of reasonable value, such as: commemorative items in connection with their Board service; welcoming gifts at the hotel where they stay during Board meetings or events; holiday gifts; and recreational or other services and amenities when attending an off-site Board long-range planning meeting. We do not provide our directors with a tax gross-up amount on any gifts or other items given to them.

We pay for or reimburse our outside directors for their reasonable travel, lodging, food and other expenses related to their attendance at Board, committee or annual shareholder meetings. Our outside directors may use our corporate aircraft for Board-related travel, subject to the aircraft's availability and other restrictions. In extraordinary or unusual circumstances, such as a family emergency, we may make our corporate aircraft available to our outside directors on an exception basis.

Our outside directors are eligible to participate in our charitable gift matching program on the same basis as our employees. We will match a director's personal contributions to one or more qualifying charitable organizations subject to an annual aggregate limit, which is currently $1,500. Directors' requests for matching gifts are processed by the same outside vendor that we use for employee matching gift requests.

Other Assistance and Payments. As is true at many other public companies, our in-house counsel and other employees, as well as outside counsel, assist our outside directors in satisfying their legal reporting obligations under Section 16(a) of the Securities Exchange Act of 1934, as amended. We pay for the fees and expenses related to the preparation and filing of Securities and Exchange Commission Forms 3, 4 and 5 for our outside directors, but only for transactions in our securities.

A director's Section 16(a) reporting obligations for transactions in our securities are imposed solely due to his or her service on our Board. Therefore, we do not consider such assistance and related payments to be perquisites or personal benefits. Nevertheless, we have provided this information to you in the interests of full and transparent disclosure.

Compensation Paid to Outside Directors in 2018

This table shows the total compensation earned by or paid to our outside directors during 2018.

Name	Annual Retainer Earned or Paid in Cash	Committee Chairman Retainer Earned or Paid in Cash	Committee Member Retainer Earned or Paid in Cash	Stock Awards(1)	Total

Dianne Neal Blixt	$100,000	$0	$25,000	$150,000	$275,000

Amy DiGeso	$100,000	$0	$20,000	$150,000	$270,000

Lon R. Greenberg	$100,000	$0	$25,000	$150,000	$275,000

Siri S. Marshall*	$31,868	$0	$6,374	$0	$38,242

Jeffrey Noddle	$100,000	$20,000	$20,000	$150,000	$290,000

H. Jay Sarles*	$31,868	$6,374	$7,967	$0	$46,209

Robert F. Sharpe, Jr.	$100,000	$20,000	$20,000	$150,000	$290,000

W. Edward Walter III**	$68,407	$0	$11,919	$150,000	$230,326

Christopher J. Williams(2)***	$100,000	$13,681	$15,000	$150,000	$278,681

*
Ms. Marshall and Mr. Sarles retired from the Board of Directors effective as of April 25, 2018. The dollar amounts of their cash retainers were prorated to reflect their service on the Board from January 1, 2018 to April 25, 2018.

**
Mr. Walter joined the Board and became a member of the Audit Committee as of April 25, 2018. He became a member of the Nominating and Governance Committee as of November 1, 2018. The dollar amounts of his cash retainers were prorated to reflect his service on the Board effective as of April 25, 2018 to December 31, 2018.

***
Mr. Williams was appointed as chairman of the Audit Committee as of April 25, 2018. The dollar amounts of his cash retainer were prorated to reflect his service as the Audit Committee chairman effective as of April 25, 2018 to December 31, 2018.

(1)
The dollar amounts in this column show the grant date fair value of the annual grant of deferred share units. For 2018, the number of deferred share units credited to a director's account is calculated as follows: the dollar value to be received by the director is divided by the closing price of a share of our common stock on the date of our annual meeting of shareholders. The aggregate incremental cost of perquisites and personal benefits is less than $10,000 for each director. As a result, the Securities and Exchange Commission does not require us to disclose those costs.

(2)
In 2018, Mr. Williams elected to defer 100% of his cash retainers under the Ameriprise Financial Deferred Share Plan for Outside Directors, with 70% allocated into the Ameriprise Common Stock Fund and 30% allocated into the Moody's Corporate Bond Yield Index. In lieu of cash, Mr. Williams received an aggregate total of 624.7530 deferred share units of Ameriprise Financial in his deferred compensation accounts.

Deferred Share Plan for Outside Directors. All of our outside directors participate in the Ameriprise Financial Deferred Share Plan for Outside Directors. Each outside director receives an annual grant of deferred share units immediately following the annual meeting of shareholders. A deferred share unit is a phantom share of our common stock that tracks the value of our common stock. A deferred share unit receives deemed dividends in the same amount paid on a share of our common stock, but it has no voting rights. Outside directors may also choose to defer part or all of their annual cash retainer and any committee retainer under the plan.

Deferred share units issued to outside directors in 2018. This table shows the number of deferred share units issued to outside directors during 2018. In order to simplify the presentation, we have rounded the numbers shown to the nearest unit. Directors' accounts were credited with deemed dividends on the deferred share units at the same rate as the dividends paid on a share of our common stock. These deemed dividends were reinvested in additional deferred share units.

	DSU Balances as of December 31, 2017			DSUs Credited During 2018				DSU Balances as of December 31, 2018

	Annual Equity Grant	Retainer Deferral	Total DSUs†	Annual Equity Grant	Reinvested Deemed Dividends	Retainer Deferral	Total DSUs	Annual Equity Grant	Retainer Deferral	Total DSUs†

Dianne Neal Blixt	5,018	0	5,018	1,060	149	0	1,209	6,227	0	6,227

Amy DiGeso	5,018	0	5,018	1,060	149	0	1,209	6,227	0	6,227

Lon R. Greenberg	11,267	0	11,267	1,060	309	0	1,369	12,636	0	12,636

Siri S. Marshall*	28,050	0	28,050	0	512	0	512	0	0	0

Jeffrey Noddle	28,050	15,164	43,214	1,060	1,123	0	2,183	29,847	15,550	45,397

H. Jay Sarles*	28,050	1,239	29,289	0	533	0	533	0	0	0

Robert F. Sharpe, Jr.	28,050	4,017	32,067	1,060	839	0	1,899	29,847	4,120	33,967

W. Edward Walter III	n/a	n/a	n/a	1,060	21	0	1,081	1,081	0	1,081

Christopher J. Williams	2,101	593	2,694	1,060	100	624	1,784	3,236	1,242	4,478

†
Includes deemed dividends invested in additional Deferred Share Units.

*
Ms. Marshall and Mr. Sarles retired from the Board as of April 25, 2018. They each received a distribution of shares of common stock following the end of their service to the Board as provided by the Deferred Share Plan for Outside Directors.

Outside Directors Deferred Share Plan for 2018

Feature	Annual Grant	Elective Retainer Deferral

Amount

•

$150,000

•

Outside directors whose first term is less than one year long will receive a pro-rata grant based on their length of service between their appointment to the Board and the next annual meeting of shareholders

• Before the beginning of each calendar year, a director may elect to defer up to 100% of the annual cash retainer and any committee chairman or member retainer, in 25% increments

Investment Options	• Only investment option is Ameriprise deferred share units, credited to a separate annual equity grant deferred share unit account

•

Director may choose to invest deferred amounts in one or both of these options: Ameriprise deferred share units or a cash account that receives a market rate of interest, credited on the last day of each month

Number of Deferred Share Units Credited

•

The number of deferred share units is determined by dividing the dollar amount awarded by the closing price of a share of our common stock on the date of our annual shareholders meeting, or for a director who joins the Board after the date of the most recent annual meeting, closing price of a share of our common stock on the third trading day following the public release of our financial statements during the quarter the director joins

•

The number of units credited is determined by dividing the quarterly deferral amount by the closing price of a share of our common stock on for the third trading day following the public release of our financial statements for the quarter

Dividend Equivalent Reinvestment

•

Account is credited with additional deferred share units on each dividend payment date for our common stock

•

Number of additional units is calculated by first multiplying the number of units held on the dividend record date by the dividend payable on a share of our common stock; that number is then divided by the closing price of a share of our common stock on the dividend payment date

• Deemed dividends on deferred share units are reinvested in the same manner used for the annual equity grant account

Distribution	• Single payment in shares of our common stock following the director's end of service

•

A director makes a distribution election at the same time he or she makes a deferral election, and that election applies to that year's deferrals. A director makes a new distribution election each year. A director has three distribution choices:

•

Lump sum on March 31 of a specified year

•

Lump sum following the director's end of service

•

Two to five or ten annual installments following the director's end of service

Change in Control	• Upon a change in control, the entire account will be immediately distributed in shares of our common stock	• Upon a change in control, all amounts held in either account will be immediately distributed in cash, or in shares of our common stock to the extent invested in Ameriprise deferred share units

Ownership of Our Common Shares

The table below shows how many Ameriprise common shares certain individuals and entities beneficially owned on February 28, 2019. These individuals and entities include: (1) owners of more than 5% of our outstanding common shares; (2) our current directors and director nominees; (3) the five executive officers named in the compensation tables included in subsequent sections of this proxy statement; and (4) all current directors and executive officers as a group. A person has beneficial ownership over shares if the person has or shares voting or investment power over the shares or the right to acquire such power within 60 days of February 28, 2019. Investment power means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the shares, except as we describe below.

The column captioned "Deferred Share Units and Restricted Stock Units" shows DSUs and RSUs owned by non-management directors through the Outside Directors Deferred Share Plan and phantom units owned by the executive officers under the Company's Supplemental Retirement Plan and Deferred Compensation Plan. The information in this column is not required by the rules of the Securities and Exchange Commission because these units carry no voting rights and will be settled in shares of common stock that the recipient does not have the right to acquire within 60 days of February 28, 2019. Nevertheless, we believe that this information provides a more complete picture of the financial stake that our directors and executive officers have in the Company.

Name	Number of Shares Owned(1)(2)		Right to Acquire(6)	Percent of Class	Deferred Share Units and Restricted Stock Units	Total Shares Beneficially Owned Plus DSUs and RSUs

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	12,600,989	(3)	–	9.3%	–	12,600,989

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	10,303,080	(4)	–	7.6%	–	10,303,080

Dianne Neal Blixt	1,000		–	*	6,270	7,270

Amy DiGeso	156		–	*	6,270	6,426

Lon R. Greenberg	8,000		–	*	12,723	20,723

Jeffrey Noddle	500		–	*	45,707	46,207

Robert F. Sharpe, Jr.	30,330	(5)	–	*	34,199	64,529

W. Edward Walter III	1,000		–	*	1,089	2,089

Christopher J. Williams	200		–	*	4,510	4,710

James M. Cracchiolo	194,387		904,748	*	198,675	1,297,810

Walter S. Berman	25,702		306,501	*	62,012	394,215

William F. Truscott	50,753		268,035	*	18,275	337,063

Colin Moore	43,741		238,506	*	12,706	294,953

Joseph E. Sweeney	19,479		138,673	*	10,844	168,997

All current directors and executive officers (16 individuals)	451,873		2,122,686	1.9%	439,901	3,014,460

* Less than 1%.

Our executive officers and directors are prohibited from hedging in any way against a decline in the value of the Ameriprise common stock they own. Executive officers are also prohibited from pledging their Ameriprise common stock in any manner, whether as collateral for a loan, in a margin account held at a broker, or otherwise. Our directors are permitted to pledge their Ameriprise common stock in this manner, provided that they first pre-clear the pledge with our corporate secretary or another Company lawyer. A pledge will not be approved if it is significant in relation to the average trading volume of our common stock for the five trading days immediately preceding the pre-clearance request.
The shares of common stock subject to a pledge will not be counted in determining the satisfaction of the equity ownership requirement then applicable to our outside directors.

(1)
This column includes shares held in employee benefit plan accounts on February 28, 2019, as follows:

Name	Number of Shares

James M. Cracchiolo	1,577

Walter S. Berman	333

William F. Truscott	281

Colin Moore	0

Joseph E. Sweeney	272

All executive officers, including those named above	3,250

(2)
Executive officers hold restricted shares that we include in this column. The executive may vote the restricted shares, but may not sell or transfer them during the restricted period. These restrictions lapse over a period of years. The named executive officers hold restricted stock units rather than restricted shares. Other executive officers hold a total of restricted shares.

(3)
Based on information contained in a report on Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2019, by The Vanguard Group which contained information as of December 31, 2018.

(4)
Based on information contained in a report on Schedule 13G/A filed with the Securities and Exchange Commission on February 4, 2019, by BlackRock, Inc. which contained information as of December 31, 2018.

(5)
Includes 17,500 shares held in a trust, 3,000 shares held in an Individual Retirement Account, and 1,650 shares held in an irrevocable trust.

(6)
These are shares that the named individuals have the right to acquire within 60 days of February 28, 2019, upon the exercise of stock options that they hold.

Items to Be Voted on by Shareholders
Item 1 — Election of the Eight Director Nominees Named Below

The Board of Directors recommends a vote "FOR" the election of the eight director nominees. Proxies will be voted "FOR" each director nominee unless otherwise specified.

All of our directors are elected annually and the directors elected at this annual meeting will be elected for a one-year term ending at the 2020 annual meeting.

Our Board of Directors has fixed the number of directors at eight. At this year's annual meeting, the terms of all directors now serving will expire.

The Board has appointed Walter S. Berman, Karen Wilson Thissen, and Thomas R. Moore as proxies who will vote your shares for which proxies have been submitted. Their names appear on the proxy card. Proxies will be voted "FOR" the election of each of the eight nominees unless you indicate on the proxy card or voting instructions that you vote "AGAINST" or "ABSTAIN" from voting with respect to, any or all of the nominees. The telephone and Internet proxy submission procedures will include instructions on how to abstain from voting with respect to any or all nominees. We expect that each nominee will be able to serve if elected as a director. However, if any nominee is not able to serve, the persons named as proxies may vote for another person nominated by the Nominating and Governance Committee. Alternatively, the Board of Directors, at its option, may reduce the number of directors.

We currently expect that the election of directors will be uncontested and therefore the nominees for director will be subject to a majority voting standard, as explained in more detail on page six. Proxies will be voted "FOR" the election of all nominees unless otherwise specified.

The nominees for election as director have provided the following information about themselves.

The Securities and Exchange Commission's rules require us to discuss briefly the specific experience, qualifications, attributes or skills that led the Board to conclude that each director or nominee for director should serve on our Board of Directors. We've provided this discussion in a separate paragraph immediately below the biographical information provided by each director in the following section.

All of our directors and nominees possess the minimum qualities and skills described in the section of the proxy statement captioned "Director Qualifications and Board Policies", beginning on page 13. In addition, one or more of our directors and nominees possess the specific qualities or skills considered necessary by the Nominating and Governance Committee, also described in that section.

As you read the disclosures, please keep these points in mind. First, if a specific qualification, attribute or skill is ascribed to one or more directors and nominees, that does not necessarily imply that other directors and nominees do not possess that qualification, attribute or skill. Second, this disclosure does not impose on the director any duties, obligations or liability that are greater than the duties, obligations, and liability imposed on each member of the Board of Directors. Third, the disclosure does not affect the duties, obligations, or liability of any other member of the Board of Directors.

Directors — Nominees for Terms Ending in 2020

James M. Cracchiolo Age 60, Chairman and Chief Executive Officer of the Company since September 30, 2005

Jim Cracchiolo has been Chairman and Chief Executive Officer of Ameriprise Financial since 2005, when the Company, American Express Financial Advisors, completed its spin-off from the American Express Company. Mr. Cracchiolo has guided Ameriprise for more than a decade as a public company with a strong, client-centric culture and a record for generating meaningful, long-term shareholder value. Prior to his current role, Mr. Cracchiolo held a number of executive level positions at American Express, including leading businesses with significant domestic and global operations. Mr. Cracchiolo served as Group President American Express Global Financial Services from 2000-2005 and held the following roles: Chairman and CEO of American Express Financial Advisors; Chairman of American Express International Bank; and CEO of Travel Related Services International. In addition, Mr. Cracchiolo was President and CEO of Travel Related Services International from 1998-2000; President of Global Network Services from 1997 to 1998; Senior Vice President of Travel Related Services Quality, Global Reengineering and Strategy from 1993-1997; and Executive Vice President and Chief Financial Officer of Shearson Lehman Brothers (then a unit of American Express) from 1990-1993.

Mr. Cracchiolo has 38 years of experience in the financial services industry and a record of proven leadership in running global businesses with large scale operations and thousands of employees. Mr. Cracchiolo brings to the Board valuable executive leadership experience, a strong financial background, and effective long-term strategic planning and risk management expertise. He has built new businesses, restructured significant lines of businesses, and negotiated and integrated a number of successful acquisitions.

Mr. Cracchiolo is a member of the Business Roundtable. He previously served on the boards of directors of the American Council of Life Insurers, the Financial Services Roundtable and on the board of advisors to the March of Dimes Foundation. Mr. Cracchiolo holds a bachelor's degree in accounting and economics and a master's of business administration degree in finance, both from New York University. He also holds a Certified Public Accountant designation in New York State and is certified as a General Securities Representative and General Securities Principal in the United States.

Dianne Neal Blixt Age 59, director since February 26, 2014

Ms. Blixt was a director of Lorillard, Inc., a tobacco company, from January 2011 to June 2015. She served as Executive Vice President and Chief Financial Officer of Reynolds American Inc. from July 2004 until her retirement in December 2007. Prior to that, she had served as Executive Vice President and Chief Financial Officer of R.J. Reynolds Tobacco Holdings, Inc. from July 2003 to June 2004. She also served in various roles of increasing responsibility with Reynolds American Inc. and its subsidiaries since 1988. Ms. Blixt is a consultant with small businesses and a principal with C&D Ventures. Ms. Blixt joined the board of directors of Scandinavia Tobacco Group as of February 2016. Ms. Blixt previously served on the board of directors of LandAmerica Financial Group, Inc. from 2006 to 2009, Metavante Technologies, Inc. from 2007 to 2009 and NatureWorks Organics, LLC from 2011 to 2017. She serves on the Reynolda House Museum of

American Art Board of Trustees. She also serves as chair of the National Sports Media Association.

Ms. Blixt has proven her abilities in financial operations and controls as the executive vice president and chief financial officer of a large public company. In that role, she was closely involved in merger and acquisition activity, expense management, and regulatory relations. She also demonstrated her appreciation for setting the proper tone at the top in terms of integrity and legal and regulatory compliance. A previous position as the vice president of investor relations at the same company gave her experience in clearly communicating corporate strategy and financial and business results to investors and analysts. Ms. Blixt's background and experience, especially as a director at other companies, is valuable to the Board as it considers potential acquisitions, monitors balance sheet management, and oversees Ameriprise's enterprise risk management program.

Amy DiGeso Age 66, director since February 26, 2014

Ms. DiGeso was Executive Vice President, Global Human Resources, at The Estée Lauder Companies, Inc., one of the world's leading manufacturers and marketers of quality skin care, makeup, fragrance and hair care products, until retiring from the position in September 2013. Ms. DiGeso remained with the company as Executive Vice President, Senior Advisor to William P. Lauder, Executive Chairman and Fabrizio Freda, President and Chief Executive Officer through June 30, 2014. Prior to rejoining The Estée Lauder Companies in May 2005, Ms. DiGeso was Managing Partner, Human Capital, responsible for global human resources at PricewaterhouseCoopers, a worldwide professional services firm with over 125,000 employees in 142 countries. She has also served as President of Popular Club, Inc., a direct marketing and sales subsidiary of Macy's, Inc., and held a number of executive management positions at Mary Kay Inc., including that of Chief Executive Officer. Earlier in her career she held positions of increasing responsibility at Bankers Trust Company, the American Express Company and Olivetti Corporation of America. She worked previously at The Estée Lauder Companies as Executive Director of Human Resources. Ms. DiGeso is a

Pennsylvania State University (Penn State) Alumni Fellow. She holds a Bachelor of Science degree from Penn State and an MBA from Fordham University.

Ms. DiGeso has enjoyed a career that includes being the chief executive officer of a global company and managing the complex human capital needs of large multinational companies. As a result, she has developed a strong understanding of: global operations; marketing and brand management; and strategic planning in the consumer products, financial services and direct selling industries. In addition, she has extensive experience with: executive compensation programs; succession planning; talent recruitment and development; and corporate governance. Ms. DiGeso's background and experience is valuable to the Board as it oversees Ameriprise's operations abroad, responds to developments in executive compensation, and continues to enhance its corporate governance framework. In particular, Ms. DiGeso's deep experience with human capital issues helps the Board advise management on talent recruitment and development, both at the corporate level and with experienced advisor recruitment.

Lon R. Greenberg Age 68, director since June 7, 2011

Mr. Greenberg is the Chairman Emeritus and former Chairman and Chief Executive Officer of UGI Corporation. UGI Corporation is an international distributor and marketer of energy products and services including propane, butane, natural gas and electricity. Mr. Greenberg joined UGI in 1980 and held various positions until he became CEO in 1995, a position he held through April 2013. Mr. Greenberg retired as Chairman of UGI Corporation and AmeriGas Propane, Inc. (a subsidiary of UGI Corporation) in January 2016.

Mr. Greenberg received his B.S. in Economics from The Wharton School of the University of Pennsylvania. He continued his education at Villanova Law School and the Harvard Business School's Advanced Management Program. After clerking for the Superior Court of Pennsylvania, he joined the law firm of Morgan Lewis. Mr. Greenberg also serves on the board of directors of

AmerisourceBergen Corporation. In addition, Mr. Greenberg serves on the boards of these organizations: Temple University; United Way of Greater Philadelphia and Southeastern New Jersey; and The Philadelphia Foundation. Mr. Greenberg is a former Chairman and board member of the World LP Gas Association and previously served on the board of directors of Aqua America, Inc.

Mr. Greenberg, who is an attorney-at-law, served as the chairman and chief executive officer of a public company for 20 years. He has broad experience with the financial, risk management, operational, regulatory and corporate governance issues affecting a public company and its shareholders. Mr. Greenberg also has significant experience in mergers and acquisitions, both in the United States and abroad, which will enable him to provide valuable advice and insights on future transactions to the Board and management.

Jeffrey Noddle Age 72, director since September 20, 2005

Mr. Noddle served as Chairman of the board of directors of SUPERVALU INC. from 2002 until he retired in 2010. Previously, Mr. Noddle also served as Chief Executive Officer of SUPERVALU since 2001. Prior to that time, Mr. Noddle held a number of other leadership positions at SUPERVALU, including President and Chief Operating Officer from 2000 to 2001, Corporate Executive Vice President and President and Chief Operating Officer of SUPERVALU's distribution food companies, Corporate Vice President — merchandising and President of the company's Fargo and former Miami divisions. Mr. Noddle was a member of the board of The Clorox Company until 2018 and Donaldson Company, Inc. from 2000 to 2017. He is also a former chairman of the Food Marketing Institute.

Mr. Noddle's service as the chairman and chief executive officer of a Fortune 500 company provided him with valuable experience in a number of areas that are important to the Company, including: mergers and acquisitions, including integration planning and execution; shareholder relations and communications; corporate governance issues; executive officer succession planning; balance sheet management; financial reporting; and long-range planning. He also has contributed to the Board's knowledge of the director recruitment process as it continues to review the current composition and needs of the Board.

Robert F. Sharpe, Jr. Age 67, director since September 30, 2005

Mr. Sharpe retired in November 2010, having most recently served as a senior advisor to ConAgra Foods, Inc. Previously he had served in a variety of senior positions with ConAgra since November 2005, including President of Commercial Foods since 2008 and Chief Administrative Officer since 2009. From 2002 until joining ConAgra, Mr. Sharpe was a partner at the Brunswick Group LLC, an international financial public relations firm. Prior to that, he served as Senior Vice President — Public Affairs, Secretary and General Counsel for PepsiCo, Inc. from 1998 to 2002. Previously, Mr. Sharpe was Senior Vice President and General Counsel for RJR Nabisco, Inc. Mr. Sharpe is chairman of the board of directors of New Frontier foods, Inc., a private corporation. Mr. Sharpe is a former member of the board of directors of Swedish Match AB.

Mr. Sharpe, who is an attorney-at-law, has been responsible for a wide range of functions as an executive officer and general counsel of Fortune 500 companies. His day-to-day experience with the current financial, legal, regulatory and operational issues facing public companies has been valuable to the Board. Mr. Sharpe offers an informed perspective on executive compensation programs to the Board and has advised it on communications with our institutional shareholders. In addition, he has a sound understanding of risk management, financial reporting and disclosure and corporate governance issues.

W. Edward Walter Age 63, director since 2018

Mr. Walter has been the Global Chief Executive Officer and member of the Global Board of Directors of the Urban Land Institute since June 2018. He also serves on the board of the Urban Land Institute Foundation, which supports the activities of the Institute. He previously served as the Robert and Lauren Steers Chair in Real Estate at the Steers Center for Global Real Estate at Georgetown University's McDonough School of Business from November 2014 until June 2018. Mr. Walter served as President and Chief Executive Officer of Host Hotels & Resorts, Inc., a publicly traded premier lodging real estate company, from 2007 through 2016. From 2003 until 2007, he served as Executive Vice President and Chief Financial Officer of Host and from 1996 until 2003, he held various senior management positions with Host, including Chief Operating Officer. Mr. Walter was a member of the Board of Directors of Host from October 2007 through December 2016. Prior to joining Host, Mr. Walter was a partner with Trammell Crow Residential Company and the president of Bailey Capital Corporation. Mr. Walter currently serves on the board of Avalon Bay Communities, Inc, is the Chairman of the Federal City Council, a member of the Board of Visitors of the Georgetown University Law Center and a member of the Executive Committee of the Steers Center for Global Real Estate. Walter is also a past Chairman of the Board of Directors of the National Kidney Foundation and the National Association of Real Estate Investment Trusts.

Mr. Walter brings to the Board a wide range of experience, including as chairman and chief executive officer, chief financial officer and chief operating officer of a public company. With his background in real estate and investments and his leadership in the academic world, he provides constructive advice and adds new insights to our Board.

Christopher J. Williams Age 61, director since September 6, 2016

Mr. Williams is chairman, chief executive officer and founder of The Williams Capital Group, L.P., a financial services firm that provides equity, fixed income, corporate finance and financial advisory related services to corporations and governmental entities. He established the firm in 1994 after holding senior investment banking and capital markets roles at Lehman Brothers and Jefferies & Company. Mr. Williams serves as a director for The Clorox Company and Cox Enterprises. He also previously served on the boards of Caesar's Entertainment Corporation and Wal-Mart Stores, Inc. Mr. Williams served as the chairman of the Board of Overseers for the Tuck School of Business at Dartmouth College until June 2018 and serves on the board of the Lincoln Center for the

Performing Arts. Mr. Williams holds a Bachelor of Architecture from Howard University and a Masters in Business Administration from the Tuck School of Business at Dartmouth College.

Mr. Williams has extensive experience in investment banking and finance. He provides the Company with a valuable perspective both as the chairman and chief executive officer of an investment management firm and as a current and former director of several public and private companies, including service as the chairman of an audit committee for a Fortune 100 company. Mr. Williams offers the Company insights on business planning, finance, and long-term strategy.

Item 2 — To Approve the Compensation of the Named Executive Officers by a Nonbinding Advisory Vote

The Board of Directors recommends a vote "FOR" the following nonbinding advisory resolution. Proxies will be voted "FOR" the resolution unless otherwise specified:

RESOLVED, that the Company's shareholders hereby approve, on an advisory basis, the compensation of the named executive officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure.

The Compensation and Benefits Committee will review the results of the vote on this proposal carefully with the aid of its independent compensation consultant. Depending upon the results of that review, the committee will take such action, if any, as it deems appropriate. Because this vote is advisory, however, it is not binding on us, our Board of Directors, or the Board's Compensation and Benefits Committee. Also, a negative vote will not overrule any decision made by the Compensation and Benefits Committee.

Before you vote on the resolution below, please read the entire Compensation Discussion and Analysis beginning on page 38 carefully. The Compensation Discussion and Analysis contains important information about our executive compensation program. It also explains how and why the Compensation and Benefits Committee made specific decisions about the named executive officers' compensation for their 2018 performance. The final section of the Compensation Discussion and Analysis on page 61 describes the committee's consideration of the results of the vote on this proposal at our 2018 annual meeting.

You should also carefully review the tables that immediately follow the Compensation Discussion and Analysis, together with the related narrative disclosure and footnotes.

Item 3 — Ratification of Audit Committee's Selection of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for 2019

The Board of Directors recommends a vote "FOR" the following resolution. Proxies will be voted "FOR" the following resolution unless otherwise specified:

        RESOLVED, that the Audit Committee of the Board of Directors' selection of PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit the accounts of the Company and its subsidiaries for 2019 is ratified.

PricewaterhouseCoopers LLP was our independent accounting firm for the 2018 fiscal year and the Audit Committee has engaged the firm for our 2019 fiscal year. We disclose the fees paid to PricewaterhouseCoopers for their services in our 2017 and 2018 fiscal years in this section.

In 2018, the Audit Committee of the Board of Directors conducted a periodic evaluation of external audit firms through a competitive proposal process. Upon conclusion of the process, the Audit Committee elected to retain PricewaterhouseCoopers as the independent accounting firm for Ameriprise Financial, Inc. for a three-year term beginning with the 2019 fiscal year.

We provide important additional information about the Audit Committee's oversight of PricewaterhouseCoopers in the "External Auditors" section on page 19. We are asking shareholders to ratify the committee's engagement of PricewaterhouseCoopers, subject to the limitation stated in the last sentence of the following paragraph.

The members of the Audit Committee and the Board of Directors believe that the continued engagement of PricewaterhouseCoopers as our independent registered public accounting firm is in the best interests of the Company and its shareholders. In the event the shareholders do not ratify the appointment, the Audit Committee will consider other accounting firms for 2019. The Audit Committee will be under no obligation, however, to appoint new independent auditors.

One or more representatives of PricewaterhouseCoopers will be present at the meeting with the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Independence

As our independent accountant, PricewaterhouseCoopers must meet regulatory requirements relating to independence, including the SEC's auditor independence rules which prohibit accounting firms from having certain financial relationships with their audit clients and affiliated entities. Specifically, as interpreted by SEC staff, under Rule 2-01(c)(1)(ii)(A) of Regulation S-X (the "Loan Rule"), an accounting firm would not be considered independent if it receives a loan from a lender or an affiliate of a lender that is a "record or beneficial owner of more than ten percent of the audit client's equity securities." In connection with the SEC's application of the Loan Rule, PricewaterhouseCoopers has advised us that certain relationships between PricewaterhouseCoopers (and certain of its affiliates) and its lenders who also are record owners of various funds in the Columbia Threadneedle family of funds (collectively, the "Columbia Threadneedle Funds") or certain other entities within the Ameriprise Financial, Inc. investment company complex, may implicate the Loan Rule. On June 20, 2016, the Staff of the SEC issued a "no-action" letter confirming that it would not recommend that the SEC commence enforcement action against a fund that continued to fulfill its regulatory requirements under the federal securities laws by using audit services performed by an audit firm that was not in compliance with the Loan Rule in certain specified circumstances. The SEC Staff stated that the relief under the letter was temporary and would expire 18 months after the issuance of the letter and then on September 22, 2017, the SEC issued a letter extending the no-action relief until the SEC amends the Loan Rule to address the concerns expressed in the no-action letter. On May 2, 2018, the SEC proposed amendments to the Loan Rule, which, if adopted as proposed, would refocus the analysis that must be conducted to determine whether an audit firm is independent when the audit firm has a lending relationship with certain shareholders of an audit firm client at any time during an audit or professional engagement period. However, these amendments have not yet been finalized.

PricewaterhouseCoopers has also affirmed to us that they are able to exercise objective and impartial judgment with respect to the issues encompassed within its engagement and their audits of us, our affiliates and the Columbia Threadneedle Funds, are independent accountants within the meaning of PCAOB Rule 3520 and in their view can continue to serve as our independent registered public accounting firm. The Company has considered disclosures made to it by PricewaterhouseCoopers of lending relationships described by PricewaterhouseCoopers, PricewaterhouseCoopers's representation that it is independent within the meaning of the Public Company Accounting Oversight Board Rule 3520 Auditor Independence, and representations made to the Company's Audit Committee by PricewaterhouseCoopers that PricewaterhouseCoopers believes that a reasonable investor possessing all the facts regarding the lending relationships and audit relationships would conclude that PricewaterhouseCoopers is able to exhibit the requisite objectivity and impartiality to report on the Company's financial statements as the independent registered public accounting firm. Based on the foregoing, the Company does not believe that PricewaterhouseCoopers is incapable of exercising objective and impartial judgment with respect to the audit services to us, our affiliates or the Columbia Threadneedle Funds.

Independent Registered Public Accounting Firm Fees

The following presents the aggregate fees billed for professional services by PricewaterhouseCoopers, the Company's independent registered public accounting firm for the year beginning January 1, 2018, in fiscal year 2018, and for the year beginning January 1, 2017, in fiscal year 2017, for these various services:

Description of Fees	Fiscal Year 2018 Amount	Fiscal Year 2017 Amount
Audit Fees	$10,020,000	$9,403,000

Audit-Related Fees	$3,002,000	$3,095,000

Tax Fees	$497,000	$975,000

All Other Fees	$38,000	$363,000

Total	$13,557,000	$13,836,000

Audit Fees. The audit fees set forth above consist of fees for professional services during each fiscal year in connection with the audit of the Company's annual financial statements, review of financial statements included in the Company's Quarterly Reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. The audit-related fees set forth above consist of fees for attest, assurance and related services that were reasonably related to the performance of the audit or review of the Company's internal controls, including custody rule examinations, service organization control reports, comfort letters, employee benefit plan audits and agreed upon procedures engagements.

Tax Fees. The tax fees set forth above consist of fees for tax services during each fiscal year. Of the $497,000 in 2018 tax fees, $452,000 was paid for tax planning and consulting services and $45,000 was paid for tax preparation services.

All Other Fees. All other fees set forth above consist of fees for miscellaneous advisory and consulting services other than audit, audit-related or tax services.

Services to Associated Organizations

PricewaterhouseCoopers also provided other services to associated organizations of the Company that were charged directly to those organizations. These amounts included $11,422,000 and $10,934,000 for services provided by PricewaterhouseCoopers in 2018 and 2017, respectively, primarily for performing audits and tax compliance services for mutual funds, collective funds, and alternative investment funds.

Policy on Pre-Approval of Services Provided by Independent Registered Public Accounting Firm

Pursuant to the requirements of the Sarbanes-Oxley Act of 2002, the terms of the engagement of the Company's independent registered public accounting firm are subject to the specific pre-approval of the Audit Committee. All audit and permitted non-audit services to be performed by the Company's independent registered public accounting firm require pre-approval by the Audit Committee in accordance with pre-approval procedures established by the Audit Committee.

The procedures require all proposed engagements of the Company's independent registered public accounting firm for services of any kind to be directed to the Company's general auditor and then submitted for approval to the Audit Committee or to the Audit Committee chairman prior to the beginning of any services. The Audit Committee has delegated such approval authority to its chairman, to be exercised in the intervals between committee meetings.

In 2018, 100% of the services provided by PricewaterhouseCoopers for the Company and its subsidiaries were pre-approved by the Audit Committee or its chairman.

Compensation of Executive Officers
Compensation and Benefits Committee Report

Dear Fellow Shareholders:

The Compensation and Benefits Committee (the "Committee") decided that it was important to expand this year's Committee report beyond what the SEC requires. The Committee members and all other directors were concerned about the results of the vote on management's Say on Pay proposal at our 2018 annual meeting. It was the first time the proposal did not receive majority support, after the average of 91% support that we have enjoyed since 2011.

The Committee reviewed and discussed with the Company's management the Compensation and Discussion Analysis that accompanies this report, and we focused on being sure that the Compensation Discussion and Analysis clearly explains several important points to our shareholders:

•
The broad scope of the shareholder engagement effort by senior management and members of the Committee in response to the vote;

•
The careful attention that the Committee gave to detailed summaries of shareholder comments and suggestions;

•
The significant changes the Committee, with the advice of its independent compensation consultant, made to the executive compensation program in response to the concerns of our shareholders; and

•
The resulting adjustments to the compensation of our named executive officers for the 2018 performance year, as compared to the 2017 performance year.

Based on that review and discussion, the Committee believes that the Compensation Discussion and Analysis accomplishes those and other goals and the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2018, and in this proxy statement.

In closing, the Committee would like to express its sincere appreciation to the shareholders who shared their concerns and suggestions with us. All of our shareholders, including those who voted for the 2018 Say on Pay proposal, spoke with candor and an evident desire to help the Committee respond effectively to the 2018 Say on Pay vote. Jeff Noddle, the Committee Chairman, and Rob Sharpe, a Committee member, Chairman of the Nominating and Governance Committee, and Presiding Director, participated in calls with several of our largest investors and found them to be invaluable in guiding the Committee's deliberations.

The entire Board also appreciated the many positive comments of our long-term shareholders about the performance of the Company, the quality of executive management, the fundamental design of our executive compensation program, and the Company's corporate governance. The Committee and the Board look forward to continuing this dialogue with our shareholders in the years ahead.

MEMBERS OF THE COMMITTEE:
Jeffrey Noddle, Chairman Dianne Neal Blixt Amy DiGeso Lon R. Greenberg Robert F. Sharpe, Jr.

Compensation Discussion and Analysis

In this section of the proxy, we describe our philosophy and material elements of our executive compensation program and explain how our Board's Compensation and Benefits Committee ("Committee") makes compensation decisions, including the changes we made based on engagement with our shareholders during 2018.

The terms used herein are explained in the Glossary on page 61 and the following are our named executive officers, or NEOs.

James M. Cracchiolo	Walter S. Berman	William F. Truscott	Colin Moore	Joseph E. Sweeney
Chairman and Chief Executive Officer ("CEO")	Executive Vice President and Chief Financial Officer	Chief Executive Officer, Global Asset Management	Executive Vice President and Global Chief Investment Officer	President, Advice & Wealth Management Products and Service Delivery

Introduction

The goal of our executive compensation program is to deliver pay for performance while attracting and retaining an exceptional leadership team and incenting performance at levels that create sustained shareholder value.

Given our history of receiving consistently favorable shareholder Say on Pay support, our Board was concerned that our 2018 Say on Pay vote did not receive favorable support despite near-record results and the highest total shareholder return among our executive compensation peer group in 2017. Our Board views the results of the vote and the feedback we received as important signals related to our executive compensation program.

As part of our ongoing dialogue with shareholders, we expanded our outreach in 2018 and actively sought feedback to better understand our shareholders' voting decisions and the actions we could take to address their concerns. While expressing strong support for management and the overall performance of the Company, investors provided constructive input on executive compensation. Based on this feedback, we have made substantial changes that have been implemented within our 2018 executive compensation program and are reflected in the Committee's 2018 compensation decisions.

In 2018, we again achieved strong operational results that exceeded plan targets. However, as a result of the changes to our executive compensation program, our CEO compensation decreased by 23%. In addition to the executive compensation program changes, which included reducing the CEO's target incentive by $1.8 million, we have also enhanced disclosure in this Compensation Discussion and Analysis ("CD&A") to increase the transparency of our incentive determination process and better explain the manner in which the Committee assesses results under our long-standing performance scorecard.

We remain committed to regular annual dialogue with shareholders to ensure that our executive compensation program reflects best practices, supports our business and strategic objectives, and is viewed by shareholders as appropriately aligned with performance.

Shareholder input from these conversations resulted in direct changes to our compensation program for 2018 as detailed in the table on the next page.

Changes to Our 2018 Compensation Program

Feedback Themes	Actions Taken in Response	Impact of Action	When Effective
	Reduced the maximum leverage applied to total incentive pool from 200% to 175%	Reduces total pay opportunity	Fiscal year 2018 and beyond
Quantum of CEO Pay	Reduced CEO target incentive by $1.8 million	Reduces total pay opportunity	Fiscal year 2018
	Eliminated perquisite allowance for Executive Leadership Team	Decreases fixed pay element	Fiscal year 2019 and beyond
	No base salary increases for NEOs in 2018 or 2019	No increases to pay opportunity for 2018	Fiscal year 2018 and 2019
Transparency of CEO Pay Targets	Reduced and disclosed CEO target incentive, as distinct from incentive pool for all NEOs	Improves transparency into CEO pay determination	Fiscal year 2018 and beyond
Significant CEO Cash Incentive Payout	Decreased CEO cash incentive to 30% of total incentives, increasing equity to 70% (cash decreased from 40% in 2017 and 2016); half of equity remains performance share units ("PSUs")	Increases alignment of executives' interests with those of long-term shareholders	Fiscal year 2018 and beyond
More Detail on Metrics	Improved disclosure to emphasize all metrics have pre-set targets	Improves transparency	Fiscal year 2018 and beyond
Ownership Thresholds	Increased ownership threshold for CEO from 6x to 10x base salary, and NEOs from 3x to 4x base salary	Further aligns executives' interests with those of long-term shareholders	Fiscal year 2018 and beyond

Impact on 2018 CEO Compensation

As a direct result of the changes implemented, 2018 CEO earned cash incentives decreased by more than 40% while CEO total direct compensation decreased by 23%, despite another year of strong operational performance. In addition to the reduction of $1.8 million in the CEO target incentive and lowering the maximum performance payout level, the Company is also providing additional disclosure.

RESULTS

($ Thousands)	FY	Salary	Target Incentive Cash Portion	Earned Cash Incentive	YOY Change %	Target Incentive Equity Portion	Earned Long-Term Incentive Awards	Total Direct Compensation (Target)	Total Direct Compensation (Earned)	YOY Change %
James M. Cracchiolo	2018	1,025	3,870	6,386	(43%)	9,030	14,899	13,925	22,310	(23)%
Chairman and CEO	2017	1,025	Previously ND*	11,190		Previously ND*	16,785	Previously ND*	29,000
*
While not disclosed, in 2017, the Chairman and CEO's total target incentive was $14.7 million. The target cash portion was $5.9 million, and the target equity portion was $8.8 million.

Executive Summary

Shareholder Engagement and Responsiveness

Following our disappointing 2018 Say on Pay vote, we reached out to all shareholders who owned in excess of 0.5% of outstanding shares, which in aggregate represented nearly 60% of outstanding shares.

Substantive discussions were held with 16 of the largest shareholders holding 36% of outstanding shares.

Our Presiding Director and Compensation and Benefits Committee Chair participated in discussions with certain of our largest shareholders, and feedback received from all discussions was conveyed to the entire Board.

The Committee approved multiple changes to our 2018 compensation in direct response to feedback received.

Executive Compensation Philosophy

The Board is focused on aligning executives' interests with those of long-term shareholders by rewarding actions that create long-term shareholder value.

We believe the creation of significant shareholder value since inception as a stand-alone company in 2005 (average annual shareholder return of 10.6% compared to 2.1% for the S&P Financial Index) is validation that our executive compensation philosophy and deliberative approach are effective.

Stability of the executive team is particularly important for a diversified financial services firm, where our employees, advisors and customers have many opportunities to work for or do business with a range of traditional and emerging competitors.

Performance Scorecard Approach to Incentive Pay

We use a Performance Scorecard where performance against pre-set goals drives annual and long-term incentives awarded each year.

Scorecard focuses on annual financial performance (70%) and long-term business and strategic metrics (30%).

Over the past three years, based on shareholder feedback, we have decreased the cash proportion of incentive pay for the Chairman and CEO to 30% from 40% with the remainder paid in long-term equity.

50% of long-term equity awards are granted as PSUs with vesting contingent on a further three-year performance period, thereby strengthening alignment of the interests of management with those of long-term shareholders. The remaining 50% is granted as stock options and restricted stock awards ("RSAs") that vest based on continued service over a multi-year period.

2018 Executive Compensation is Aligned with 2018 Company Performance

2018 was another year of strong operational performance. Revenue and earnings per share ("EPS") grew at 5% and 18%, respectively, and return on equity ("ROE") increased to 37%, however, notwithstanding these record operating results, consistent with the unfavorable results within our industry, our short-term stock price performance was negative for the year, after being up significantly in 2017.

95% of CEO compensation is at-risk and determined under a robust performance-based program to ensure close alignment between shareholder value creation and executive pay.

2018 CEO total direct compensation was 23% lower than 2017 (i.e., $22,310,000 versus $29,000,000 for 2017) as a result of this alignment and the changes made to the executive compensation program based on shareholder feedback.

Why You Should Vote FOR 2019 Say on Pay

Changes made to the executive compensation program, as well as the Committee's executive pay decisions for 2018, reflect the feedback received from our shareholders.

The use of a Performance Scorecard requires a clear assessment of management performance against pre-set targets, which drives the amount of both annual and long-term earned incentives.

The metrics chosen by the Board ensure that executives focus on both near- and long-term performance as well as the mitigation of financial risk.

Once performance is assessed, only 30% of the CEO incentives are awarded as cash, with 70% of incentives awarded as equity; half of equity awards are granted as PSUs which are earned at the end of a further three-year performance period, hence aligning the interests of management with those of long-term shareholders.

For the CEO 95%, and for the remaining NEOs 91% on average, of total compensation is at risk. Nearly two-thirds of total compensation vests over four fiscal years, closely aligning executives' interests with those of long-term shareholders. We believe this structure has created significant value for shareholders.

Our pay program has ensured stability of management who have executed our business and strategic initiatives, creating value for shareholders through long-term stock price growth and return of capital to shareholders. We believe this validates our executive compensation philosophy and pay program as effective and warrants shareholder support.

Shareholder Engagement and Responsiveness

We believe shareholder insight and recommendations should be an integral part of Board discussions on many matters. The input we receive from shareholders as part of our regular engagement efforts significantly impacts our compensation and corporate governance policies. The Board, senior management, our investor relations team and subject matter experts from the Company maintain a year-round dialogue with investors to gain their perspectives on current issues and address any questions or concerns.

In discussions over the past several years, shareholders have conveyed support for the Board, management team, the Company's performance, compensation philosophy and overall compensation design.

In addition to input on current corporate governance and executive compensation topics, we invite dialogue about any other topics or trends shareholders may wish to discuss. The Board considers feedback from these conversations during its deliberations, and our engagement activities have produced valuable feedback that informs our decisions and our strategy.

Shareholder Feedback — We Heard You. We Took Action.

The changes below are specific examples of how our compensation program and governance policies have evolved in great part due to feedback the Board has received from shareholders.

In the last ten years, as a result of shareholder engagement, Ameriprise has made several changes to the compensation program and governance policies as outlined in the tables below:

2018-2019

Reduced the maximum leverage applied to total incentive pool from 200% to 175%
Reduced CEO target incentive by $1.8 million

Modified the incentive mix to reduce cash to 30% of 2018 total incentives for the Chairman and CEO, increasing equity to 70% (35% cash and 65% equity for the other NEOs), down from 40% in 2017 and 2016; half of equity remains PSUs
Disclosed CEO target incentive, as distinct from incentive pool for all NEOs
Improved disclosure to emphasize all metrics have pre-set targets
Increased ownership threshold for CEO from 6x to 10x base salary, and NEOs from 3x to 4x base salary
Maintained total incentive pool for 2018 flat and initiated no base salary increases for NEOs
Eliminated perquisite allowance for Executive Leadership Team

2010-2017

Maintained a refreshed and diverse Board: two new directors in the last three years; women comprise 25% of Board
Established a majority vote standard for director elections, with a plurality carve-out for contested elections, and a director resignation policy
Increased CEO stock ownership requirements
Eliminated supermajority vote requirements to amend the bylaws/charter, and approve mergers
Reduced severance and change-in-control benefits
Increased the weight on financial metrics in evaluating performance
Introduced performance-conditioned equity
Eliminated a classified Board structure

What We Do and What We Don't Do

We are committed to ensuring that our executive compensation program and practices reflect principles of good governance as demonstrated by the following key aspects comprising our program and by those practices that we do not engage in.

What We Do	What We Don't Do

Adhere to independence for the Committee and its consultant	No employment agreements

Incorporate sound risk management and risk avoidance in our incentive plan design	No gross ups for potential excise taxes

Require executives to hold a significant portion of stock once vested	No repricing of stock options without shareholder approval

Require a "double trigger" to vest in long-term awards following a change in control	No hedging against the decline in the value of our stock

Regularly review the governance of our programs and make revisions to align with market best practices	No pledging our stock as security for a loan

Executive Compensation Philosophy

Our executive compensation philosophy is to align the interests of executives with those of shareholders by designing incentives that are directly tied to actions which create sustainable long-term shareholder value. We believe that strong senior leadership is a critical driver of success for our business and for the financial services industry more broadly. The executive compensation program must be designed to attract, reward and retain executive officers who create continual near- and long-term shareholder value by achieving the Company's strategic goals. We also believe that stability at the executive level signals strength and is particularly significant in the financial services industry, where our employees, customers and advisors have many opportunities to work for or do business with a range of traditional and emerging competitors.

Key Principles of Executive Compensation Philosophy
Ongoing Assessment and Review
Compensation is not a once-a-year discussion for the Board. The Compensation and Benefits Committee closely monitors executive performance throughout the year to ensure pay continues to be aligned with long-term value creation goals. The Committee and Board focuses on business, strategic and leadership performance to ensure a holistic view.
Necessity of Multiple Levers & Metrics
Over the past decade Ameriprise has transformed into a diverse financial services organization with a very high return on equity and few, if any, directly comparable peers. Our detailed and balanced assessment of performance incorporates the multifaceted nature of our businesses and the unique drivers and challenges of each of our business segments.
Evolving Structure Reflecting Shareholder Input
Our executive compensation program has evolved over the years as a direct result of our regular and robust engagement with shareholders. We remain open to continued input and discussion from our shareholders.
Stability of Leadership Team
In the financial services industry, talent and stability are key concerns of retail and institutional clients and partners. With performance drivers being paramount, our compensation program supports stability of management and enhances our ability to recruit and retain top talent.

Philosophy in Practice

Significant At-Risk Compensation: Against the backdrop of the diverse businesses at Ameriprise and our executive compensation philosophy, we have designed a structure that requires threshold performance for both annual and long-term incentives. Hence, should the Company and/or executives not achieve certain minimum levels of performance, there would be marginal or no awards of either cash or equity incentives under the plan. For the CEO, at-risk pay represented 95% of total compensation in 2018, while it represented between 88 and 92% of total compensation for the other NEOs as shown in the charts below.

Alignment of Long-Term Interests: Ameriprise utilizes a Performance Scorecard approach to determine incentive payouts. Once the appropriate performance is assessed and payout determined, 70% (for the CEO) of the earned incentive is denominated in equity. PSUs account for 50% of equity grants while time-vested equity in the form of stock options and RSAs account for the remaining 50%. Hence, nearly two-thirds of total compensation is long-term incentive, ensuring executives' interests are closely aligned with those of shareholders. The PSUs are contingent upon ROE, EPS growth and relative total shareholder return ("TSR") measured over a three-year performance period.

Conclusion

We are committed to delivering long-term sustainable shareholder value. While our financial results can be affected by global capital conditions beyond our control, our compensation program concentrates on the areas where management has the ability to truly influence the key drivers of shareholder value.

Since Ameriprise's spin-off from American Express in 2005, the Company's TSR has outperformed the S&P 500 Index and the S&P 500 Financials Index, outpacing the indices by 113 and 250 percentage points, respectively. This includes returning $18.6 billion since 2005 as dividends and share repurchases.

We believe that this creation of significant shareholder value since inception is validation that our executive compensation philosophy and deliberative approach are effective. Over the years, the executive compensation program has ensured the stability of the management team, which in turn has delivered excellent performance on the execution of the business and strategic initiatives and created sustainable value for shareholders.

Transparent Performance Scorecard Approach to Incentive Pay

Overview

Step 1: Set Benchmarks

Each fiscal year, the Committee establishes the pay program based on our executive compensation philosophy. At the beginning of the year, the Committee establishes the performance metrics taking into consideration the prior year's performance and the Company's business and strategic plans.

Step 2: Determine Target Incentive Pool

Following its market assessment each year, the Committee, with input from its executive compensation consultant, FW Cook, determines the target incentive pool based on companies included in our peer group. While Ameriprise has few, if any, directly comparable peers, the peer group analysis includes companies with business lines that are similar to Ameriprise's lines of business.

Step 3: Evaluate Performance

Based on verified financial results, performance is then evaluated against pre-set goals to finalize the Incentive Leverage multiplier applicable in a given year.

Step 4: Determine Earned Incentive Pool

Finally, this Incentive Leverage is multiplied by the Target Incentive Pool to estimate the Earned Incentive Pool. The Committee assesses business and strategic performance against established metrics and pre-set target goals, as well as the performance of each named executive officer. In circumstances not contemplated at the beginning of the year, however, such as major tax legislation, significant market dislocation, or an acquisition/divestiture, the Committee may factor these unanticipated circumstances into account.

Reduction in Maximum Incentive Leverage Following Shareholder Feedback

The Committee establishes the Incentive Leverage scale which details the actual funding multiplier as a percentage of the Target Incentive Pool.

The Committee then assesses total year performance and determines a rating based on scorecard results. This rating determines the leverage percentage, that up until 2017 ranged from 0% from 200%, that is applied to the incentive target pool to determine the actual incentive pool earned.

In response to shareholder feedback on the quantum of executive compensation (described in the section titled "Shareholder Engagement and Responsiveness"), the Committee reduced the maximum leverage from 200% of target to 175% of target, effectively reducing the potential incentive pool maximum each year going forward. Hence, the revised leverage percentage applicable for 2018 and onwards now ranges from 0% to 175%.

Target Incentive Pool Not Increased

Following shareholder feedback and concerns on the quantum of executive pay, the Committee decided not to increase the Target Incentive Pool for 2018, despite the market assessment results indicating that pay had increased at 11 of the 15 companies in the Ameriprise peer group.

Incentive Pool Includes Both Annual and Long-Term Awards; Additional Disclosure and CEO Targets Provided

Certain shareholder feedback to the Board focused on a desire for additional visibility into the CEO's target incentives. To facilitate a better understanding of the target incentive and how the Company delineates targets between the CEO and other NEOs, Ameriprise has provided the following additional detail.

In summary, the changes to the Incentive Pool for 2018 include:

Decreasing CEO target incentive by $1.8 million	Reducing cash from 40% to 30% of total incentives for CEO (35% for other NEOs) for 2018 and beyond	Disclosing CEO incentive targets	Disclosing separate cash and equity portions of incentive pool

Additionally, in response to positive shareholder feedback about the enhanced focus on long-term incentives, we amended the incentive mix so that 70% of incentive pay for the CEO and 65% of incentive pay for the other NEOs is now comprised of long-term incentives.

The result of these changes for 2018:
Target Equity Portion set at $19.5 million for all NEOs	Target Cash Portion set at $9.5 million for all NEOs

Included in these were:

$9.0 million	$3.9 million
CEO's Equity Incentive Target	CEO's Annual Incentive Target

CEO Cash-to-Equity Balance over Time

Further, as a result of the increased focus on equity as the primary incentive vehicle, the amount of cash paid out each year has successively decreased. In lieu of cash, the equity awards granted vest over a further three-year period, effectively creating a 4-year performance cycle for at least 70% of incentives in the 2018 cash-equity mix.

Peer Group Methodology Remains Consistent with Prior Years

Ameriprise Financial is a leader in each of our core businesses: Advice & Wealth Management, Asset Management, and Protection & Annuities. With respect to the competitive environment, there is no single company that is comparable to us in every respect, primarily because most companies are focused on a single business line whereas Ameriprise is comprised of three separate businesses.

During 2018, FW Cook provided competitive market data to the Committee, including a target total incentive pool with competitive range information above and below the market median. The market median and market competitive ranges provided by FW Cook are based primarily on proxy disclosures for the competitive peer group shown below. Market data is also supplemented from time to time based on published survey data from third-party data providers such as McLagan and Mercer.

The competitive peer group is evaluated by the Committee on an annual basis taking into account the advice of its compensation consultant to confirm the peer companies are appropriate given the size of our Company, type and mix of business lines, and the industries we compete in for executive talent. Collectively, the competitive market data provides an important reference point and market check for the Committee in determining how to position pay and is an important input to the consultant's recommendation when determining the size of the target total incentive pool.

The peer group used for 2018 was reviewed and updated by the Committee in February 2018 to remove MetLife. The Committee agreed with the consultant's recommendation that MetLife was no longer as close a business comparable following the spin-off of Brighthouse Financial.

Peer Group (Effective Feb. 2018)
Asset Management (n = 5)	Advice & Wealth Management (n = 5)	Protection & Annuities (n = 5)
Affiliated Managers	Bank of New York Mellon	Hartford Financial
BlackRock	Charles Schwab	Lincoln Financial
Franklin Resources	Northern Trust	Principal Financial
Invesco	PNC Financial	Prudential Financial
T. Rowe Price	State Street	Unum Group

The peer group is one of a number of inputs and reference points used by the Committee. The Committee also reviews and considers historical compensation levels for the executive officers and guidance provided by the Committee's compensation consultant. The actual total compensation paid to NEOs is based on the officer's individual performance, in addition to the Company's financial results and business and strategic accomplishments.

Non-Disclosure of Certain Metrics and Targets:

Ameriprise believes in transparency and strives to disclose as much information to shareholders as possible except in situations where we believe that providing full, or even limited, disclosure would be detrimental to the interests of shareholders. That potential for competitive harm is why we are not providing the components and individual targets incorporated in the Balance Sheet Quality and the Business and Strategic Performance objectives. We believe this disclosure could provide our competitors with insight regarding confidential business strategies without meaningfully adding to shareholders' understanding of the metric. Furthermore, we also determined it was prudent not to disclose the three-year goals for ROE and EPS growth used for PSUs on a prospective basis. However, Ameriprise does disclose the goals and actual performance on a retrospective basis for PSUs that vest each year.

Elements of Executive Compensation

In making its compensation decisions each year, the Committee reviews the total direct compensation for each of our NEOs, as well as the aggregate value of the total incentives being awarded, ensuring that each component is contingent upon Company and executive performance and is in line with the marketplace. Total direct compensation for each of our NEOs includes the following elements outlined below.

Element	Purpose	How do we determine
Base Salary	Provide competitive retainer to attract quality executive talent	Market assessment and periodic review
Annual Cash Incentive	Motivate executive to achieve annual and strategic plans	Based 100% on Performance Scorecard Total of cash award = (Incentive Leverage X Target Cash Portion)
LTIA: PSUs	Incentivize actions that create long-term value creation TSR modifier further aligns executives' interests with those of long-term shareholders	Equal to 50% of equity awards. Total of PSU award = (Incentive Leverage X Target Equity Portion X 50%)
LTIA: Options and RSAs	Align executives' interests with those of long-term shareholders Retention	Equal to 50% of equity awards, denominated in Options and RSAs Total of Option and RSA award = (Incentive Leverage X Target Equity Portion X 50%)

CEO Pay Mix by Elements

Other NEOs Average Pay Mix by Elements

Performance Scorecard Weightings Maintained from Prior Years

Consistent with prior years, the Committee approved the 2018 Performance Scorecard consisting of a Financial Performance component (weighted 70%) and Business and Strategic Performance component (weighted 30%), with the weighting unchanged from the prior year.

Financial performance is weighted at 70% to reflect the Committee's view that these objective measures are the most important indicators of the Company's success. Business and Strategic performance is weighted at 30% because the Committee believes it is important to assess key accomplishments that contribute to the achievement of our long-range plan.

70% Financial Performance	30% Business and Strategic Performance

Financial Performance Metrics

The Committee evaluates financial performance based on the five metrics shown below.

Metric	Weighting
Net Revenues	15%
Earnings	25%
EPS (diluted)	20%
ROE ex. AOCI	20%
Balance Sheet Quality	20%

The Balance Sheet Quality metric ensures the viability of the Company's capital structure to enable financial flexibility through all kinds of market cycles to capitalize on growth opportunities and achieve its multi-year business objectives while returning capital to shareholders. The metric measures the Company's ability to be operationally flexible and is critical for the long-term viability of the Company's balance sheet. Balance Sheet Quality measures evaluated by the Committee include but are not limited to: liquidity, excess capital position, investment quality, hedge effectiveness and free cash flow.

Business and Strategic Performance Metrics

The Committee evaluates non-financial performance based on the five strategic objectives shown below.

Strategic Objective	Weight	Examples of Key Metrics Evaluated
Profitably Grow our Advice & Wealth Management Business	30%	Advisor Productivity, Client Assets, Net Wrap/Client Flows, Advisor Recruiting and Retention
Profitably Grow our Asset Management Business	15%	Net Flows, Fund Performance, Regulatory Change Compliance, New Product Rollout, Enhanced Operating Infrastructure
Prudently Grow our Protection & Annuities Businesses	15%	Protection and Annuity Product Sales, Retention Rates
Invest in Growth and Re-engineering for Efficiency	15%	Investment in Strategic Initiatives, Re-engineering savings
Human Capital Management	25%	Employee Engagement, High Performer Retention, Leader Effectiveness

Evaluating 2018 Performance

No Increases to Base Salary

As disclosed in the "Shareholder Engagement and Responsiveness" section, beginning on page 41, base salaries for all the NEOs in 2018 were unchanged from the previous year.

Performance Scorecard Results

Following the tabulation of financial results, the Committee evaluated actual performance against the pre-set targets and determined the performance rating for each of the financial performance metrics(1). The Board has established a 1 to 5 rating system with 5 being the highest, 1 being the lowest, and a rating of "3" representing performance at target(2). The Committee also evaluated the business and strategic metrics to assess the progress the Company made toward achieving those pre-set goals. The Committee reviews both financial performance and business and strategic accomplishments on an annual basis to ensure alignment with the Company's annual and long-range business plans.

Based on actual 2018 performance compared to plan/budget, the Committee determined the Performance Rating for each metric therein.

Financial Performance Component (weighted 70%)

Overall financial performance for Ameriprise was quite strong in 2018, with results favorable to our planned expectations across all financial dimensions including revenue, net income, and earnings per share.(1)

(1)
Financial performance is evaluated on an adjusted operating basis, which excludes: net realized investment gains or losses, net of the related deferred sales inducement costs ("DSIC") and deferred acquisition costs ("DAC") amortization, unearned revenue amortization and the reinsurance accrual; the market impact on variable annuity guaranteed benefits, net of hedges, and the related DSIC and DAC amortization; the market impact on indexed universal life benefits, net of hedges and related DAC amortization, unearned revenue amortization and the reinsurance accrual; the market impact on fixed index annuity benefits, net of hedges and the related DAC amortization; the market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments; integration and restructuring charges; income (loss) from discontinued operations; and the impact of consolidating consolidated investment entities ("CIEs"). See the reconciliation of certain non-GAAP measures in the appendix to this proxy statement.
(2)
Each metric is scored on the 1 to 5 rating system described above, and then corresponding leverage is applied (from 0% to 175%) based on the aggregate rating – e.g., a 5.0 would result in funding leverage of 175% of target.

Balance Sheet Quality was very strong in 2018 with above target performance. Key highlights include: improved and maintained already strong foundational components, excellent risk management, improved liquidity position, achieved high levels of hedge effectiveness despite volatile markets, maintained high quality investment portfolios and strong excess capital position as we continued to evolve our business mix.

Metric	Weight	2017 Actual* ($ millions)	2018 Target ($ millions)	2018 Actual ($ millions)	Rating
Net Revenues	15%	$12,044	$12,489	$12,694	4.3
Earnings	25%	$1,923	$1,983	$2,135	4.9
EPS (diluted)	20%	$12.27	$12.79	$14.45	5.0
ROE ex. AOCI	20%	32.3%	32.3%	36.6%	5.0
Balance Sheet Quality	20%	Various	Various	Various	4.5
Overall Weighted Financial Rating					4.8
*2017 Actual results exclude the one-time impact associated with the enactment of federal tax reform in December 2017.

Business and Strategic Performance Component (weighted 30%)

2018 was another year of strong operational results that exceeded targets. Importantly, the Company made strong progress in achieving our long-term strategy.

Drive Profitable Growth of Advice & Wealth Management Business

✓

Drove record level client net flows of over $21 billion into fee-based investment advisory accounts

✓

Recognized in the industry for service and integrity(1):

»

#1 in trust

»

#1 in customer service

»

#1 in customer loyalty

»

#1 in customer forgiveness

Profitably Grow Global Asset Management Business

✓

Delivered consistently competitive investment performance against benchmarks

✓

Strengthened our global operating platform

✓

Enhanced and further developed our data capabilities in distribution and investments

✓

Though below target, managed outflows in challenging industry environment

»

4.9 out of 5 for client satisfaction

✓

Exceeded all objectives on advisor productivity, recruiting and results

✓

Continued significant investment, including enhancing digital and financial planning capabilities and developing our fee-based investment advisory platform

Invest in Growth and Re-engineer for Efficiency

✓

Invested $280 million in major strategic initiatives to drive future growth and meet regulatory requirements

✓

Re-engineering efforts delivered $80 million in expense savings

Prudently Grow Protection & Annuities Businesses

✓

Drove sales in insurance and annuities which exceeded target objectives

✓

Increased net written premiums and improved combined ratio while continuing to transform our Property Casualty business

Human Capital Management

✓

Annual engagement survey results continue to be strong on all dimensions, strongly exceeding financial services industry benchmarks

✓

Achieved high performer retention of 95% in a challenging year and competitive environment

(1)
For more details and source information, visit ameriprise.com/recognition

For 2018, these Business and Strategic Performance metrics were evaluated by the Committee against pre-set targets to determine the final performance rating. The specific targets for these metrics are not disclosed due to their sensitive nature and potential harm to shareholder interests. However, in the table below, we have included some of the key metrics evaluated to determine the final performance rating.

Strategic Objective	Weighting	Examples of Key Metrics Evaluated	Rating
Profitably Grow our Advice & Wealth Management Business	30%	Advisor Productivity, Client Assets, Net Wrap/Client Flows, Advisor Recruiting and Retention	4.25
Profitably Grow our Global Asset Management Business	15%	Net Flows, Fund Performance, Regulatory Change Compliance, New Product Rollout, Enhanced Operating Infrastructure	2.75
Prudently Grow our Protection & Annuities Businesses	15%	Protection and Annuity Product Sales, Retention Rates	3.75
Invest in Growth and Re-engineering Efficiency	15%	Investment in Strategic Initiatives, Re-engineering savings	4.00
Human Capital Management	25%	Employee Engagement, High Performer Retention, Leader Effectiveness	5.00
	Overall Weighted Business and Strategic Objectives Rating		4.1

Based upon the assessment above, the Committee evaluated the Performance Scorecard rating as disclosed in the table below.

The Committee's assessment of the Company's performance determines the extent to which the target total incentive pool is funded below, at or above target.

Performance Rating		X	Weighting	=	Rating
Financial Performance	4.8	X	70%	=	3.4
Business and Strategic Performance	4.1	X	30%	=	+ 1.2
Total Calculated Rating				=	4.6

Incentive Leverage Grid

Effect of Changes on 2018 Earned Incentive Pool

As described in the sections above, there were three key changes made in response to shareholder feedback regarding the quantum of CEO compensation including the quantum of cash received:

•
Reducing the CEO target incentive by $1.8 million,

•
Reducing the cash portion of target incentives to 30% (thereby increasing the equity component to 70%), and

•
Reducing the maximum payout under the Incentive Leverage Grid from 200% to 175%.

As shown below, each of these changes resulted in significant changes to 2018 CEO compensation. Despite strong performance on financial and business and strategic metrics, CEO cash compensation decreased by 43% while total CEO compensation decreased by 23%.

Performance Share Units

As disclosed, 50% of equity awards each year are granted in the form of PSUs. PSUs are designed to ensure executives' focus on the sustainability of profits and efficiency in the use of capital, using average ROE and EPS growth rates over the three-year performance period weighted 50% each.	PSU grants focus on sustainability of profits and efficiency in use of capital

In addition, the PSUs have a TSR modifier to ensure that the eventual vesting of the awards is in sync with the creation of shareholder value; especially critical is the downward adjustment designed to parallel the change in relative shareholder value over the performance period. Relative TSR is measured against the S&P Financial Index. If the Company's TSR is in the top quartile, the awards vested would increase by 25 percentage points; however, if the Company's TSR is in the bottom quartile, the awards vested would be reduced by 25 percentage points.	TSR modifier ensures PSU grants are aligned with relative, in addition to absolute, share performance

Currently and going forward the minimum award under the plan is 0% of target, and the maximum award is 175% of target. As previously disclosed, this maximum was lowered from 200% of target for awards effective from the 2017 performance year onwards.

In February 2019, the NEOs were granted PSUs that vest based on this design for the 2019-2021 performance period.

NEOs received payouts corresponding to the PSU awards that were granted in February 2016 for the three-year performance period ended December 31, 2018. The terms of these awards were substantially identical to the PSUs granted in 2018, with the exception of the lower maximum payout going forward.

2016-2018 PSU Award Earnout

The final award leverage for the PSU awards for the 2016-2018 performance period is 175% of target. The resulting awards are described below. Further details regarding these awards will be reported in next year's proxy statement in the "Option Exercises and Stock Vested in 2019" table on page 66.

Ameriprise has determined that disclosing the forward-looking goal underpinning PSUs granted each year is not in the best interests of shareholders; however, we provide the retrospective information following the completion of each performance period as shown on the next page for the PSU award covering the 2016-2018 performance period.

Performance goals were set at the beginning of the three-year period for average ROE and the EPS compound annual growth rate. Since TSR is a relative measure, there are no goals necessary for that component of the plan. The table below includes the ROE and EPS goals and how they correlate to Target, Maximum and Minimum award payouts (i.e., 100% equals 1x target). Results in between those points are interpolated. Actual performance resulted in the awards being earned at the maximum rating of 200% of target before application of the TSR modifier.

Award Leverage	Average ROE	EPS Compound Annual Growth Rate
Maximum (200%)	24.9% or above	14.1% or above
Target (100%)	23.0	8.1%
Minimum (0%)	Below 19.6%	Below 0.1%
2016-2018 Actual	30.4%	15.8%
Performance Rating	200%	200%

In evaluating the performance goals at the end of each period, the Committee adjusted for certain approved predefined modifiers under the plan that were unknown or uncontrollable at the time goals were set. For the 2016-2018 period, the Committee adjusted for annual insurance and annuity unlocking impacts, equity market performance above established ranges, certain regulatory driven project costs and benefits associated with tax reform.

Ameriprise's TSR performance for the 2016-2018 period was below the S&P Financials index, which led to a decrease in the final award calculation by 25 percentage points.

PSUs Earned for Performance Period 2016-2018

NEO	Award at Target	Award at 175%
James M. Cracchiolo	29,707 shares	51,987 shares
Walter S. Berman	9,750 shares	17,062 shares
William F. Truscott	8,224 shares	14,392 shares
Colin Moore	8,543 shares	14,950 shares
Joseph E. Sweeney	4,134 shares	7,234 shares

CEO Incentive Mix Progression Over Last 4 Years

For each year based on the Performance Scorecard assessment, executives are awarded incentives that are paid out in cash and equity, with the equity award being granted the following fiscal year. For example, in January 2019 the Committee approved equity awards for 2018 performance. This staggered equity grant ensures that a significant portion of annual incentives earned per the Performance Scorecard each year are effectively subject to a four-year vesting period, with 50% of the equity granted being subject to further performance hurdles.

Supplemental Total Direct Compensation Table for our Named Executive Officers

The Securities and Exchange Commission's rule for when equity awards are reported in the Summary Compensation Table results in a one-year lag between the time the equity awards are granted and when they are reported. As a result of the time lag, the equity awards granted in 2019 won't appear in the Summary Compensation Table (see page 62) until our 2020 annual meeting proxy statement.

We believe that the supplemental table below more clearly reflects our pay for performance philosophy and the compensation decisions made by the Committee for the NEOs for each performance year shown.

	Performance Year	Salary ($)	Annual Cash Incentive Awards ($)	Long-Term Incentive Awards ($)	Total Direct Compensation ($)
James M. Cracchiolo, Chairman and Chief Executive Officer	2018 2017 2016	1,025,000 1,025,000 1,025,000	6,386,000 11,190,000 6,258,000	14,899,000 16,785,000 9,388,000	22,310,000 29,000,000 16,671,000

Walter S. Berman, Executive Vice President and Chief Financial Officer	2018 2017 2016	675,000 675,000 675,000	2,879,000 3,770,000 2,243,000	5,346,000 5,655,000 2,893,000	8,900,000 10,100,000 5,811,000

William F. Truscott, Chief Executive Officer, Global Asset Management	2018 2017 2016	675,000 675,000 675,000	2,265,000 2,890,000 1,764,000	4,205,000 4,335,000 2,570,000	7,145,000 7,900,000 5,009,000

Colin Moore, Executive Vice President and Global Chief Investment Officer	2018 2017 2016	475,000 475,000 475,000	1,986,000 2,610,000 1,912,000	3,689,000 3,915,000 2,588,000	6,150,000 7,000,000 4,975,000

Joseph E. Sweeney, President, Advice & Wealth Management Products and Service Delivery	2018 2017 2016	550,000 550,000 550,000	1,409,000 1,700,000 1,000,000	2,616,000 2,550,000 1,320,000	4,575,000 4,800,000 2,870,000

Why You Should Vote FOR 2019 Say on Pay

Response to 2018 Say on Pay: Significant outreach; significant changes made in direct response to feedback

Performance Scorecard determines earned annual and long-term incentives

95% of CEO compensation is at-risk; 70% of incentives are long-term

Half of equity as PSUs, with vesting contingent on further three-year performance period

Shift to 70% equity and 30% cash for CEO's incentive mix

Reduction in maximum leverage applied to incentive pool

Perquisite allowance eliminated in 2019

Following the Company's disappointing 2018 Say on Pay vote, directors and management reached out to shareholders owning a significant percentage of outstanding shares to gather feedback. Following the shareholder outreach, the Committee approved changes to the pay program that directly address the feedback received. In response to feedback, the Company also provided disclosure that provides additional visibility into the executive compensation program.

As disclosed in the sections above, the executive compensation program is predicated on sound principles that clearly link compensation with performance. Our detailed and balanced assessment of performance incorporates the multifaceted nature of our businesses and the unique drivers and challenges of each of our business segments.

For each metric, performance is evaluated against pre-set goals, the vast majority of which are disclosed in the "Evaluating 2018 Performance" section beginning on page 50. Only in circumstances where we believe the disclosure of certain metrics could result in competitive harm does Ameriprise provide limited information. Even in those circumstances — e.g., the three-year goals that underpin PSU performance evaluation — we disclose goals and performance at the time of vesting.

Our incentive program requires that the Performance Scorecard evaluation drives the awarding of both annual and long-term incentives. Should the Company fail to achieve threshold performance, marginal or no annual or long-term incentives would be earned for a given year.

Once performance levels and earned incentives are determined, 30% of the incentives are denominated in cash, with the remaining 70% in equity for the CEO and 35% of the incentives are denominated in cash, with the remaining 65% in equity for the other NEOs. Fifty percent of the equity awards are granted as PSUs, which vest at the end of a further three-year performance period based on ROE, EPS growth and relative TSR. The other half of equity is granted as stock options and RSAs, which fully vest three years from grant. In aggregate, at-risk compensation represents the majority of pay thereby aligning executives' interests with those of long-term shareholders.

Since Ameriprise's spin-off from American Express in 2005, the Company's TSR has continually outperformed the S&P 500 Index and the S&P 500 Financials Index, outpacing the indices by 113 and 250 percentage points, respectively. This includes returning $18.6 billion since 2005 as dividends and share repurchases.

We believe that our creation of significant shareholder value since inception is validation that our executive compensation philosophy and deliberative approach are effective. Over the years, the executive compensation program has helped retain the management team which in turn has delivered excellent performance on the execution of the business and strategic initiatives and created value for shareholders through long-term stock price growth and return of capital to shareholders.

Compensation Practices Highlights

Stock Ownership and Retention Guidelines

The Committee has established and maintains stock ownership and retention guidelines for our senior leaders to more closely align their interests with the long-term interests of our shareholders. We believe this commitment to stock ownership strengthens the alignment of executives' interests with those of long-term shareholders and will continue to play a significant role in driving our success and creating long-term value.

Executive	Guideline	Actual FY End Ownership
CEO	10 times base salary	$31.3M (30.6 times base salary)
Other NEOs	4 times base salary	$4.4M (7.6 times base salary, on average)

The shares that count towards this ownership guideline include shares owned directly and shares or phantom stock units held in qualified or nonqualified plans. Shares underlying outstanding stock options, unearned PSUs as well as unvested RSAs do not count towards the ownership guideline.

To ensure achievement of the ownership goals, executive officers who have not yet attained the required level of ownership must retain 75% of any stock received upon vesting or upon exercise of stock options (net of shares withheld for taxes or exercise costs) until the ownership guideline is attained.

Post-Employment Compensation and Benefits

We do not enter into individual employment, severance or change in control agreements with our NEOs. Instead, the rights of our NEOs to post-employment compensation and benefits are covered by our compensation and benefit plans. Under this "plan approach," the post-employment compensation and benefits of our NEOs are established uniformly and separately from the other compensation elements.

Our use of a plan approach provides many benefits when compared to entering into individual employment agreements with each NEO. In most instances, this method ensures consistent terms and provisions and allows us the flexibility to amend or change our practices in response to market trends and best practices. As part of the Committee's ongoing review of the Company's programs, the Committee's independent consultant reviews our post-employment provisions on an annual basis.

We have made a number of reductions to our post-employment benefits for our NEOs over the past several years, including:

  •
  Reducing the severance multiple;

  •
  Eliminating the gross up on "parachute payments";

  •
  Terminating Company-sponsored welfare benefits for new retirees; and

  •
  Adding a "double trigger" for accelerated equity vesting following a change in control of the Company.

  •
  There were no changes to these programs in 2018.

Under our Senior Executive Severance Plan, severance benefits may become payable only in the event of certain involuntary terminations or if an executive is involuntarily or constructively terminated within two years following a change in control. We offer severance benefits upon certain limited involuntary terminations outside the executive officer's control because we believe that the severance benefits provide income continuity, which results in greater management stability and minimized turnover.

Additionally, we have provisions designed to ensure that executives' interests remain aligned with the interests of shareholders should a change in control occur. We believe that this "double trigger" requirement for qualifying terminations following a change in control maximizes shareholder value because it ensures our NEOs do not receive an unintended windfall by receiving a severance payment while maintaining their positions following a change in control.

Additional information regarding each element of our post-employment provisions, as well as detailed information on these benefits and the value of potential payments that our NEOs would receive in various scenarios, is provided in the section "Potential Payments Upon Termination or Change of Control for Named Executive Officers", beginning on page 70.

Risk and Incentive Compensation

The Committee is responsible for overseeing our incentive compensation arrangements, for aligning such arrangements with sound risk management and long-term growth and for verifying compliance with applicable regulations. Management, including representatives from each of our material businesses, as well as our human resources, finance, internal audit and legal departments, conducted the annual internal review of our executive and non-executive incentive compensation programs, policies and practices. Among other factors, the team reviewed and discussed: the various design features and characteristics of Company-wide compensation policies and programs as well as those at the business unit level; the performance metrics at the Company and business unit levels; and approval mechanisms of all incentive programs for all employees. The team's objective was to determine whether any of these policies or programs could create risks that are reasonably likely to have a material adverse effect on the Company. The results of this assessment are shared with the Committee each year.

Based on this assessment and after discussion with management and the Committee's independent compensation consultant, for 2018, the Committee has concluded that our incentive compensation arrangements and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

The Committee reached this conclusion after considering a number of features of our incentive compensation structure that are designed to mitigate risk, including but not limited to:

  •
  Our use of a variety of compensation vehicles that provide a balance of long- and short-term incentives with fixed and variable features, with an emphasis on long-term performance (except for certain sales and sales management positions, whose competitive pay framework is more heavily short-term and where business controls are present to moderate risk);

  •
  Our performance goals that we believe are appropriate in light of past performance and market conditions;

  •
  Our budgeting and internal controls and procedures are sufficient to prevent the manipulation of performance results to enhance payments under incentive compensation arrangements;

  •
  Our stock ownership and retention guidelines for our senior leaders that call for significant stock ownership and align the interests of our senior leaders with the long-term interests of our shareholders;

  •
  The Committee's adoption of a clawback policy for all NEOs and other executive officers, which specifies the circumstances under which the Committee may exercise its discretion, to the extent permitted by law, to seek the reimbursement or forfeiture of certain cash or equity awards granted on or after January 1, 2011; and

  •
  Our CEO retains the discretion to adjust plans (other than those for our named executive officers) throughout the year in response to changing business conditions or unexpected events.

Also for 2018, at the request of the Committee and consistent with our annual processes, its independent compensation consultant conducted a risk review and assessment of the Company's executive compensation program in which the NEOs participate. This is similar to the review described in our prior proxy statements. In completing this review, the consultant considered such factors as: mix of total compensation; weighted performance metrics; equity incentive grant types and design; stock ownership guidelines; clawback policies; and performance assessment processes, among others.

The Committee determined, taking into account the consultant's review, the discussions with management and the report provided by management that our executive compensation program includes numerous risk-mitigating factors and does not contain features that induce imprudent risk taking.

Stock Option, Restricted Stock and Performance Share Unit Grant Practices and Procedures

Grant practices and procedures. The Committee has adopted a Long-Term Incentive Awards Policy that details the policies and procedures we use to grant stock options, RSAs and PSUs. The policy covers, among other topics: who has the authority to make grants; when grants may be made and when they become effective; required documentation; and our policy for making grants when the Committee or our chief executive officer is aware of material nonpublic information about us or our securities.

The Committee does not consider gains or losses from long-term and equity incentive awards made in prior years, such as stock option exercises and RSA vesting, in determining new incentive awards. The Committee believes that reducing or limiting current stock option grants, RSAs or other forms of compensation because of prior gains realized by an executive officer would unfairly penalize the officer for high past performance and reduce the motivation for continued high achievement. Similarly, the Committee does not consider a loss of value in prior equity awards in determining new incentive awards. Our severance and change in control plans, which we discuss in detail beginning on page 70, do not affect the Committee's decisions regarding other elements of compensation. Those plans serve very specific purposes that are unrelated to the determination of a NEO's total direct compensation for a specific year.

We have posted a copy of our Long-Term Incentive Awards Policy on our website on the Corporate Governance page at ir.ameriprise.com. That site also includes an expected schedule of equity award grant dates for 2019 and will be updated for future years' grant date schedules. If you would like a copy of the policy and the expected schedule of 2019 grant dates, please write to our corporate secretary at the address given on page three of this proxy statement under "General Information". The corporate secretary will send you a copy at no expense to you. The Committee adopted the policy in order to document in one place the practices and procedures to be followed in making grants of stock options, RSAs and PSUs. The Committee also wanted to provide the greatest possible transparency and candor to our shareholders concerning our grant practices, particularly with respect to the timing of those grants and our policy for making grants when the Committee or our CEO may be aware of material nonpublic information about us or our securities.

Other Considerations

Our incentive compensation programs have historically been designed and administered in a manner generally intended to preserve federal income tax deductions. However, the Committee considers the tax and accounting consequences of using various forms of compensation and retains the discretion to pay compensation that is not tax deductible or could have adverse accounting consequences for the Company.

Accounting rules govern how to value stock and option awards as of the date of grant, and when those awards are to be recognized as compensation expense. Under this accounting standard, we calculate the full grant date value of awards using a variety of assumptions. This calculation is performed for accounting purposes, as an executive officer may never realize any value from the award. This may happen when the value of a share of stock on which the executive holds an option falls below the exercise price of the option and remains below the exercise price, rendering the option worthless to the executive. In the case of such options, we recognize accounting expense even though the executive officer may never realize any value from the options.

Glossary We use the following terms throughout our disclosure:
Total Direct Compensation	Sum of base salary and total incentives

Total Incentives	Sum of annual cash and long-term incentives ("LTIA")

Market Compensation Data	Assessment of compensation paid at companies in our peer group

Incentive Leverage	Multiplier applied to incentive pool based on actual performance

Target Incentive Pool or Incentive Pool	Incentive pool for cash and equity incentives for all NEOs determined based on market compensation data

Target Cash Portion	Portion of incentive pool for cash incentives determined based on market compensation data

Target Equity Portion	Portion of incentive pool for equity incentives determined based on market compensation data

Performance Share Units	Performance equity awards; vesting is based on pre-set three-year ROE and EPS growth targets, and adjusted based on relative three-year TSR ("PSU")

Restricted Share Awards	Stock awards that vest ratably over three years subject to continued employment ("RSA")

Performance Scorecard	Performance assessment of key financial, business and strategic management metrics that the Board of Directors uses each year to evaluate Company performance

The Committee's Consideration of the 2018 Nonbinding Advisory Vote to Approve the Compensation of our Named Executive Officers

At our 2018 annual meeting, for the first time management's Say on Pay proposal did not receive majority support. As the Committee notes in its expanded report on page 37, the Committee was concerned about the voting results, given the average of 91% support that we have enjoyed since 2011. The Committee and the Board took the results very seriously and focused on: a broad engagement effort with shareholders, including participation by the Committee chairman and the presiding director; careful consideration of the comments and suggestions from shareholders; and approval of significant changes to our executive compensation program, with the advice of its independent compensation consultant, that the Committee believes are responsive to the concerns of shareholders. This Compensation Discussion and Analysis beginning on page 38 provides details on these and other topics, as well as the resulting adjustments to the compensation of our named executive officers for the 2018 performance year, as compared to the 2017 performance year.

As explained on page 55 and in the footnotes to the Summary Compensation Table below, the "Total" compensation numbers in the Summary Compensation Table do not represent the total direct compensation earned by the named executive officers for 2018 performance. The reasons are explained in the footnotes and in the Compensation Discussion and Analysis. We urge you to consider these points carefully when reviewing the Summary Compensation Table.

Summary Compensation Table

The following table contains compensation information for our chief executive officer, chief financial officer, and the three other executive officers who were the most highly compensated for the year ended December 31, 2018.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
James M. Cracchiolo	2018	1,025,000	0	4,196,000	4,196,000	6,386,000	926,553	619,971	25,742,524

Chairman and Chief				8,393,000

Executive Officer	2017	1,025,000	0	1,624,000	3,070,000	11,190,000	1,466,887	830,422	23,900,309

				4,694,000

	2016	1,025,000	0	1,630,000	3,260,000	6,258,000	1,220,414	608,761	16,610,175

				2,608,000

Walter S. Berman	2018	675,000	0	1,414,000	1,414,000	2,879,000	651,169	212,453	10,072,622

Executive Vice President				2,827,000

and Chief Financial	2017	675,000	0	534,000	1,069,000	3,770,000	571,114	259,976	8,169,090

Officer				1,290,000

	2016	675,000	0	535,000	1,070,000	2,243,000	555,663	182,977	6,117,640

				856,000

William F. Truscott	2018	675,000	0	1,084,000	1,084,000	2,265,000	112,702	127,465	7,515,167

Chief Executive Officer,				2,167,000

Global Asset	2017	675,000	0	436,000	874,000	2,890,000	363,556	158,000	6,656,556

Management				1,260,000

	2016	675,000	0	451,000	903,000	1,764,000	261,595	105,337	4,881,932

				722,000

Colin Moore	2018	475,000	0	979,000	979,000	1,986,000	154,830	1,349	6,532,179

Executive Vice President				1,957,000

and Global Chief	2017	475,000	0	463,000	925,000	2,610,000	211,344	761	5,885,105

Investment Officer				1,200,000

	2016	475,000	0	469,000	937,000	1,912,000	162,070	2,950	4,708,020

				750,000

Joseph E. Sweeney	2018	550,000	0	638,000	638,000	1,409,000	133,354	133,299	4,775,653

President, Advice &				1,274,000

Wealth Management	2017	550,000	0	240,000	480,000	1,700,000	314,396	152,540	4,036,936

Products and				600,000

Service Delivery	2016	550,000	0	227,000	454,000	1,000,000	215,640	113,414	2,923,054

				363,000

(1)
The numbers in these columns are not the grant date fair value of restricted stock awards and stock options awarded to the named executive officer for 2018 performance. These amounts represent the grant date fair value of restricted stock awards, performance shares, and stock options for 2017 performance, but granted on January 26, 2018. For 2018, there are two amounts listed in the stock awards column. The top number is the restricted stock award earned for 2017. The bottom number is the performance share award granted at target for 2017. The actual number of performance shares that will be earned at the vesting date is dependent upon future company performance and can now range from 0 to 175% of target.

The Company calculates the grant date fair value of restricted stock awards, performance shares and stock options in accordance with the applicable accounting rules. The grant date fair value represents the total compensation expense that the Company will recognize for restricted stock awards and stock options whereas the total compensation expense for performance shares will ultimately be the market value as of the vesting date.

For the grant date fair value of restricted stock awards, we use the closing share price on the grant date which does take into account future dividends to be paid on restricted shares. Those dividends will be the same as those paid to other shareholders.

For the grant date fair value of performance share awards, we use the closing share price on the grant date which does take into account future dividend equivalents to be paid on performance shares once fully vested and earned. Those dividend equivalents will be the same as those paid to other shareholders over the three-year performance period.

In order to calculate the grant date fair value of stock options, we use the Black-Scholes option pricing model. For the stock options that became effective on January 26, 2018, we used the following assumptions for purposes of the Black-Scholes option pricing model: (i) an expected life of 5 years for each option; (ii) a dividend yield of 2.25%; (iii) an expected stock price volatility of 24.35%; and (iv) a risk-free rate of return of 2.421%.

(2)
This column represents the non-equity incentive plan compensation earned by the named executive officers. For 2018, this number is the cash incentive award that was earned for 2018 performance. For 2017, this number is the cash incentive award that was earned for 2017 performance. For 2016, this number is the cash incentive award that was earned for 2016 performance.

(3)
These amounts represent the changes in pension value for calendar year 2018 under the Company's retirement plans as described in the Pension Benefits Table of this proxy statement, effective December 31 of each fiscal year.

(4)
The 2018 amounts disclosed for All Other Compensation primarily consist of: (i) employer contributions under the 401(k) plan; (ii) the annual executive perquisites allowance, which is $35,000 for Mr. Cracchiolo and $25,000 for each other named executive officer, except Mr. Truscott and Mr. Moore who do not receive this allowance; (iii) a Company matching contribution on voluntary deferrals of the 2018 cash incentive award under the deferred compensation plan that are credited in the form of deferred share units; (iv) the cost of maintaining a Company leased apartment for business travel to Minneapolis (which was $56,233 in 2018 for Mr. Cracchiolo); (v) the incremental cost associated with certain personal use of the aircraft and Company-provided vehicle and driver, as required by the Company's security program (defined below); (vi) club membership fees which are used primarily for business purposes; (vii) Company reimbursement of spousal travel for certain Company events; and (viii) gifts provided in conjunction with Company events. As a part of the CEO security program approved by the Committee, the Company provided Mr. Cracchiolo with the following: home security system monitoring, maintenance, and repair for his personal residences (which was $44,572 in 2018); use of a car and driver for business and commuting purposes; use of our corporate aircraft by Mr. Cracchiolo and others for business and personal travel.

For purposes of calculating the 2018 incremental cost for use of the car and driver, a per mile rate was determined using vehicle maintenance, fuel, and toll expenses and applying the calculated rate to all miles associated with commuting or personal use. The Company used the following methodology for determining the incremental cost for personal usage of the corporate aircraft: (a) when used solely for personal travel, an hourly flight rate (that considers fuel, maintenance and miscellaneous flight costs) plus any direct expense associated with in-flight catering is applied; and (b) when others accompany executives during regular business travel, the incremental cost reflects those direct expenses associated with in-flight catering only. For purposes of calculating the incremental cost of the personal use of corporate aircraft during 2018, the following per flight hourly costs were used, rounded to the nearest dollar: $3,861, $3,991 or $4,432, depending upon the aircraft used.

The following table shows the breakout of certain categories of All Other Compensation for the year ended December 31, 2018.

Name	Company Contributions to the 401(k) ($)	Matching Contributions to Deferred Compensation Plan ($)	Annual Cash Perquisites Allowance ($)	Personal Use of Corporate Aircraft ($)
James M. Cracchiolo	13,750	319,300	35,000	97,419

Walter S. Berman	13,750	143,950	25,000	2,496

William F. Truscott	13,750	113,250	0	0

Colin Moore	0	0	0	0

Joseph E. Sweeney	13,750	70,450	25,000	200

Grants of Plan-Based Awards in 2018

The table below shows the incentive and equity awards made to our named executive officers in 2018. These awards were based on 2017 performance and funded from the 2017 total incentive pool. Stock options will not have value unless there is an increase in share price above the option exercise price. Performance share and cash awards will not have value unless minimum performance results are achieved.

		Estimated Future Payouts Under Equity Incentive Plan Awards and Performance Awards(1)			All Other Stock Awards (# of shares	All Other Option Awards (# of securities	Exercise or Base Price of Option	Grant Date

	Grant Date	Threshold	Target (#)	Maximum (#)	of Stock or Units) (#)(2)	Underlying Options) (#)(3)	Awards ($/share)(4)	Fair Value of Awards ($)(5)

James M. Cracchiolo	1/26/2018	NA	46,669	81,671				8,393,000

	1/26/2018				23,311			4,196,000

	1/26/2018					119,834	179.84	4,196,000

Walter S. Berman	1/26/2018	NA	15,719	27,508				2,827,000

	1/26/2018				7,862			1,414,000

	1/26/2018					40,382	179.84	1,414,000

William F. Truscott	1/26/2018	NA	12,049	21,086				2,167,000

	1/26/2018				6,027			1,084,000

	1/26/2018					30,958	179.84	1,084,000

Colin Moore	1/26/2018	NA	10,881	19,042				1,957,000

	1/26/2018				5,443			979,000

	1/26/2018					27,959	179.84	979,000

Joseph E. Sweeney	1/26/2018	NA	7,084	12,397				1,274,000

	1/26/2018				3,547			638,000

	1/26/2018					18,220	179.84	638,000

(1)
This represents the target number of performance shares awarded. These awards are scheduled to vest at the end of a three-year performance period and the number of performance shares/units that will be earned will be based on earnings per share growth, average return on equity, and relative total shareholder return performance. The range in payout of performance shares/units is from 0 to 175% of target.

(2)
This represents the number of restricted shares awarded. These awards are scheduled to vest over a three-year period in increments of one-third per year.

(3)
This represents the number of stock options awarded. These awards are scheduled to vest over a three-year period in increments of one-third per year.

(4)
The exercise price is equal to the closing market price of Ameriprise Financial stock on the grant date.

(5)
These amounts are the grant date fair value of the stock options, restricted stock awards and performance awards as represented by the total ASC 718 compensation expense that will be recognized for these awards. The Company uses the Black-Scholes option pricing model to estimate its compensation cost for stock option awards. The assumptions used in the Black-Scholes model for grants made on January 26, 2018 were: (i) an expected life of 5 years for each option; (ii) a dividend yield of 2.25%; (iii) an expected stock price volatility of 24.35%; and (iv) a risk-free rate of return of 2.421%.

Outstanding Equity Awards at Fiscal Year-End 2018

The following table contains information regarding outstanding equity awards held by the named executive officers as of December 31, 2018.

	Option Awards(3)							Stock Awards(4)

	Option Grant Date(1)	Number of Securities Underlying Unexercised Option Shares Exercisable (#)		Number of Securities Underlying Unexercised Option Shares Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Share)	Option Expiration Date	Restricted Stock Grant Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Number of Unearned Performance Share Units of Stock That Have Not Vested (#)(5)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)

James M. Cracchiolo	02/07/2014	169,313	(2)			107.6100	02/07/2024	02/01/2016	6,189		645,946

	02/02/2015	186,058	(2)			128.7600	02/02/2025	02/01/2016		29,707	3,100,520

	02/01/2016	127,872		63,936		87.7900	02/01/2026	02/06/2017	8,776		915,951

	02/06/2017	36,111		72,223		123.3700	02/06/2027	02/06/2017		38,048	3,971,070

	01/26/2018			119,834		179.8400	01/26/2028	01/26/2018	23,331		2,435,056

								01/26/2018		46,669	4,870,844

Walter S. Berman	02/07/2014	54,910	(2)			107.6100	02/07/2024	02/01/2016	2,032		212,080

	02/02/2015	60,506	(2)			128.7600	02/02/2025	02/01/2016		9,750	1,017,608

	02/01/2016	41,970		20,985		87.7900	02/01/2026	02/06/2017	2,886		301,212

	02/06/2017	12,574		25,149		123.3700	02/06/2027	02/06/2017		10,456	1,091,293

	01/26/2018			40,382		179.8400	01/26/2028	01/26/2018	7,862		820,557

								01/26/2018		15,719	1,640,592

William F. Truscott	02/07/2014	54,910	(2)			107.6100	02/07/2024	02/01/2016	1,713		178,786

	02/02/2015	58,874	(2)			128.7600	02/02/2025	02/01/2016		8,224	858,339

	02/01/2016	35,418		17,711		87.7900	02/01/2026	02/06/2017	2,356		245,896

	02/06/2017	10,280		20,561		123.3700	02/06/2027	02/06/2017		10,213	1,065,931

	01/26/2018			30,958		179.8400	01/26/2028	01/26/2018	6,027		629,038

								01/26/2018		12,049	1,257,554

Colin Moore	02/07/2014	51,958	(2)			107.6100	02/07/2024	02/01/2016	1,782		185,987

	02/02/2015	54,655	(2)			128.7600	02/02/2025	02/01/2016		8,543	891,633

	02/01/2016	18,376		18,378		87.7900	02/01/2026	02/06/2017	2,502		261,134

	02/06/2017	10,880		21,761		123.3700	02/06/2027	02/06/2017		9,726	1,015,103

	01/26/2018			27,959		179.8400	01/26/2028	01/26/2018	5,443		568,086

								01/26/2018		10,881	1,135,650

Joseph E. Sweeney	02/07/2014	24,853	(2)			107.6100	02/07/2024	02/01/2016	863		90,071

	02/02/2015	27,466	(2)			128.7600	02/02/2025	02/01/2016		4,134	431,466

	02/01/2016	17,806		8,905		87.7900	02/01/2026	02/06/2017	1,297		135,368

	02/06/2017	5,646		11,292		123.3700	02/06/2027	02/06/2017		4,863	507,551

	01/26/2018			18,220		179.8400	01/26/2028	01/26/2018	3,547		370,200

								01/26/2018		7,084	739,357

(1)
For better understanding of this table, we have included additional columns showing the grant date of stock options, restricted stock, and performance share units.

(2)
These stock options are fully vested. The vesting schedule for these stock options was disclosed in the tables from prior proxy statements.

(3)
Stock options vest according to the following:

Option Grant Date	Vesting Schedule	Remaining Vesting Dates

2/01/2016	33.33% vests each year for three years beginning one year from date of grant	02/01/2019

2/06/2017	33.33% vests each year for three years beginning one year from date of grant	02/06/2019 and 02/06/2020

1/26/2018	33.33% vests each year for three years beginning one year from date of grant	01/26/2019, 01/26/2020, and 01/26/2021

(4)
Restricted stock vests according to the following:

Restricted Stock Grant Date	Vesting Schedule	Remaining Vesting Dates

2/01/2016	33.33% vests each year for three years beginning one year from date of grant	02/01/2019

2/06/2017	33.33% vests each year for three years beginning one year from date of grant	02/06/2019 and 02/06/2020

1/26/2018	33.33% vests each year for three years beginning one year from date of grant	01/26/2019, 01/26/2020, and 01/26/2021

(5)
Performance share units cliff vest following the end of the three-year performance period (e.g., the performance share units granted in 2018 will vest on the payout date in January 2021), and are subject to the achievement of the established performance measures. Payouts now range from 0% to 175% of target.

(6)
The market value of restricted stock and performance share units is based on a market closing price on the NYSE of $104.37 on December 31, 2018.

Option Exercises and Stock Vested in 2018

The following table contains all stock option exercises and vesting events of restricted stock awards and performance share units for all named executive officers during fiscal year 2018.

	Option Awards		Stock Awards				Performance Share Units

	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(5)		Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(5)

James M. Cracchiolo			6,189	(1)	1,058,814	(i)	34,006	(4)	5,696,005	(ii)

			6,050	(2)	1,013,375	(ii)

			4,387	(3)	704,377	(iii)

Walter S. Berman			2,031	(1)	347,463	(i)	11,059	(4)	1,852,383	(ii)

			1,968	(2)	329,640	(ii)

			1,442	(3)	231,528	(iii)

William F. Truscott	56,688	6,112,100	1,712	(1)	292,889	(i)	11,888	(4)	1,991,240	(ii)

			1,917	(2)	321,098	(ii)

			1,178	(3)	189,140	(iii)

Colin Moore			1,780	(1)	304,522	(i)	12,648	(4)	2,118,540	(ii)

			1,777	(2)	297,648	(ii)

			1,250	(3)	200,700	(iii)

Joseph E. Sweeney			861	(1)	147,300	(i)	5,017	(4)	840,348	(ii)

			893	(2)	149,578	(ii)

			648	(3)	104,043	(iii)

(1)
On 2/1/2018, the following restricted stock awards vested:

For Mr. Cracchiolo: a total of 6,189 shares vested, 2,899 of these shares were withheld to cover taxes, and a net of 3,290 shares were delivered.

For Mr. Berman: a total of 2,031 shares vested, 947 of these shares were withheld to cover taxes, and a net of 1,084 shares were delivered.

For Mr. Truscott: a total of 1,712 shares vested, 728 of these shares were withheld to cover taxes, and a net of 984 shares were delivered.

For Mr. Moore: a total of 1,780 shares vested, 751 of these shares were withheld to cover taxes, and a net of 1,029 shares were delivered.

For Mr. Sweeney: a total of 861 shares vested, 392 of these shares were withheld to cover taxes, and a net of 469 shares were delivered.

(2)
On 2/2/2018, the following restricted stock awards vested:

For Mr. Cracchiolo: a total of 6,050 shares vested, 2,834 of these shares were withheld to cover taxes, and a net of 3,216 shares were delivered.

For Mr. Berman: a total of 1,968 shares vested, 918 of these shares were withheld to cover taxes, and a net of 1,050 shares were delivered.

For Mr. Truscott: a total of 1,917 shares vested, 816 of these shares were withheld to cover taxes, and a net of 1,101 shares were delivered.

For Mr. Moore: a total of 1,777 shares vested, 750 of these shares were withheld to cover taxes, and a net of 1,027 shares were delivered.

For Mr. Sweeney: a total of 893 shares vested, 406 of these shares were withheld to cover taxes, and a net of 487 shares were delivered.

(3)
On 2/6/2018, the following restricted stock awards vested:

For Mr. Cracchiolo: a total of 4,387 shares vested, 2,053 of these shares were withheld to cover taxes, and a net of 2,334 shares were delivered.

For Mr. Berman: a total of 1,442 shares vested, 673 of these shares were withheld to cover taxes, and a net of 769 shares were delivered.

For Mr. Truscott: a total of 1,178 shares vested, 501 of these shares were withheld to cover taxes, and a net of 677 shares were delivered.

For Mr. Moore: a total of 1,250 shares vested, 528 of these shares were withheld to cover taxes, and a net of 722 shares were delivered.

For Mr. Sweeney: a total of 648 shares vested, 295 of these shares were withheld to cover taxes, and a net of 353 shares were delivered.

(4)
On 2/2/2018, the following performance share awards vested:

For Mr. Cracchiolo: a total of 34,006 shares vested, 16,748 of these shares were withheld to cover taxes, and a net of 17,258 shares were delivered.

For Mr. Berman: a total of 11,059 shares vested, 5,416 of these shares were withheld to cover taxes, and a net of 5,643 shares were delivered.

For Mr. Truscott: a total of 11,888 shares vested, 5,335 of these shares were withheld to cover taxes, and a net of 6,553 shares were delivered.

For Mr. Moore: a total of 12,648 shares vested, 5,632 of theses shares were withheld to cover taxes, and a net of 7,016 shares were delivered.

For Mr. Sweeney: a total of 5,017 shares vested, 2,397 of these shares were withheld to cover taxes, and a net of 2,620 shares were delivered.

(5)
The value realized on vesting for restricted stock and performance share awards was based on the market closing price of an Ameriprise share on the date of vesting.

(i)    For 2/1/2018, the market closing price was $171.08 per share.

(ii)    For 2/2/2018, the market closing price was $167.50 per share.

(iii)    For 2/6/2018, the market closing price was $160.56 per share.

Non-Qualified Deferred Compensation for 2018

This table provides information about the Ameriprise Financial Deferred Compensation Plan. A named executive officer may only participate in the plan if he elects to defer receipt of compensation that would otherwise be payable in cash. All named executive officers except for Mr. Moore elected to participate in the plan for the 2018 performance year.

The amounts shown in the column "Executive Contributions" come from a deferral of the named executive officer's cash incentive award. If the named executive officer had not chosen to defer these amounts, we would have paid these amounts in cash. The amounts shown in this column are part of the dollar amount shown in the Summary Compensation Table on page 62, in the column "Non-Equity Incentive Plan Compensation" for 2018. The amount shown in the column "Executive Contributions" is not an additional award to the named executive officer.

	Executive Contributions(1) ($)	Company Contributions(2) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions in Last Fiscal Year(4) ($)	Aggregate Balance as of December 31, 2018(5) ($)

James M. Cracchiolo	1,277,200	319,300	(10,741,641)	0	41,074,604

Walter S. Berman	575,800	143,950	(2,667,280)	(236,331)	11,625,633

William F. Truscott	453,000	113,250	(115,503)	(1,057,691)	2,698,794

Colin Moore	0	0	0	0	0

Joseph E. Sweeney	281,800	70,450	(60,300)	(491,619)	1,482,908

(1)
These amounts are included in the Summary Compensation Table on page 62 in the column captioned "Non-Equity Incentive Plan Compensation" for 2018. These deferrals will not be credited to deferral accounts until after December 31, 2018 and therefore are not included in the column "Aggregate Balance as of December 31, 2018."

(2)
These amounts are included in the Summary Compensation Table on page 62 in the column labeled "All Other Compensation." Executives received a 25% Company matching contribution on deferrals of 2018 cash incentive awards (deferrals eligible for matching contributions are limited to 20% of such awards). The Company matching contributions are notionally credited to the Ameriprise Common Stock Fund, which tracks the performance of Ameriprise Financial common stock and are subject to a three-year cliff vesting period. The Company matching contributions are not credited to deferral accounts until after December 31, 2018, and therefore are not included in the column "Aggregate Balance as of December 31, 2018."

(3)
These amounts represent the change in market value on amounts previously deferred under the Deferred Compensation Plan, based on the actual market-rate returns and dividend equivalents credited to deferral accounts for the period January through December 2018. Participants are able to allocate their deferrals among a number of investment options that track the performance of select Columbia Threadneedle mutual funds, Ameriprise Financial common stock and the Moody's Corporate Bond Yield Index. Future values are not guaranteed and will fluctuate based on changes in the market value of selected investment options.

(4)
These amounts represent distributions received in 2018 from compensation previously deferred by participants and related vested Company matching contributions. Under the Deferred Compensation Plan, participants make an irrevocable election to have deferrals distributed in a lump sum or installments at a future date or following their termination of employment.

(5)
These numbers include amounts previously reported as compensation in Summary Compensation Tables for previous years for Messrs. Cracchiolo ($24,078,758); Berman ($8,756,763); Truscott ($6,673,298); and Sweeney ($1,027,250). The amounts shown in the table above for Messrs. Cracchiolo, Berman, Truscott, and Sweeney include amounts that they deferred prior to our spin-off from American Express Company as a public company on September 30, 2005. As a result, those amounts have not been previously reported as compensation in a Summary Compensation Table included in one of our annual meeting proxy statements. Each aggregate balance reflects the deduction of an $80 annual administrative fee.

Pension Benefits in 2018

The following table presents information about the participation of our named executive officers in our retirement programs. Assumptions used for purposes of valuation are included in the footnotes.

	Plan	Credited Service Number of Years	Present Value of Accumulated Benefits(1) ($)	Payments Made During Fiscal 2018

James M. Cracchiolo	Retirement Plan	36	787,857	0

	Supplemental Retirement Plan	36	13,850,839	0

	Total	36	14,638,696	0

Walter S. Berman	Retirement Plan	50	649,256	0

	Supplemental Retirement Plan	50	5,139,125	0

	Total	50	5,788,381	0

William F. Truscott	Retirement Plan	17	272,475	0

	Supplemental Retirement Plan	17	3,192,926	0

	Total	17	3,465,401	0

Colin Moore	Retirement Plan	16	120,922	0

	Supplemental Retirement Plan	16	1,367,108	0

	Total	16	1,488,030	0

Joseph E. Sweeney	Retirement Plan	35	642,064	0

	Supplemental Retirement Plan	35	2,047,569	0

	Total	35	2,689,633	0

(1)
The Ameriprise Financial Retirement Plan is a defined benefit pension plan, commonly referred to as a cash balance plan, which covers eligible employees of the Company. Each payroll period, the Company credits the account of each participating employee with an amount equal to a percentage of such employee's pension eligible pay (generally, base salary and annual cash incentive compensation, subject to the applicable calendar year limit ($270,000 for 2018), but excluding long-term incentive compensation) for that period. The percentage varies with the employee's age and years of service. On March 1, 2010, changes were made to lower the applicable contribution percentages under the plan. The new applicable percentages are based on years of service only and no longer consider an employee's age. Employees who were eligible for the plan on March 1, 2010 will continue to receive the percentage that they were receiving under the "Previous Table" prior to the change, until and if such time the percentage under the "New Table" becomes more favorable.

Previous Table Sum of Age Plus Years of Service	Applicable Percentage

Less than 35	2.50%

35-44	3.25

45-59	4.25

60-74	5.75

75-89	8.00

90 or more	10.00

New Table (effective March 1, 2010) Years of Service	Applicable Percentage

Less than 5	2.50%

5-9	3.25

10-14	4.00

15 and over	5.00

The retirement plan credits participants with interest on their balances. The retirement plan sets the fixed interest rate each year based on the average of the daily five-year U.S. Treasury Note yields for the previous October 1 through November 30. The minimum interest rate is 5%. The maximum rate is the lower of 10% or a specific rate set by the U.S. government under the tax laws. For 2018, the interest rate was 5%.

When an employee retires or terminates employment and is vested, the retirement plan will pay out the cash balance amounts. The retirement plan will make these payments in the form and at the time the employee elects, including payment in a single lump sum or as an annuity. An annuity obligates the retirement plan to make payments in monthly installments over time, in amounts based on plan assumptions as to life expectancy and the value of making payments in the future.

Employees may choose similar methods of payment for benefits they earned before July 1, 1995. The retirement plan balances vest after completing three years of service, reaching age 65, or upon disability or death.

The Ameriprise supplemental retirement plan is a non-qualified pension plan that allows participants to receive retirement plan contributions on pension earnings that exceed applicable limits under the Internal Revenue Code of 1986, as amended. The supplemental retirement plan balances vest after completing three years of service, reaching age 65, or upon disability or death.

The retirement plan account balances for Messrs. Cracchiolo, Berman, Truscott, Moore and Sweeney as of December 31, 2018 were $762,638; $649,256; $259,269; $116,982; and $608,700, respectively. The supplemental retirement plan account balances for Messrs. Cracchiolo, Berman, Truscott, Moore and Sweeney as of December 31, 2018 were $13,080,549; $5,037,265; $2,956,802; $1,290,210; and $1,888,184, respectively. For all of the named executive officers, their retirement plan or supplemental retirement plan balances are fully vested. The December 31, 2018 values shown in the table above for the retirement plan assumes a discount rate of 4.23% and a discount rate of 4.12% for the supplemental retirement plan. The values assume an interest crediting rate of 5.00% and a retirement age of 65, or current age for Mr. Berman, for both the retirement plan and the supplemental retirement plan.

Potential Payments Upon Termination or Change of Control for Named Executive Officers

The tables below describe the potential termination payments for the named executive officers under various termination of employment scenarios as if they occurred on December 31, 2018. As noted earlier, the Company does not have employment, severance or change in control agreements with any of the named executive officers. Rather, the rights of our executives with respect to specific events, including death, disability, severance or retirement, or a change in control of the Company, are covered by certain compensation and benefit plans of the Company, the material terms of which are summarized below.

We are providing two sets of tables for each named executive officer to show you what the officer would receive if he no longer worked for the Company. The first table shows the vested plan amounts that the named executive officer would receive if he left the Company for any reason. Any other employee participating in these plans would also receive any vested amounts in these plans if he or she no longer worked for the Company. The second table shows what the named executive officer would receive under various hypothetical situations resulting in a termination of his employment. The second table does not include amounts disclosed in the first table.

Both tables assume that the named executive officer's employment terminated on December 31, 2018. Because the numbers disclosed are calculated as of that date and are subject to other estimates and assumptions, the actual amounts the named executive officer may receive may differ materially from those shown in the tables. Additional information on the calculations for the payouts are outlined in the common set of footnotes to the tables. Unless otherwise specified in the common set of footnotes to the tables, all payments and benefits would be provided by Ameriprise Financial, Inc.

In addition to the amounts disclosed in these tables, the named executive officer would also receive any restricted stock that vested on or before his termination date. The officer would also be able to exercise any vested stock options. For more information, please see the "Outstanding Equity Awards at Fiscal Year-End 2018 table" on page 65.

Ameriprise Financial Senior Executive Severance Plan. To be eligible for severance benefits under this plan, a named executive officer must be terminated in connection with a workforce reduction, closure, or other similar event. Additionally, an employee who is involuntarily or constructively terminated within two years after a change in control is eligible for severance benefits. The severance amount is based upon a multiple of (i) the named executive officer's annual base compensation plus (ii) the average bonus and incentive amount over the previous three years. The named executive officer also is entitled to the bonus amount that he otherwise would have received for the year in which the termination occurred, pro-rated for the period of employment during that year. During the severance period, medical and dental benefits will continue and we have the right to continue other programs.

The severance amount is payable in installments according to our regular payroll schedule, except that the payments which would be made during the sixth month period following termination will be made in a lump sum on the first payroll period of the seventh month following termination. If the named executive officer is reemployed by us, he must repay any severance amounts paid and forfeit any severance amounts not yet paid to the extent that those amounts relate to the portion of the severance period after the date of reemployment.

In addition, a named executive officer who incurs an involuntary or constructive termination within two years after a change in control will have a credit made to his book reserve account in the Ameriprise Financial Supplemental Retirement Plan as of the date of termination equal to the value of employer contributions that would have been made to the Ameriprise Financial Retirement Plan, the Ameriprise Financial 401(k) Plan, the Ameriprise Financial Supplemental Retirement Plan, or other similar plans during the period for which the employee receives severance payments under this Plan.

A change in control under the Senior Executive Severance Plan generally occurs if an unrelated person or entity acquires at least 30% of the voting power of our securities, an unrelated person or entity acquires at least 50% of the total voting power of our securities and at least 50% of the total fair market value of our equity or assets, or a majority of our Board is replaced during any 12-month period with persons whose appointment or election is not endorsed by a majority of our Board before the date of appointment or election.

A constructive termination occurs if, within two years after a change in control, a named executive officer resigns or otherwise terminates employment without consent for any of the following reasons: (i) a reduction in overall total compensation opportunity; (ii) relocation to a location more than 35 miles from the named executive officer's primary residence and more than 50 miles from the named executive officer's then current work location; or (iii) a significant reduction in the named executive officer's position, title, duties, or responsibilities. To constitute a constructive termination, the named executive officer must provide the Company with a thirty-day period to remedy the situation.

Beginning in 2012, the gross-up provisions for excise taxes were eliminated and replaced with a best net approach, under which a named executive officer will receive reduced severance benefits if it results in a more favorable after-tax benefit for the officer.

Accelerated Vesting of Equity Compensation. We eliminated the "single-trigger" acceleration of unvested incentive compensation upon a change in control for future awards of equity compensation granted on or after January 1, 2013. Instead, the vesting of awards granted on or after January 1, 2013, will only accelerate upon a "double-trigger" (change in control followed by termination for good reason or involuntary termination not for cause within two years).

Annual Cash Incentive Compensation. A pro rata annual cash incentive award may become payable in the event an executive is involuntarily or constructively terminated within two years of a change in control. The pro rata payment of these awards rewards the executive for his or her performance prior to the change in control transactions.

Detrimental Conduct Agreements. To help protect our competitive position, the named executive officers have signed detrimental conduct agreements. Detrimental conduct includes: working for certain competitors; soliciting our customers or employees; and disclosing confidential information for a period of up to one year after termination of employment. The detrimental conduct agreements include a provision that requires the named executive officers to forfeit or repay the proceeds from some or all of their long-term incentive awards received up to two years prior to the end of their employment if they engage in conduct that is detrimental to us. In addition, the severance and post-employment benefits described above require the named executive officer to sign an agreement that includes a general release and other restrictive covenants, in addition to the detrimental conduct agreement. The detrimental conduct agreement was updated in November 2014 to reflect the current competitive environment and applicable laws. Key provisions of the policy, including the repayment terms, were not changed. The revisions generally provide more details about the noncompete and nonsolicitation provisions, and also address the enforceability in a few states with different employment laws.

James M. Cracchiolo.    The following tables describe the potential termination payments for Mr. Cracchiolo for the various termination of employment scenarios, assuming separation of employment on December 31, 2018. These amounts are in addition to the payout of vested stock options and restricted stock awards listed on page 66.

Vested Plan Balances Payable Upon Termination of Employment for any Reason(1)

Retirement Plan	$762,638

401(k) Plan	$3,470,733

Supplemental Retirement Plan	$13,781,936

Deferred Compensation Plan	$41,074,604

Total	$59,089,911

	Other Amounts Payable Upon Termination of Employment

	Voluntary Termination/ Retirement ($)	For Cause Termination ($)	Involuntary Not for Cause Termination ($)	Involuntary or Good Reason Termination following a Change in Control(10) ($)	Termination Due to Disability ($)	Termination Due to Death ($)
Severance benefit(2)	0	0	17,939,333	26,909,000	0	0

Payment of annual cash incentive award(3)	6,386,000	0	6,386,000	8,724,000	6,386,000	6,386,000

Accelerated vesting of long-term performance share unit awards(4)	0	0	0	7,371,514	7,371,514	7,371,514

Accelerated vesting of stock options(4)	0	0	0	1,060,059	1,060,059	1,060,059

Accelerated vesting of restricted stock awards(4)	0	0	0	3,996,953	3,996,953	3,996,953

Continued contributions to supplemental retirement plan(5)	0	0	0	2,194,720	0	0

Accelerated vesting of deferred compensation plan match(6)	0	0	0	0	0	0

Continued participation in health and welfare benefits(7)	0	0	27,926	41,889	0	0

Payout of life insurance benefits(8)	0	0	0	0	0	2,500,000

Present value of disability benefits(9)	0	0	0	0	925,408	0

Total	6,386,000	0	24,353,259	50,298,135	19,739,934	21,314,526

Walter S. Berman.    The following tables describe the potential termination payments for Mr. Berman for the various termination of employment scenarios, assuming separation of employment on December 31, 2018. These amounts are in addition to the payout of vested stock options and restricted stock awards listed on page 66.

Vested Plan Balances Payable Upon Termination of Employment for any Reason(1)

Retirement Plan	$649,257

401(k) Plan	$772,401

Supplemental Retirement Plan	$5,143,850

Deferred Compensation Plan	$11,625,633

Total	$18,191,141

	Other Amounts Payable Upon Termination of Employment

	Voluntary Termination/ Retirement ($)	For Cause Termination ($)	Involuntary Not for Cause Termination ($)	Involuntary or Good Reason Termination following a Change in Control(10) ($)	Termination Due to Disability ($)	Termination Due to Death ($)
Severance benefit(2)	0	0	5,458,500	10,917,000	0	0

Payment of annual cash incentive award(3)	2,879,000	0	2,879,000	3,006,500	2,879,000	2,879,000

Accelerated vesting of long-term performance share unit awards(4)	0	0	0	2,292,000	2,292,000	2,292,000

Accelerated vesting of stock options(4)	0	0	0	347,931	347,931	347,931

Accelerated vesting of restricted stock awards(4)	0	0	0	1,333,849	1,333,849	1,333,849

Continued contributions to supplemental retirement plan(5)	0	0	0	1,133,700	0	0

Accelerated vesting of deferred compensation plan match(6)	0	0	0	0	0	0

Continued participation in health and welfare benefits(7)	0	0	20,231	40,461	0	0

Payout of life insurance benefits(8)	0	0	0	0	0	675,000

Present value of disability benefits(9)	0	0	0	0	0	0

Total	2,879,000	0	8,357,731	19,071,441	6,852,780	7,527,780

William F. Truscott.    The following tables describe the potential termination payments for Mr. Truscott for the various termination of employment scenarios, assuming separation of employment on December 31, 2018. These amounts are in addition to the payout of vested stock options and restricted stock awards listed on page 66.

Vested Plan Balances Payable Upon Termination of Employment for any Reason(1)

Retirement Plan	$259,269

401(k) Plan	$890,889

Supplemental Retirement Plan	$3,153,190

Deferred Compensation Plan	$2,698,794

Total	$7,002,142

	Other Amounts Payable Upon Termination of Employment

	Voluntary Termination/ Retirement ($)	For Cause Termination ($)	Involuntary Not for Cause Termination ($)	Involuntary or Good Reason Termination following a Change in Control(10) ($)	Termination Due to Disability ($)	Termination Due to Death ($)
Severance benefit(2)	0	0	4,472,000	8,944,000	0	0

Payment of annual cash incentive award(3)	2,265,000	0	2,265,000	2,327,000	2,265,000	2,265,000

Accelerated vesting of long-term performance share unit awards(4)	0	0	0	1,988,144	1,988,144	1,988,144

Accelerated vesting of stock options(4)	0	0	0	293,648	293,648	293,648

Accelerated vesting of restricted stock awards(4)	0	0	0	1,053,720	1,053,720	1,053,720

Continued contributions to supplemental retirement plan(5)	0	0	0	489,200	0	0

Accelerated vesting of deferred compensation plan match(6)	0	0	0	0	0	0

Continued participation in health and welfare benefits(7)	0	0	24,478	48,957	0	0

Payout of life insurance benefits(8)	0	0	0	0	0	675,000

Present value of disability benefits(9)	0	0	0	0	1,276,917	0

Total	2,265,000	0	6,761,478	15,144,669	6,877,429	6,275,512

Colin Moore.    The following tables describe the potential termination payments for Mr. Moore for the various termination of employment scenarios, assuming separation of employment on December 31, 2018. These amounts are in addition to the payout of vested stock options and restricted stock awards listed on page 66.

Vested Plan Balances Payable Upon Termination of Employment for any Reason(1)

Retirement Plan	$116,982

401(k) Plan	$0

Supplemental Retirement Plan	$1,290,210

Deferred Compensation Plan	$0

Total	$1,407,192

	Other Amounts Payable Upon Termination of Employment

	Voluntary Termination/ Retirement ($)	For Cause Termination ($)	Involuntary Not for Cause Termination ($)	Involuntary or Good Reason Termination following a Change in Control(10) ($)	Termination Due to Disability ($)	Termination Due to Death ($)
Severance benefit(2)	0	0	3,966,500	5,288,667	0	0

Payment of annual cash incentive award(3)	1,986,000	0	1,986,000	2,261,000	1,986,000	1,986,000

Accelerated vesting of long-term performance share unit awards(4)	0	0	0	1,946,918	1,946,918	1,946,918

Accelerated vesting of stock options(4)	0	0	0	304,707	304,707	304,707

Accelerated vesting of restricted stock awards(4)	0	0	0	1,015,207	1,015,207	1,015,207

Continued contributions to supplemental retirement plan(5)	0	0	0	292,433	0	0

Accelerated vesting of deferred compensation plan match(6)	0	0	0	0	0	0

Continued participation in health and welfare benefits(7)	0	0	19,791	26,389	0	0

Payout of life insurance benefits(8)	0	0	0	0	0	1,900,000

Present value of disability benefits(9)	0	0	0	0	939,243	0

Total	1,986,000	0	5,972,291	11,135,321	6,192,075	7,152,832

Joseph E. Sweeney.    The following tables describe the potential termination payments for Mr. Sweeney for the various termination of employment scenarios, assuming separation of employment on December 31, 2018. These amounts are in addition to the payout of vested stock options and restricted stock awards listed on page 66.

Vested Plan Balances Payable Upon Termination of Employment for any Reason(1)

Retirement Plan	$608,700

401(k) Plan	$1,437,336

Supplemental Retirement Plan	$1,926,709

Deferred Compensation Plan	$1,482,908

Total	$5,455,653

	Other Amounts Payable Upon Termination of Employment

	Voluntary Termination/ Retirement ($)	For Cause Termination ($)	Involuntary Not for Cause Termination ($)	Involuntary or Good Reason Termination following a Change in Control(10) ($)	Termination Due to Disability ($)	Termination Due to Death ($)

Severance benefit(2)	0	0	2,879,500	5,759,000	0	$0

Payment of annual cash incentive award(3)	1,409,000	0	1,409,000	1,350,000	1,409,000	1,409,000

Accelerated vesting of long-term performance share unit awards(4)	0	0	0	1,016,285	1,016,285	1,016,285

Accelerated vesting of stock options(4)	0	0	0	147,645	147,645	147,645

Accelerated vesting of restricted stock awards(4)	0	0	0	595,640	595,640	595,640

Continued contributions to supplemental retirement plan(5)	0	0	0	502,720	0	0

Accelerated vesting of deferred compensation plan match(6)	0	0	0	0	0	0

Continued participation in health and welfare benefits(7)	0	0	28,119	56,238	0	0

Payout of life insurance benefits(8)	0	0	0	0	0	550,000

Present value of disability benefits(9)	0	0	0	0	1,342,999	0

Total	1,409,000	0	4,316,619	9,427,528	4,511,569	3,718,570

(1)
In the event of termination of employment for any reason, the executive is eligible to receive these vested amounts under the Company's retirement, 401(k), supplemental retirement and deferred compensation plans. The amounts deferred under the Deferred Compensation Plan will also be paid out immediately following a change in control, including any amounts of unvested company match which will become vested upon a change in control.

(2)
Under the Ameriprise Financial Senior Executive Severance Plan, the severance multiples for involuntary not for cause termination unrelated to a change in control were reduced for Mr. Cracchiolo and other executive officers. Beginning in 2012, the severance multiple for Mr. Cracchiolo was reduced from three times the sum of base salary and highest annual cash incentive award received over the previous three years to two times the sum of base salary and the average annual cash incentive award over the previous three years. For the named executive officers other than Mr. Cracchiolo, the severance multiple is one and one-half times the sum of base salary and the average annual cash incentive award over the last three years. For involuntary termination not for cause or constructive termination within two years following a change in control, severance is equal to the following multiples of the sum of base salary plus the average annual cash incentive award received over the previous three years: Mr. Cracchiolo (three times); Messrs. Berman, Truscott and Sweeney (three times); and any new executive officer hired or promoted after March 19, 2008 which includes Mr. Moore (two times). For all participants under the Ameriprise Financial Senior Executive Severance Plan, the severance benefit is payable in biweekly installments, beginning on the seventh month following the executive's termination of employment (i.e., following a six-month delay), not exceeding the duration during which the executive is entitled to receive severance benefits under the plan.

(3)
If an executive leaves due to involuntary not for cause termination unrelated to change in control, retirement, death or disability, the amount paid to the executive for their annual cash incentive award for the year in which their termination of employment occurs is prorated to reflect the period of the year that was worked, based on actual performance, and fully discretionary. The hypothetical amount shown in the table is based on the actual cash incentive award earned for 2018 performance. In the event of involuntary termination not for cause within two years of a change of control, the executive will receive the average of the prior two years' annual cash incentive awards in a lump sum following the executive's termination of employment. The hypothetical amount shown in the table is based on the average of the actual cash incentive awards earned for 2016 and 2017.

(4)
In the event of death or disability, vesting accelerates for all outstanding stock options, restricted shares and on a prorated basis for all outstanding performance shares. For all awards, vesting of outstanding stock options, restricted shares, and performance shares is not accelerated solely due to a change in control and also requires an involuntary or good reason termination of employment within two years following the change in control. In such an instance, vesting is accelerated in full for outstanding stock options and restricted shares and on a prorated basis for outstanding performance shares. In the event of retirement, outstanding restricted shares, performance shares, and stock options granted in the year of retirement are forfeited. For awards granted prior to the year of retirement, vesting does not accelerate upon retirement but the awards remain outstanding and continue to vest.

(5)
In the event of involuntary termination not for cause or constructive termination within two years of a change of control, the executive will receive the value of Company contributions that would have been made on his behalf to the Company's retirement, 401(k), and supplemental retirement plans during the severance period. Immediately upon a change in control, the entire value of each executive's account under the supplemental retirement plan will be transferred to a trust established for this purpose. Continued contributions will be credited to the executive's account under the supplemental retirement plan as of the date of the executive's termination of employment. Payment is made from the trust in a lump sum or annual installments based on the executive's distribution election under the supplemental retirement plan.

(6)
In the event of a change of control, death or disability, vesting fully accelerates on the Company match portion of the deferred compensation plan for all participants, and each participant is paid his or her deferred compensation plan balance shortly following the triggering event (i.e., death, disability or change in control). For participants who are retirement eligible (applicable to Messrs. Cracchiolo, Berman, Truscott, Moore and Sweeney), the Company match is currently fully vested.

(7)
In the event of involuntary termination not for cause or good reason termination of employment within two years of the change in control, the executive is provided continued participation in the medical, dental and life insurance benefits during the severance period.

(8)
Reflects the life insurance benefit payable for both Company-provided and employee-purchased coverage. All employees including the named executive officers are provided a Company-funded coverage of one times base salary.

(9)
In the event of disability, the executive would be eligible to receive disability income as long as they remained disabled until reaching age 65. The amount shown indicates the present value of potential future disability payments that would be received between December 31, 2018 and the executive reaching age 65, using a 3.88% discount rate.

(10)
Beginning in 2012, named executive officers are no longer eligible to receive a payment from the Company to put the executive in the same after-tax position as if no excise taxes under the Internal Revenue Code Section 280G had been imposed. This excise tax reimbursement and gross up by the Company was eliminated for all executive officers.

CEO Pay Ratio

The SEC rules require us to disclose the ratio of the annual total compensation of our chief executive officer to the median of the annual total compensation of all of our employees, other than our chief executive officer. We explain below how we made reasonable efforts to identify the median employee and calculate both her annual total compensation and the annual total compensation of our chief executive officer for this purpose. As permitted by the SEC, we have used reasonable estimates, assumptions, and methodologies to prepare this disclosure.

Because the SEC has given companies flexibility to calculate their CEO pay ratio in a manner that best suits their own facts and circumstances, our CEO pay ratio is specific to us and should not be used as a basis for comparison with the CEO pay ratios disclosed by other companies.

We identified our median employee by using total cash compensation: base salary plus any cash bonuses or commissions. We included the total cash compensation of our approximately 13,200 full- and part-time employees – including our employee financial advisors – from all 19 countries in which we operate, as of October 1, 2017. We did not include our approximately 7,700 franchise financial advisors even though they form a significant part of our business, because they – and their staff – are not our employees. We did not make any cost of living adjustments, or account separately for regional pay differences other than converting foreign currencies to US dollars. Since there has not been a meaningful change to our employee population, or a meaningful change to our compensation arrangements, we are once again considering the same median employee that we identified last year.

We calculated our median employee's annual total compensation using the same methodology that we use for our chief executive officer and our other named executive officers for purposes of the Summary Compensation Table on page 62. We then added the value of company-provided insurance. This is consistent with how we communicate with our employees through our My Ameriprise employee value proposition, including annual statements that we provide to all employees detailing our comprehensive investment in them. Using this methodology, our median employee's annual total compensation for 2018 was $94,570. We also added the value of company-provided insurance ($13,963) to our CEO's 2018 annual total compensation as reported in the Summary Compensation Table. The resulting ratio of our CEO's annual total compensation to the annual total compensation of our median employee was 272:1.

Certain Transactions

Related Person Transaction Review Policy

Our Audit Committee has adopted a written policy which provides procedures for the review, approval or ratification of certain transactions required to be reported under applicable rules of the Securities and Exchange Commission. Any amendments to the policy require Audit Committee approval.

Reportable transactions include those in which we are a participant and in which a related person has a direct or indirect interest. Related persons include: our directors, director nominees and executive officers; any person known by us to be the beneficial owner of more than five percent of our voting securities; and certain family members of, or certain other persons sharing the household of, any of our directors, director nominees or executive officers or holders of more than five percent of our voting securities.

Standards to be applied to the review of related person transactions include, but are not limited to, the following:

•
materiality of such transaction;

•
benefits of such transaction to us;

•
structure of such transaction;

•
the extent of the related person's interest, benefit or influence in such transaction;

•
whether the terms of such transaction are on an arm's length basis with terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances or otherwise can be determined as fair to us; and

•
whether means are available to manage any actual or apparent conflict of interest that may arise under such transaction following the time it is approved or entered into.

The Audit Committee of our Board of Directors, as well as the Audit Committee's chairman acting alone under delegated authority, have the responsibility to review, approve, disapprove or ratify related person transactions. Any Audit Committee member who is a related person under a transaction that is the subject of review is recused from voting upon any approval, disapproval or ratification of that transaction. Conditions operative to the transaction or to the relationship with the related person may be included in an approval or ratification.

Transactions with Other Companies

In the usual course of our business, we have transactions with many other firms. Some of the directors or officers of these firms may also serve as directors or officers for us or our subsidiaries. We carry out our transactions with these firms on customary terms. The directors and officers who serve us, our subsidiaries or the other firms involved may not have knowledge of these transactions.

Transactions Between the Company and Our Directors and Officers

Our executive officers and directors may from time to time take out loans from certain of our subsidiaries on the same terms that these subsidiaries offer to the general public. By way of example, our broker- dealer subsidiary Ameriprise Financial Services, Inc. may extend margin loans (except margin loans to acquire the Company's stock) to our directors and executive officers under their brokerage accounts. All indebtedness from these transactions is in the ordinary course of our business and is on the same terms, including interest rates, in effect for comparable transactions with other people. Such indebtedness involves normal risks of collection and does not have features or terms that are unfavorable to our subsidiaries.

Our executive officers and directors may also have transactions with us or our subsidiaries involving other goods and services, such as insurance, brokerage and investment services. These transactions are also in the usual course of our business and we provide them on terms that we offer to our employees (with respect to executive officers) or to the public (with respect to our outside directors) generally.

Transactions with Significant Shareholders

From time to time we may engage in ordinary course relationships and commercial transactions with our significant shareholders or their subsidiaries. We do not believe that these transactions are material to our Company.

•
In the usual course of our Advice & Wealth Management business, we provide to BlackRock, Inc. or its affiliates ("BlackRock") distribution services and marketing support in connection with the sale of BlackRock products to our clients. We received approximately $22.5 million in marketing support and related payments from BlackRock in 2018 in connection with these services.

•
In the usual course of our Asset Management business, we obtain investment advisory or sub-advisory services from BlackRock. We paid approximately $196 thousand in fees to BlackRock in 2018 in connection with these investment advisory or sub-advisory services.

•
In the usual course of our Asset Management business, Vanguard Group, Inc. (Vanguard) provides distribution and marketing support in connection with the distribution of our investment products. We paid approximately $451 thousand in fees to Vanguard in 2018 in connection with these services.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who own more than ten percent of a registered class of our equity securities to file with us, the Securities and Exchange Commission, and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of any of the Company's equity securities. As is true at many other public companies, our directors and executive officers have signed powers of attorney delegating the authority to prepare, sign, and file Section 16 reports on their behalf to employees of the Company. With respect to 2018, to the best of our knowledge, all required reports were filed on a timely basis.

Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business by Shareholders

Shareholder proposals included in our proxy statement.    Under Securities and Exchange Commission Rule 14a-8, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for the 2020 annual meeting of shareholders, our corporate secretary must receive the proposal at his office by no later than November 16, 2019. Proposals that are mailed, faxed, emailed or otherwise delivered to anyone other than our corporate secretary must still be received by the corporate secretary no later than November 16, 2019.

Shareholder nominees included in our proxy statement ("proxy access").    Under our By-Laws, shareholders may nominate a person for election as a director at an annual meeting to be included in our proxy statement if the shareholders satisfy certain requirements. Generally, a shareholder, or group of up to 20 shareholders, must own at least 3% of our outstanding shares and have held those shares for at least three years to be eligible to make a proxy access nomination. Shareholders who meet these requirements may nominate the greater of two directors or directors representing twenty percent of the directors constituting our board of directors. If a shareholder wants to nominate a director to be included in our proxy statement and form of proxy for the 2020 annual meeting of shareholders, our corporate secretary must receive the nomination at his office no earlier than October 17, 2019 and no later than November 16, 2019. However, if we hold the annual meeting on a date that is not within 30 days of this year's annual meeting, we must receive the notice no earlier than 150 days before the annual meeting and no later than 120 days before the annual meeting or ten days after our first public announcement of the annual meeting date.

If you will be nominating a director for election to be included in our proxy statement, there are special requirements that apply. These requirements are contained in Article I, Section 1.16 of our amended and restated By-Laws, which are posted on the Corporate Governance page at ir.ameriprise.com.

If you will be submitting a shareholder proposal under SEC Rule 14a-8 acting as a proxy or attorney-in-fact on behalf of a shareholder-proponent, there are special requirements that apply. These requirements are contained in Article I, Section 1.10(c)(iv) of our amended and restated By-Laws, which are posted on our website on the Corporate Governance page at ir.ameriprise.com.

Shareholder items of business and director nominees not included in our proxy statement.    Under our By-Laws, and as the Securities and Exchange Commission rules permit, shareholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting, or to introduce an item of business at an annual meeting. Under these procedures, shareholders must submit the proposed nominee or item of business by delivering a written notice to the corporate secretary of the Company at our principal executive offices. Our corporate secretary must receive notice as follows on the date specified:

•
Normally we must receive notice of a shareholder's intention to introduce a nomination or proposed item of business for an annual meeting not less than 90 days or more than 120 days before the first anniversary of the prior year's meeting. Assuming that our 2020 annual meeting is held on schedule, we must receive notice pertaining to the 2020 annual meeting no earlier than December 26, 2019, and no later than January 25, 2020.

•
However, if we hold the annual meeting on a date that is not within 30 days before or 60 days after such anniversary date, we must receive the notice no more than 120 days before the annual meeting date and no later than the later of the 90th day prior to the annual meeting date or ten days after our first public announcement of the annual meeting date.

•
If we hold a special meeting to elect directors, we must receive a shareholder's notice of intention to introduce a nomination no earlier than the 120th day prior to the special meeting date and no later than the later of the 90th day prior to the special meeting date or ten days after our first public announcement of the special meeting date and the nominees proposed by the Board.

Any notice that is mailed, faxed, emailed or otherwise delivered to anyone other than our corporate secretary must still be received by the corporate secretary no later than the relevant date specified above.

Our By-Laws require a nominee to deliver signed forms of a questionnaire, representation, and agreement that our corporate secretary will provide upon request. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the annual meeting, any material interest of the shareholder in the business and certain other information about the shareholder.

The Board and our management have not received notice of, and are not aware of, any business to come before the meeting other than the items we refer to in this proxy statement. If any other matter comes before the meeting, the named proxies will use their best judgment in voting the proxies.

It is very important that you read the applicable By-Law requirements carefully and comply with them. If you have any questions about these requirements, please contact our corporate secretary and chief governance officer, Thomas R. Moore, by telephone at (612) 678-0106, by email at thomas.r.moore@ampf.com, or by writing to him at 1098 Ameriprise Financial Center, Minneapolis, MN 55474. He will be happy to answer your questions.

* * *

We have made available on the Internet our 2018 Annual Report to Shareholders in connection with this proxy solicitation. If you would like a copy of our 2018 Form 10-K, excluding certain exhibits, please contact Thomas R. Moore, Vice President, Corporate Secretary and Chief Governance Officer, Ameriprise

Financial, Inc., 1098 Ameriprise Financial Center, Minneapolis, Minnesota 55474. We will provide a copy without charge.

Please submit your proxy by telephone or Internet or sign, date and return your proxy card or voting instruction form in the prepaid envelope you received if you requested paper copies of our proxy materials. We encourage you to attend the April 24, 2019, meeting. To attend the 2019 annual meeting, you must have been a shareholder as of the record date of February 28, 2019, and you will need to bring an admission ticket. You may be asked to provide valid photo identification. You must print an admission ticket at www.proxyvote.com. You will need the 12-digit control number printed on your Notice of Internet Availability of Proxy Materials, voting instruction form or proxy card.

If you are a shareholder who plans to send a proxy or qualified representative to represent you at the annual meeting, it is also important to note that under our amended and restated By-Laws, the following provisions apply: (i) no later than five business days prior to the annual meeting, a shareholder who has proposed business or made a nomination in accordance with the amended and restated By-Laws for consideration at the annual meeting must provide the full name(s) and current residential address of any person(s) authorized to act as a qualified representative for such shareholder in order for such qualified representative to gain admission to the annual meeting to present the proposed business or nomination on such shareholder's behalf; and (ii) no more than three persons who are authorized to act as proxy or a qualified representative for a shareholder may attend the annual meeting. You should review Article I, Section 1.10(c) of our By-Laws for additional information. We have posted our amended and restated By-Laws on our website on the Corporate Governance page at ir.ameriprise.com.

If you are attending the meeting as a proxy or qualified representative of a shareholder, please bring a form of identification bearing your photograph and written evidence of your authority to act on behalf of the shareholder, bearing the shareholder's signature.

Please note that seating is limited, and admission is on a first-come, first-served basis. No cameras, cellular telephones, pagers, or other electronic or recording devices will be allowed to be used in the meeting room. Anyone attending the annual meeting must observe the rules approved by the Board of Directors, which are printed in the meeting agenda.

By order of the Board of Directors,
THOMAS R. MOORE Vice President, Corporate Secretary and Chief Governance Officer

Appendix – GAAP to Non-GAAP Reconciliations
($ in millions)	Full Year 2017	Full Year 2018

Total net revenues	$12,132	$12,835

Less: Revenue attributable to the CIEs	94	127

Less: Net realized investment gains	46	10

Less: Market impact of hedges on investments	(2)	11

Less: Market impact on indexed universal life benefits	1	(7)

Adjusted operating total net revenues	11,993	12,694

Less: Tax impact on low income housing assets	(51)	–

Adjusted operating total net revenues excluding tax impact	$12,044	$12,694

($ in millions, except per share amounts)	Full Year 2017	Full Year 2018	Per Diluted Share Full Year 2017	Per Diluted Share Full Year 2018

Net income	$1,480	$2,098	$9.44	$14.20

Less: Net income (loss) attributable to the CIEs	1	(1)	–	(0.01)

Add: Integration/restructuring charges (1)	5	19	0.03	0.13

Add: Market impact on variable annuity guaranteed benefits (1)	232	31	1.48	0.21

Add: Market impact on fixed index annuity benefits (1)	–	(1)	–	(0.01)

Add: Market impact on indexed universal life benefits (1)	(4)	17	(0.02)	0.12

Add: Market impact of hedges on investments (1)	2	(11)	0.01	(0.08)

Add: Net realized investment (gains) losses (1)	(44)	(9)	(0.28)	(0.06)

Add: Tax effect of adjustments (2)	(67)	(10)	(0.43)	(0.07)

Adjusted operating earnings	1,603	2,135	10.23	14.45

Tax Act impact:

Less: Tax impact on low income housing assets	(51)	–	(0.32)	–

Less: Tax effect of adjustments (3)	(269)	–	(1.72)	–

Total Tax Act impact	(320)	–	(2.04)	–

Adjusted operating earnings excluding Tax Act impact	$1,923	$2,135	$12.27	$14.45

Weighted average common shares outstanding:

Basic	154.1	145.6
Diluted	156.7	147.7
(1)
Pretax adjusted operating adjustment.

(2)
Calculated using the statutory tax rate of 35% in 2017 and 21% in 2018.

(3)
Amounts represent the impact of the Tax Cuts and Jobs Act ("Tax Act") including remeasurement of net deferred tax assets using the lowered corporate tax rate, repatriation tax and the tax effect of low income housing assets.

($ in millions)	Full Year 2017	Full Year 2018

Net income	$1,480	$2,098

Less: Adjustments(1)	(123)	(37)

Adjusted operating earnings	1,603	2,135

Less: Tax Act impact	(320)	–

Adjusted operating earnings excluding Tax Act impact	$1,923	$2,135

Ameriprise Financial shareholders' equity(2)	$6,212	$5,735

Less: Accumulated other comprehensive income, net of tax "AOCI"(2)	252	(98)

Ameriprise Financial shareholders' equity excluding AOCI(2)	5,960	5,833

Less: Equity impacts attributable to the consolidated investment entities(2)	–	1

Adjusted operating equity(2)	$5,960	$5,832

Return on equity, excluding AOCI	24.8%	36.0%

Adjusted operating return on equity, excluding AOCI(3)	26.9%	36.6%

Adjusted operating return on equity, excluding AOCI and Tax Act impact	32.3%	36.6%

(1)
Adjustments reflect the trailing twelve months' sum of after-tax net realized investment gains/losses, net of deferred sales inducement costs ("DSIC") and deferred acquisition costs ("DAC") amortization, unearned revenue amortization and the reinsurance accrual; market impact on variable annuity guaranteed benefits, net of hedges and related DSIC and DAC amortization; the market impact on indexed universal life benefits, net of hedges and related DAC amortization, unearned revenue amortization, and the reinsurance accrual; the market impact on fixed index annuity benefits, net of hedges and the related DAC amortization; the market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments; integration/restructuring charges; and the impact of consolidating certain investment entities. After-tax is calculated using the statutory tax rate of 35% in 2017 and 21% in 2018.

(2)
Amounts represent the five-point average of quarter-end balances.

(3)
Adjusted operating return on equity excluding accumulated other comprehensive income (AOCI) is calculated using the trailing twelve months of earnings excluding the after-tax net realized investment gains/losses, net of DSIC and DAC amortization, unearned revenue amortization and the reinsurance accrual; market impact on variable annuity guaranteed benefits, net of hedges and related DSIC and DAC amortization; the market impact on indexed universal life benefits, net of hedges and related DAC amortization, unearned revenue amortization, and the reinsurance accrual; the market impact on fixed index annuity benefits, net of hedges and the related DAC amortization; the market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments; integration/restructuring charges; the impact of consolidating certain investment entities; and discontinued operations in the numerator, and Ameriprise Financial shareholders' equity excluding AOCI and the impact of consolidating investment entities using a five-point average of quarter-end equity in the denominator. After-tax is calculated using the statutory tax rate of 35% in 2017 and 21% in 2018.

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 24, 2019 AMERIPRISE FINANCIAL, INC. the annual meeting and vote in person, please call 612-678-0106. You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of CORPORATE SECRETARY'S OFFICE 1098 AMERIPRISE FINANCIAL CENTER MINNEAPOLIS, MN 55474 the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. proxy materials and voting instructions. E62089-Z73727-P16264 See the reverse side of this notice to obtain Meeting Information Meeting Type:Annual Meeting For holders as of:February 28, 2019 Date: April 24, 2019Time: 11:00 a.m., CT Location: Ameriprise Financial, Inc. 707 Second Avenue South Minneapolis, Minnesota 55474 For information on how to obtain directions to be able to attend

Before You Vote How to Access the Proxy Materials Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the by the arrow XXXX XXXX XXXX XXXX (located on the following page) in the subject line. How To Vote Please Choose One of the Following Voting Methods XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. E62090-Z73727-P16264 Vote In Person: Many shareholder meetings have attendance requirements, including but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote Online: Before The Meeting: Go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow During The Meeting: Go to ir.ameriprise .com. Have the information that is printed in the box marked by the arrow Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Shareholder Meeting Registration: To vote and/or attend the meeting, go to the "Register for Meeting" link at www.proxyvote.com. Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENTANNUAL REPORT How to View Online: following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET:www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*:sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 10, 2019 to facilitate timely delivery.

The Board of Directors recommends you vote FOR each of the following director nominees: 1. Election of Directors The Board of Directors recommends you vote FOR the following proposals: 1a. James M. Cracchiolo 2. To approve the compensation of the named executive officers by a nonbinding advisory vote. 1b. Dianne Neal Blixt 3. To ratify the Audit Committee's selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2019. 1c. Amy DiGeso 1d. Lon R. Greenberg NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. 1e. Jeffrey Noddle 1f. Robert F. Sharpe, Jr. 1g. W. Edward Walter III 1h. Christopher J. Williams E62091-Z73727-P16264 Voting Items

E62092-Z73727-P16264

VOTE ONLINE Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time the day before the meeting date. Participants in the Ameriprise Financial 401(k) Plan have an earlier voting deadline, described on the reverse side. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to ir.ameriprise.com ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs we incur to mail proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or online. To sign up for electronic delivery, please follow the instructions above to vote online and, when prompted, indicate that you agree to receive or access proxy materials online. VOTE BY PHONE - 1-800-690-6903 CORPORATE SECRETARY'S OFFICE 1098 AMERIPRISE FINANCIAL CENTER MINNEAPOLIS, MN 55474 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time the day before the meeting date. Participants in the Ameriprise Financial 401(k) Plan have an earlier voting deadline, described on the reverse side. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SHAREHOLDER MEETING REGISTRATION: To vote and/or attend the meeting, go to the"Register for Meeting" link at www.proxyvote.com. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E62086-Z73727-P16264 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. AMERIPRISE FINANCIAL, INC. The Board of Directors recommends you vote FOR each of the following director nominees: For Against Abstain For Against Abstain 1. Election of Directors The Board of Directors recommends you vote FOR the following proposals: ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 2. To approve the compensation of the named executive officers by a nonbinding advisory vote. To ratify the Audit Committee's selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2019. 1a. James M. Cracchiolo 3. 1b. Dianne Neal Blixt 1c. Amy DiGeso NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. 1d. Lon R. Greenberg 1e. Jeffrey Noddle 1f. Robert F. Sharpe, Jr. 1g. W. Edward Walter III 1h. Christopher J. Williams Note: Please sign as your name appears printed above. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee or guardian, please give full title. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E62087-Z73727-P16264 AMERIPRISE FINANCIAL, INC. Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders on Wednesday, April 24, 2019 The undersigned hereby appoints Walter S. Berman, Karen Wilson Thissen and Thomas R. Moore, or any one of them, proxies or proxy, with full power of substitution, to vote all common shares of Ameriprise Financial, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at Ameriprise Financial, Inc. headquarters at 707 Second Avenue South, Minneapolis, Minnesota 55474, on Wednesday, April 24, 2019, at 11:00 a.m., Central time, and at any adjournment(s) or postponement(s) of the meeting, as indicated on the reverse side of this proxy card, with respect to the proposals set forth in the proxy statement, and in their discretion, upon any matter that may properly come before the meeting or any adjournment(s) or postponement(s) of the meeting for which voting instructions have not been given. The undersigned hereby revokes any proxies submitted previously. To ensure timely receipt of your vote and to help reduce costs, you are encouraged to submit your voting instructions online or by telephone. Follow the instructions on the reverse side of this card. If you vote online or by telephone, you do NOT need to mail back your proxy card. If you choose to submit your voting instructions by mail, mark, sign and date this proxy card on the reverse side and return it promptly in the business reply envelope provided. If you do not mark voting boxes on the reverse side, the shares will be voted as the Board of Directors recommends. Notice to participants in the AMERIPRISE FINANCIAL 401(k) PLAN If you are a participant in the Ameriprise Financial 401(k) Plan, your proxy card includes shares credited to your Plan account. To allow sufficient time for the Ameriprise Financial 401(k) Plan trustee to vote, the trustee must receive your voting instructions by 11:59 p.m. Eastern time on April 21, 2019. If the trustee does not receive your instructions by that date, the trustee will vote the shares in the same proportion of votes that the trustee receives from other Plan participants who did vote. Continued and to be signed on reverse side